Filed Pursuant to Rule 424(b)(3) Registration No. 333-267576

LORD ABBETT FLOATING RATE HIGH INCOME FUND

Common Shares

Class A Shares
Class I Shares
Class U Shares

Statement of Additional Information

Dated May 1, 2023, as revised May 24, 2023

Lord Abbett Floating Rate High Income Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund is a non-diversified, closed-end management investment company that is operated as an “interval fund.”

This Statement of Additional Information (this “SAI”) is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the prospectus. This SAI should be read in conjunction with the prospectus dated May 1, 2023, a copy of which may be obtained upon request and without charge by writing to the Fund at Lord Abbett Distributor LLC (“Lord Abbett Distributor”), 90 Hudson Street, Jersey City, NJ 07302 or by calling toll-free 888-522-2388 or by accessing the Fund’s website at www.lordabbett.com. The information on the website is not incorporated by reference into this SAI and investors should not consider it a part of this SAI. The prospectus, and other information about the Fund, is also available on the U.S. Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the prospectus.

TABLE OF CONTENTS

1.	THE FUND	1-1

2.	INVESTMENT OBJECTIVE, POLICIES, AND RISKS	2-1

3.	INVESTMENT RESTRICTIONS	3-1

4.	INVESTMENT ADVISORY AND OTHER SERVICES, FEES, AND EXPENSES	4-1

5.	MANAGEMENT OF THE FUND	5-1

6.	PORTFOLIO TRANSACTIONS	6-1

7.	TAX MATTERS	7-1

8.	PROXY VOTING POLICY AND PROXY VOTING RECORD	8-1

9.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	9-1

10.	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10-1

11.	LEGAL COUNSEL	11-1

12.	ADDITIONAL INFORMATION	12-1

13.	FINANCIAL STATEMENT	13-1

1. THE FUND

The Fund is a non-diversified, closed-end management investment company that continuously offers its Shares and is operated as an “interval fund.” The Fund currently offers three classes of Shares: Class A, Class I, and Class U. The Fund was formed on January 30, 2020 as a Delaware statutory trust.

1-1

2. INVESTMENT OBJECTIVE, POLICIES, AND RISKS

This section provides further information on certain types of investments and investment techniques that the Fund may use and some of the risks associated with such investments and techniques. The composition of the Fund’s portfolio and the investments and techniques that the Fund uses in seeking its investment objective and employing its investment strategies will vary over time. The Fund may use the investments and techniques described below at all times, at some times, or not at all.

Convexity Risk. Convexity is an additional measure used to understand a security’s or Fund’s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, meaning increased sensitivity in prices in response to rising interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, Funds holding such securities may be subject to a greater risk of losses in periods of rising interest rates.

Counterparty Risk. The Fund will be subject to credit risk presented by another party (whether a clearing corporation in the case of exchange-traded or cleared instruments or another third party in the case of over-the-counter instruments) that promises to honor an obligation to the Fund with respect to the derivative contracts and other instruments, such as repurchase and reverse repurchase agreements, entered into by the Fund. There can be no assurance that a counterparty will be able or willing to meet its obligations. If such a party becomes bankrupt or insolvent or otherwise fails or is unwilling to perform its obligations to the Fund due to financial difficulties or for other reasons, the Fund may experience significant losses or delays in enforcing contractual remedies and obtaining any recovery under its contract with the counterparty, including realizing on any collateral the counterparty has provided in respect of the counterparty’s obligations to the Fund or recovering collateral that the Fund has provided and is entitled to recover. If the Fund’s claim against a counterparty is unsecured, the Fund will likely be treated as a general creditor of such counterparty to the extent of such unsecured claim. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. See “Derivatives” below.

Downgrade Risk. There is a risk that securities will be subsequently downgraded should rating agencies believe the issuer’s business outlook or creditworthiness has deteriorated. If this occurs, the values of these investments may decline, or it may affect the issuer’s ability to raise additional capital for operational or financial purposes and increase the chance of default, as a downgrade may be seen in the financial markets as a signal of an issuer’s deteriorating financial position.

Duration. Duration is a measure of the expected life of a bond or other fixed income instrument on a present value basis. Duration incorporates the bond’s or other fixed income instrument’s yield, coupon interest payments, final maturity, and call features into one measure. Duration allows an investment adviser to make certain predictions as to the effect that changes in the level of interest rates will have on the value of the Fund’s portfolio of bonds or other fixed income instruments. However, various factors, such as changes in anticipated prepayment rates, qualitative considerations, and market supply and demand, can cause particular securities to respond somewhat differently to changes in interest rates. Moreover, in the case of mortgage-backed and other complex securities, duration calculations are estimates and are not precise. This is particularly true during periods of market volatility.

The Fund’s portfolio will have a duration that is equal to the weighted average of the durations of the bonds or other fixed income instruments in its portfolio. The longer the Fund’s portfolio’s duration, the more sensitive it is to interest rate risk. The shorter the Fund’s portfolio’s duration, the less sensitive it is to interest rate risk. For example, the value of a portfolio with a duration of five years would be expected to fall approximately five percent if interest rates rose by one percentage

2-1

point and the value of a portfolio with a duration of two years would be expected to fall approximately two percent if interest rates rose by one percentage point.

Some securities may have periodic interest rate adjustments based upon an index such as the 90-day Treasury Bill rate. This periodic interest rate adjustment tends to lessen the volatility of the security’s price. With respect to securities with an interest rate adjustment period of one year or less, the Fund will, when determining average-weighted duration, treat such a security’s maturity as the amount of time remaining until the next interest rate adjustment.

Instruments such as securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”), the Federal National Mortgage Association (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and similar securities backed by amortizing loans generally have shorter effective maturities than their stated maturities. This is due to changes in amortization caused by demographic and economic forces such as interest rate movements. These effective maturities are calculated based upon historical payment patterns and, therefore, have a shorter duration than would be implied by their stated final maturity. For purposes of determining the Fund’s average maturity, the maturities of such securities will be calculated based upon the issuing agency’s payment factors using industry accepted valuation models.

Borrowing Money. The Fund may borrow money or otherwise use financial leverage, as described more fully under “Leverage” in the prospectus.

Cash Management Practices. The Fund receives cash as a result of investments in the Fund’s shares, from the sale of the Fund’s investments, and from any income or dividends generated by its portfolio investments and may handle that cash in different ways. The Fund may maintain a cash balance pending investments in other securities, payment of dividends or repurchase consideration, or in other circumstances where the Fund’s portfolio management team believes additional liquidity is necessary or advisable. To the extent that the Fund maintains a cash balance, that portion of the Fund’s portfolio will not be exposed to the potential returns (positive or negative) of the market in which the Fund typically invests. The Fund may invest its cash balance in short-term investments, such as repurchase agreements.

Consistent with its investment objective, policies, and restrictions, however, the Fund also may invest in securities, such as exchange-traded funds (“ETFs”), or derivatives related to its cash balance. For example, the Fund may buy index futures with an aggregate notional amount that approximately offsets its cash balance to efficiently provide investment exposure while maintaining liquidity or accumulating cash pending purchases of individual securities. In addition, the Fund may buy or sell futures contracts in response to purchases of Fund shares or participation in repurchase offers in order to maintain market exposure consistent with the Fund’s investment objective and strategies.

These cash management practices are ancillary to, and not part of, the Fund’s principal investment strategies. As such, the Fund does not intend to invest substantially in this manner under normal circumstances.

Collateralized Loan Obligations and Other Collateralized Obligations. A collateralized loan obligation (“CLO”) is a type of structured product that issues securities collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, second lien loans, and subordinate corporate loans. The underlying loans may be rated below investment grade by a rating agency. A CLO is not merely a conduit to a portfolio of loans; it is a pooled investment vehicle that may be actively managed by the collateral manager. Therefore, an investment in a CLO can be viewed as investing in (or through) another investment adviser and is subject to the layering of fees associated with such an investment.

The cash flows from a CLO are divided into two or more classes called “tranches,” each having a different risk-reward structure in terms of the right (or priority) to receive interest payments from the CLO. The risks of an investment in a CLO depend largely on the type of the collateral held in the CLO portfolio and the tranche of securities in which the Fund invests. Generally, the risks of

2-2

investing in a CLO can be summarized as a combination of economic risks of the underlying loans combined with the risks associated with the CLO structure governing the priority of payments. In addition to the general risks associated with fixed income securities and structured products discussed elsewhere in this SAI and in the prospectus, CLOs carry additional risks including but not limited to the following:

•	Transparency Risk: Collateral managers of CLOs may actively manage the portfolio. Accordingly, the collateral and the accompanying risks underlying a CLO in which the Fund invests will change, and will do so without transparency. Therefore, the Fund’s investment in a CLO will not benefit from detailed or ongoing due diligence on the underlying collateral.

•	Credit Risk: CLO collateral is subject to credit and liquidity risks, as substantially all of the collateral held by CLOs will be rated below investment grade or be unrated. Because of the lack of transparency, the credit and liquidity risk of the underlying collateral can change without visibility to the CLO investors.

•	Lack of Liquidity: CLOs typically are privately offered and sold, and, thus, are not registered under the federal securities laws and subject to transfer restrictions. As a result, investments in CLOs may be illiquid. Certain securities issued by a CLO (typically the highest tranche) may have an active dealer market and, if so, may be liquid.

•	Interest Rate Risk: The CLO portfolio may have exposure to interest rate fluctuations as well as mismatches between the interest rate on the underlying bank loans and the CLO securities.

•	Prepayment Risk: CLO securities may pay earlier than expected due to defaults (triggering liquidation) or prepayments on the underlying collateral, optional redemptions, or refinancing, or forced sale in certain circumstances.

•	Documentation Risk: CLO documentation is highly complex and can contain inconsistencies or errors, creating potential risk and requiring significant interpretational expertise, disputes with issuers, or unintended investment results.

Other structured products in which the Fund may invest include collateralized debt obligations (“CDOs”), collateralized bond obligations (“CBOs”), and collateralized mortgage obligations (“CMOs”). A CDO is a security backed by pools of corporate or sovereign bonds, bank loans to corporations, or a combination of bonds and loans, many of which may be unsecured. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of fixed income securities, which are often a diversified pool of securities that are high risk and below investment grade. These securities are collateralized by many different types of fixed income securities, including high-yield debt, trust preferred securities, and emerging market debt, which are subject to varying degrees of credit and counterparty risk. A CMO is a security that is collateralized by whole loan mortgages or mortgage pass-through securities. CMOs, CDOs and CBOs are structured similarly to CLOs and carry additional risks that include, but are not limited to, the risks of investing in CLOs described above and the risks associated with the pool of underlying securities. For more information about CMOs, please see “Collateralized Mortgage Obligations and Real Estate Mortgage Investment Conduits” below.

Convertible Securities. Convertible securities are preferred stocks or debt obligations that may be converted into or exchanged for shares of common stock (or cash or other securities) of the same or a different issuer at a stated price or exchange ratio. Convertible securities generally rank senior to common stock in a corporation’s capital structure but usually are subordinated to comparable non-convertible securities. A convertible security entitles the holder to receive a dividend or interest that generally is paid or accrued on the underlying security until the convertible security matures or is redeemed, converted, or exchanged. While convertible securities generally do not participate directly in any dividend increases or decreases of the underlying securities, market prices of convertible securities may be affected by such dividend changes or other changes in the underlying securities. In addition, if the market price of the common stock underlying a convertible security

2-3

approaches or exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. Alternatively, a convertible security may lose much or all of its value if the value of the underlying common stock falls below the conversion price of the security.

Convertible securities have both equity and fixed income risk characteristics. A significant portion of convertible securities have below investment grade credit ratings and are subject to increased credit and liquidity risks. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert it into the underlying common stock, sell it to a third party, or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective, which, in turn, could result in losses to the Fund.

Synthetic convertible securities are derivative instruments comprising two or more securities whose combined investment characteristics resemble a convertible security. A typical convertible security combines fixed income securities or preferred stock with an equity component, such as a warrant, which offers the potential to own the underlying equity security. The value of a synthetic convertible security may respond differently to market fluctuations than the value of a traditional convertible security in response to the same market fluctuations.

Credit Rating Agencies. Credit rating agencies are companies that assign credit ratings, which operate as a preliminary evaluation of the credit risk of a prospective debtor. Credit rating agencies include, but are not limited to, S&P Global Ratings (“S&P”), Moody’s Investors Service (“Moody’s”), and Fitch Ratings (“Fitch”). Credit ratings are provided by credit rating agencies that specialize in evaluating credit risk, but there is no guarantee that a highly rated debt instrument will not default or be downgraded. Credit ratings issued by these agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not evaluate the market risk and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Consequently, credit ratings are used only by Lord Abbett, the Fund’s investment adviser, as a preliminary indicator of investment quality. Lord Abbett may use any Nationally Recognized Statistical Rating Organization when evaluating investment quality. Each agency applies its own methodology in measuring creditworthiness and uses a specific rating scale to publish its ratings opinions. More information on credit rating agency ratings is located in Appendix B.

Debt Securities. Debt securities are used by issuers to borrow money. The issuer usually pays a fixed, variable, or floating rate of interest and typically must repay the amount borrowed at the maturity of the instrument. Debt securities include, but are not limited to, bonds, debentures, government obligations, commercial paper, repurchase agreements, and pass-through instruments. A debt security is typically considered “investment grade” if it is rated BBB/Baa or higher by a rating agency or if Lord Abbett determines the security to be of comparable quality. For a discussion of the specific risks associated with debt securities not considered “investment grade,” please see “High-Yield or Lower-Rated Debt Securities” below.

Risks Affecting Debt Securities. Prices of debt securities fluctuate and, in particular, are subject to several key risks including, but not limited to, interest rate risk, credit risk, prepayment risk, extension risk, and spread risk. In addition, debt securities in which the Fund may invest are subject to the risk of loss of principal and income, and even high quality debt securities may return less than the amount invested.

When interest rates rise or the issuer’s or the counterparty’s financial condition worsens or is perceived by the market to be at greater risk, the value of debt securities typically declines. Investments in debt securities may face a heightened level of interest rate risk, especially because the Federal Reserve Board has continued to raise rates after a period of historically low rates. While fixed income securities with longer final maturities often have higher yields than those with

2-4

shorter maturities, their prices are usually more sensitive to changes in interest rates and other factors.

Credit risk, also known as default risk, represents the possibility that an issuer may be unable to meet scheduled interest and principal payment obligations. If the market perceives a deterioration in the creditworthiness of an issuer, the value and liquidity of debt securities issued by that issuer may decline. Spread risk is the potential for the value of the Fund’s debt security investments to fall due to the widening of spreads. Debt securities generally compensate for greater credit risk by paying interest at a higher rate. The difference (or “spread”) between the yield of a security and the yield of a benchmark, such as a U.S. Treasury security with a comparable maturity, measures the additional interest paid for such greater credit risk. As the spread on a security widens (or increases), the price (or value) of the security falls. Spread widening may occur, among other reasons, as a result of market concerns over the stability of the market, excess supply, general credit concerns in other markets, security- or market-specific credit concerns, or general reductions in risk tolerance.

Prepayment risk, also known as call risk, arises due to the issuer’s ability to prepay all or most of the debt security before the stated final maturity date. Prepayments generally rise in response to a decline in interest rates as debtors take advantage of the opportunity to refinance their obligations. This risk often is associated with mortgage securities where the underlying mortgage loans can be refinanced, although it also can be present in corporate or other types of bonds with call provisions. When a prepayment occurs, the Fund may be forced to reinvest in lower yielding debt securities. Extension risk is the chance that, during periods of rising interest rates, certain debt obligations will be paid off substantially more slowly than originally anticipated, and the value of those securities may fall. Extension risk generally is low for short-term bond funds, moderate for intermediate-term bond funds, and high for long-term bond funds.

Debt securities trade on an over-the-counter (“OTC”) basis in which parties buy and sell securities through bilateral transactions. While the total amount of assets invested in debt markets has grown in recent years, the capacity for traditional dealer counterparties to engage in debt trading has not kept pace and has decreased, in part due to regulations and capital requirements applicable to these entities. As a result, because market makers provide stability to a market through their intermediary services, a significant reduction in dealer inventories has decreased liquidity and potentially could increase volatility in the debt markets. Such issues may be exacerbated during periods of economic uncertainty or market volatility.

Economic, political, and other events also may affect the prices of broad debt markets, although the risks associated with such events are transmitted to the market via changes in the prevailing levels of interest rates, credit risk, prepayment risk, or spread risk.

The terms of investments, financings or other transactions to which the Fund may be a party have been historically tied to the London Interbank Offered Rate or “LIBOR,” which is the offered rate for short-term Eurodollar deposits between major international banks. LIBOR may be a significant factor in determining the Fund’s payment obligations under a derivative investment, the cost of financing to the Fund or an investment’s value or return to the Fund and may be used in other ways that affect the Fund’s investment performance. On July 27, 2017, the head of the United Kingdom’s (“UK”) Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. The administrator of LIBOR ceased publication of most LIBOR settings on a representative basis at the end of 2021 and is expected to cease publication of the remaining U.S. dollar LIBOR settings on a representative basis after June 30, 2023. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies. For instance, the U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing a Secured Overnight Financing Rate that is intended to replace U.S. dollar LIBOR. Various financial industry groups have been planning for the transition away from LIBOR, but there remains

2-5

uncertainty regarding the impact of the transition from LIBOR on the Fund’s transactions and the financial markets generally. As such, the potential effect of a transition away from LIBOR on the Fund or the LIBOR-based instruments in which the Fund invests cannot yet be determined and may vary depending on factors that include, but are not limited to, existing fallback or termination provisions in individual contracts. The transition process might lead to increased volatility and illiquidity in markets that currently rely on LIBOR. It could also lead to a reduction in the value of some LIBOR based investments and reduce the effectiveness of related transactions such as hedges placed against existing LIBOR-based instruments. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses for the Fund. The usefulness of LIBOR as a benchmark could deteriorate during the transition.

Depositary Receipts. The Fund may invest in American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and similar depositary receipts. ADRs typically are trust receipts issued by a U.S. bank or trust company or other financial institution (a “depositary”) that evidence an indirect interest in underlying securities issued by a foreign entity and deposited with the depositary. Prices of ADRs are quoted in U.S. dollars, and ADRs are listed and traded in the United States. GDRs typically are issued by non-U.S. banks or financial institutions (a “foreign depositary”) to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity and deposited with the foreign depositary. Ownership of ADRs and GDRs entails similar investment risks to direct ownership of foreign securities traded outside the United States, including increased market, liquidity, currency, political, information, and other risks. To the extent the Fund acquires depositary receipts through banks that do not have a contractual relationship to issue and service unsponsored depositary receipts with the foreign issuer of the underlying security underlying the depositary receipts, there is an increased possibility that the Fund will not become aware of, and, thus, be able to respond to, corporate actions such as stock splits or rights offerings involving the issuer in a timely manner. In addition, the lack of information may affect the accuracy of the valuation of such instruments. The market value of depositary receipts is dependent upon the market value of the underlying securities and fluctuations in the relative value of the currencies in which the depositary receipts and the underlying securities are quoted. However, by investing in certain depositary receipts, such as ADRs, which are quoted in U.S. dollars, the Fund may avoid currency risks during the payment and delivery (“settlement”) period for purchases and sales.

Defaulted Bonds and Distressed Debt. Defaulted bonds are subject to greater risk of loss of income and principal than higher rated securities and are considered speculative. In the event of a default, the Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and, in some cases, there may be no recovery of repayment. Further, defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Workout or bankruptcy proceedings typically result in only partial recovery of cash payments or an exchange of the defaulted bond for other securities of the issuer or its affiliates. Often, the securities received are illiquid or speculative. Investments in securities following a workout or bankruptcy proceeding typically entail a higher degree of risk than investments in securities that have not recently undergone a reorganization or restructuring. Moreover, these securities can be subject to heavy selling or downward pricing pressure after the completion of a workout or bankruptcy proceeding. If the Fund’s evaluation of the anticipated outcome of an investment should prove inaccurate, the Fund could experience a loss. Such securities obtained in exchange may include, but are not limited to, equity securities, warrants, rights, participation interests in sales of assets, and contingent interest obligations.

The Fund may hold securities of issuers that are, or are about to be, involved in reorganizations, financial restructurings, or bankruptcy (also known as “distressed debt”). Defaulted bonds and distressed debt securities are speculative and involve substantial risks in addition to the risks of investing in junk bonds. To the extent that the Fund holds distressed debt, that Fund will be subject to the risk that it may lose a portion or all of its investment in the distressed debt and may incur higher expenses trying to protect its interests in distressed debt. Investments in distressed investments can result in greater costs to the Fund (such as legal fees associated with a

2-6

bankruptcy or restructuring), which can increase fund expenses and/or decrease the value of the Fund’s investments. The prices of distressed bonds are likely to be more sensitive to adverse economic changes or individual issuer developments than the prices of higher rated securities. During an economic downturn or substantial period of rising interest rates, distressed security issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet their projected business goals, or to obtain additional financing. The Fund may invest in additional securities of a defaulted issuer to retain a controlling stake in any bankruptcy proceeding or workout. Any distressed securities or any securities received in exchange for such securities may be subject to restrictions on resale. In any reorganization or liquidation proceeding, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Moreover, it is unlikely that a liquid market will exist for the Fund to sell its holdings in distressed debt securities.

Derivatives. The Fund may invest in, or enter into, derivatives for a variety of reasons, including to hedge certain market or interest rate risks, to provide a substitute for purchasing or selling particular securities, or to increase potential returns. Generally, derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities and other assets, and related indices. Examples of derivative instruments the Fund may use include options contracts, futures contracts, options on futures contracts, forward currency contracts, structured notes, swap agreements, and credit derivatives. Derivatives may provide a cheaper, quicker, or more efficient or specifically focused way for the Fund to invest or to hedge than “traditional” securities or investments would. Some derivatives may be more liquid than direct investments in bonds or other securities (or other assets) and may provide the Fund with more flexibility during periods of market stress. The Fund’s portfolio management team, however, may decide not to employ some or all of these strategies. Similarly, suitable derivatives transactions may not be available or available on the terms desired, and derivatives transactions may not perform as intended. There is no assurance that any derivatives strategy used by the Fund will succeed.

The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk, correlation risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk and management risk, as well as risks arising from changes in applicable requirements.

Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. However, derivatives may entail investment exposures that are greater than their cost or notional value would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund’s performance. The Fund’s notional derivatives exposure and/or the percentage of total investment exposure may be greater than the total value of its assets, which would have the result of leveraging the Fund.

If the Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund’s return or result in a loss. The Fund also could experience losses if its derivatives were poorly correlated with its other investments (or not correlated as expected), or if the Fund were unable to liquidate its position because of an illiquid market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for derivatives.

Derivatives may be purchased on established exchanges or through privately negotiated transactions (referred to as “OTC derivatives”). OTC derivatives generally are less liquid than exchange-traded or cleared derivatives. Exchange-traded derivatives generally are guaranteed by the clearing agency that is the counterparty to such derivatives. In contrast, OTC derivatives are not

2-7

guaranteed by a clearing agency and are generally not subject to the same level of credit evaluation and regulatory oversight as are centrally cleared derivatives. Lord Abbett will consider the creditworthiness of counterparties to non-centrally cleared OTC derivatives in the same manner as it would review the credit quality of a security to be purchased by the Fund.

The Fund will be subject to credit risk with respect to the counterparties to derivative contracts. There can be no assurance that a counterparty will be able or willing to meet its obligations. The inability or unwillingness of the Fund’s counterparties to comply with the terms of the derivative contracts may have an adverse effect on the Fund. If the counterparty (or an affiliate) defaults, the Fund will have contractual remedies, but there can be no assurance that the Fund will succeed in enforcing contractual remedies. Counterparty risk still exists even if a counterparty’s obligations are secured by collateral because the Fund’s interest in collateral may not be perfected or additional collateral may not be promptly posted as required. Counterparty risk also may be more pronounced if a counterparty’s obligations exceed the amount of collateral held by the Fund, if any, the Fund is unable to exercise its interest in collateral upon default by the counterparty (or an affiliate), or the termination value of the instrument varies significantly from the marked-to-market value of the instrument. If a counterparty (or an affiliate) becomes insolvent, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding or may obtain a limited or no recovery of amounts due to it under the derivative contract.

In the event of a counterparty’s (or its affiliate’s) insolvency, the Fund’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization of collateral, could be stayed or eliminated under new special resolution regimes adopted in the United States, the UK, the European Union (“EU”) and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty and may prohibit the Fund from exercising termination rights based on a financial institution’s insolvency. In particular, with respect to counterparties who are subject to such proceedings in the EU and the UK, the liabilities of such counterparties to the Fund could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a “bail in”). Such resolution regimes as well as other legislative and regulatory oversight of derivatives may result in increased uncertainty about counterparty credit risk, and may limit the flexibility of the Fund to protect its interests in the event of an insolvency of a derivatives counterparty (or an affiliate).

Transactions in certain types of derivatives including futures and options on futures as well as some types of swaps are required to be (or are capable of being) centrally cleared. In a transaction involving such derivatives, the Fund’s counterparty is a clearing house so the Fund is subject to the credit risk of the clearing house and the member of the clearing house (the “clearing member”) through which it holds its position. Credit risk of market participants with respect to such derivatives is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. A clearing member is generally obligated to segregate, by account class, all funds received from customers with respect to cleared derivatives transactions from the clearing member’s proprietary assets. However, all funds and other property received by a clearing broker from its customers are generally held by the clearing member on a commingled omnibus basis and the clearing member may invest those funds in certain instruments permitted under the applicable regulations. The assets of the Fund might not be fully protected in the event of the bankruptcy of the Fund’s clearing member, because the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker’s customers for a relevant account class. In addition, if a clearing member does not comply with applicable regulations or its agreement with the Fund, or in the event of fraud or misappropriation of customer assets by a clearing member, the Fund could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.

Regulatory and Market Considerations. New U.S. and non-U.S. rules and regulations, including those relating to clearing, margin, reporting and registration, could, among other things, further

2-8

restrict the Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions by, for example, making some types of derivatives no longer available to the Fund or making them less liquid. For example, the implementation of the clearing requirement has increased the costs of derivatives transactions for the Fund, because the Fund has to pay fees to its clearing members and is typically required to post more margin for cleared derivatives than it has historically posted for bilateral derivatives. These rules and regulations are new and evolving, so their potential impact on the Fund and the financial system are not yet known. While the new rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency, or other challenges simultaneously), there is no assurance that they will achieve that result, and central clearing and related requirements can expose the Fund to new kinds of costs and risks.

Rule 18f-4 under the 1940 Act regulates registered investment companies’ use of derivatives and certain related instruments. Compliance with this rule, among other things, requires funds that invest in derivative instruments beyond a specified limited amount to limit derivatives exposure through one of two value-at-risk tests, to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and meet certain reporting requirements in respect of derivatives. To the extent the Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount, it will not be subject to the full requirements of Rule 18f-4.

Credit Derivatives. The Fund may engage in credit derivative transactions, such as those involving default price risk derivatives and market spread derivatives. Default price risk derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Market spread derivatives are based on the risk that changes in certain market factors, such as credit spreads, can cause a decline in the value of a security, loan, or index. There are three basic transactional forms for credit derivatives: swaps, options, and structured instruments. The use of credit derivatives is a highly specialized activity that involves strategies and risks different from those associated with ordinary portfolio security transactions. If Lord Abbett is incorrect in its forecasts of default risks, market spreads, or other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these techniques were not used. Moreover, even if Lord Abbett is correct in its forecasts, there is a risk that a credit derivative position may correlate imperfectly with the price of the asset or liability being hedged. The Fund’s risk of loss in a credit derivative transaction varies with the form of the transaction. For example, if the Fund purchases a default option on a security, and, if no default occurs, with respect to the security, the Fund’s loss is limited to the premium it paid for the default option. In contrast, if there is a default by the grantor of a default option, the Fund’s loss will include both the premium it paid for the option and the decline in value of the underlying security that the default option hedged. If the Fund “writes” (sells) protection, it may be liable for the entire value of the security or loan underlying the derivative.

Combined Transactions. The Fund may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions including forward currency contracts and multiple interest rate transactions, swaps, structured notes, and any combination of futures, options, swaps, currency, and interest rate transactions (“component transactions”), instead of a single transaction, as part of a single or combined strategy when, in the opinion of Lord Abbett, it is in the best interests of the Fund to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions normally are entered into based on Lord Abbett’s judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination instead will increase such risks or hinder achievement of the portfolio management objective.

Commodity-Related Investments. Commodity-related investments provide exposure to the investment returns of the commodities markets, without investing directly in physical commodities. Commodities include assets that have tangible properties, such as oil, metals, and agricultural

2-9

products. Commodity-related investments include, for example, commodity index-linked notes, certain swap agreements, commodity options and certain futures and options on futures. Commodity-related investments may subject the Fund to greater volatility than investments in traditional securities, particularly if the instruments involve leverage. The value of commodity-related investments may be affected by, for example, changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs, insufficient storage capacity, war, and international economic, political, and regulatory developments. Use of leveraged commodity-related investments creates the possibility for greater loss (including the likelihood of greater volatility of the Fund’s NAV), and there can be no assurance that the Fund’s use of leverage will be successful. Tax considerations and position limits established by regulators and the commodities exchanges may limit the Fund’s ability to pursue investments in commodity-related investments.

Options Contracts on Securities and Securities Indices. The Fund may purchase call and put options and write covered call and put option contracts. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security or securities at the exercise price at any time during the option period or at a specific date depending on the terms of the option. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security or securities at the exercise price at any time during the option period or at a specific date depending on the terms of the option. The Fund also may enter into “closing purchase transactions” in order to terminate its obligation to deliver or buy the underlying security (or otherwise settle the original option). A closing purchase transaction is the purchase of an option (at a cost that may be more or less than the premium received for writing the original option) on the same security, with the same exercise price and exercise period as the option previously written. In the case of a written call option, if the Fund is unable to enter into a closing purchase transaction, it may be required to hold a security that it otherwise might have sold to protect against depreciation. European-style options only permit exercise on the exercise date. Options that are not exercised or closed out before their expiration date will expire worthless.

A “covered call option” written by the Fund is a call option with respect to which the Fund owns the underlying security. A put option written by the Fund is covered when, among other things, the Fund sets aside assets having a value equal to or greater than the exercise price of the option to fulfill the obligation undertaken or otherwise covers the transaction. The principal reason for writing covered call and put options is to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone. The Fund receives a premium from writing covered call or put options, which it retains whether or not the option is exercised. However, the Fund also may realize a loss on the transaction greater than the premium received.

There is no assurance that sufficient trading interest to create a liquid market on a securities exchange will exist for any particular option or at any particular time, and, for some options, no such market may exist. A liquid market in an option may cease to exist for a variety of reasons. In the past, for example, higher than anticipated trading activity or order flow, or other unforeseen events, at times have rendered certain of the clearing facilities inadequate and resulted in the institution of special procedures, such as trading rotations, restrictions on certain types of orders, trading halts, or suspensions in one or more options. Similar events, or events that may otherwise interfere with the timely execution of customers’ orders, may recur in the future. In such event, it might not be possible to effect closing transactions in particular options. If, as a covered call option writer, the Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or it delivers the underlying security (or otherwise fulfills its obligations in connection with settlement) upon exercise, or it otherwise covers its position.

The securities exchanges generally have established limits on the maximum number of options an investor or group of investors acting in concert may purchase or write. The Fund, Lord Abbett, and other funds advised by Lord Abbett may constitute such a group. These limits could restrict the Fund’s ability to purchase or write options on a particular security.

2-10

Specific Options Transactions. Examples of the types of options the Fund may purchase and sell include call and put options in respect of specific securities (or groups or “baskets” of specific securities) such as U.S. Government securities, mortgage-related securities, asset-backed securities, foreign sovereign debt, corporate debt securities, equity securities (including convertible securities), and Eurodollar instruments that are traded on U.S. or foreign securities exchanges or in the OTC market, or securities indices, currencies, or futures.

An option on an index is similar to an option in respect of specific securities, except that settlement does not occur by delivery of the securities comprising the index. Instead, the option holder receives an amount of cash if the closing level of the index upon which the option is based is greater than in the case of a call, or less than in the case of a put, the exercise price of the option. Thus, the effectiveness of purchasing or writing index options will depend upon price movements in the level of the index rather than the price of a particular security.

The Fund may purchase and sell call and put options on foreign currencies. These options convey the right to buy or sell the underlying currency at a price that is expected to be lower or higher than the spot price of the currency at the time the option is exercised or expires. Successful use by the Fund of options and options on futures will be subject to Lord Abbett’s ability to predict correctly movements in the prices of, for example, individual securities, the relevant securities market generally, foreign currencies, or interest rates. To the extent Lord Abbett’s predictions are incorrect, the Fund may incur losses. The use of options also can increase the Fund’s transaction costs.

OTC Options. OTC options contracts (“OTC options”) differ from exchange-traded options in several respects. OTC options are transacted directly with dealers and not with a clearing corporation and there is a risk of nonperformance by the dealer as a result of the insolvency of the dealer or otherwise, in which event the Fund may experience material losses. Because there is no exchange, pricing normally is done by reference to information from the counterparty or other market participants.

In the case of OTC options, there can be no assurance that a liquid market will exist for any particular option at any given time. Consequently, the Fund may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it. Similarly, when the Fund writes an OTC option, generally it can close out that option before its expiration only by entering into a closing purchase transaction with the dealer to which the Fund originally wrote it. If a covered call option writer cannot effect a closing transaction, it cannot sell the underlying security until the option expires or the option is exercised. Therefore, a covered call option writer of an OTC option may not be able to sell an underlying security even though it otherwise might be advantageous to do so. Likewise, a put writer of an OTC option may be unable to sell securities set aside to cover the put for other investment purposes while it is obligated as a put writer. A writer or purchaser of a put or call option might find it difficult to terminate its position on a timely basis in the absence of a liquid market.

Foreign Currency Options. The Fund may enter into options on foreign currencies. For example, if the Fund were to enter into a contract to purchase securities denominated in a foreign currency, it effectively could fix the maximum U.S. dollar cost of the securities by purchasing call options on that foreign currency. Similarly, if the Fund held securities denominated in a foreign currency and anticipated a decline in the value of that currency against the U.S. dollar, it could hedge against such a decline by purchasing a put option on the currency involved. The Fund’s ability to establish and close out positions in such options is subject to the maintenance of a liquid market. There can be no assurance that a liquid market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and foreign investments generally. Option markets may be closed while non-U.S. securities markets or round-the-clock interbank currency markets are open, and this can create price and rate discrepancies.

The value of a foreign currency option depends on, among other factors, the value of the underlying currency, relative to the U.S. dollar. Other factors affecting the value of an option include

2-11

the time remaining until expiration, the relationship of the exercise price to market price, the historical price volatility of the underlying currency and general market conditions. As a result, changes in the value of an option may have no relationship to the investment merit of the foreign currency. Whether a profit or loss is realized on a closing transaction depends on the price movement of the underlying currency and the market value of the option.

There can be no assurance that the Fund will be able to liquidate an option at a favorable price at any time before expiration. In the event of insolvency of the counterparty, the Fund may be unable to liquidate a foreign currency option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that the Fund would have to exercise those options that it had purchased in order to realize any profit.

Yield Curve Options. Options on the yield spread or differential between two securities are commonly referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent that was not anticipated.

Futures Contracts and Options on Futures Contracts. As discussed under “Cash Management Practices,” the Fund may buy and sell index futures contracts to manage cash. For example, the Fund may gain exposure to an index or to a basket of securities by entering into futures contracts rather than buying securities in a rising market.

In addition to investing in futures for cash management purposes, the Fund may enter into futures and options on futures transactions in accordance with its investment objective and policies, for example, to hedge risk or to efficiently gain desired investment exposure. Futures are standardized, exchange-traded contracts to buy or sell a specified quantity of an underlying reference asset or instrument at a specified price at a specified future date. In most cases, the contractual obligation under a futures contract may be offset or “closed out” before the settlement date so that the parties do not have to make or take delivery or otherwise settle the contract. The Fund can only close out a futures contract by buying or selling, as the case may be, an identical, offsetting futures contract. This transaction, which is effected through an exchange, cancels the Fund’s obligations under the original futures contract. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time or on a specified date. In the United States, a clearing organization associated with the exchange on which futures are traded assumes responsibility for closing out transactions and guarantees that, as between the clearing members of an exchange, the sale and purchase obligations will be performed with regard to all positions that remain open at the termination of the contract. Thus, each holder of such a futures contract bears the credit risk of the clearinghouse (and has the benefit of its financial strength) rather than that of a particular counterparty.

When the Fund enters into a futures contract or writes an option on a futures contract, it generally must deposit collateral or “initial margin” equal to a percentage of the contract value. Each day thereafter until the futures contract or option is closed out, matures, or expires, the Fund may pay or receive additional “variation margin” depending on, among other factors, changes in the price of the underlying reference asset or instrument. When the futures contract is closed out, if the Fund experiences a loss equal to or greater than the margin amount, the Fund will pay the margin amount plus any amount in excess of the margin amount. If the Fund experiences a loss of less than the margin amount, the Fund receives the difference. Likewise, if the Fund experiences a gain, the Fund receives the margin amount and any gain in excess of the margin amount.

2-12

Although some futures contracts call for making or taking delivery of the underlying securities, commodities, or other assets, generally these obligations are closed out before delivery by offsetting purchases or sales of matching futures contracts (same exchange, delivery month, and underlying security, asset, or index). Certain futures contracts may involve cash settlement. If an offsetting purchase price is less than the original sale price, the Fund realizes a gain, or if it is more, the Fund realizes a loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a gain, or if it is less, the Fund realizes a loss. The Fund will also incur transaction costs.

The Fund may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, adverse changes in the currency exchange rate could eliminate any profits that the Fund might realize in trading and could cause the Fund to incur losses.

Futures contracts and options on futures contracts present substantial risks, including the following:

•	Unanticipated market movements may cause the Fund to experience substantial losses.

•	There may be an imperfect correlation between the change in the market value of the underlying asset or reference instrument and the price of the futures contract.

•	The loss that the Fund may incur in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.

•	Futures markets tend to be highly volatile, and the use of futures may increase the volatility of the Fund’s NAV.

•	Because of low initial margin requirements, futures and options on futures trading typically involve a high degree of leverage. As a result, a relatively small price movement in a contract can cause substantial losses to the Fund.

•	There may not be a liquid trading market for a futures contract or related options, limiting the Fund’s ability to close out a contract when desired.

•	The clearinghouse on which a futures contract or option on a futures contract is traded or the clearing member through which the Fund maintains its futures or options on futures positions may fail to perform its obligations.

CFTC Regulation. The U.S. Commodity Futures Trading Commission (“CFTC”) has adopted regulations that subject the investment advisers of registered investment companies to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the Commodity Exchange Act (“CEA”) and the rules thereunder (“commodity interests”), or if a fund markets itself as providing investment exposure to such instruments. Lord Abbett is registered with the CFTC as a commodity pool operator (“CPO”) under the CEA. However, with respect to the Fund, Lord Abbett has filed a claim of exclusion from the definition of the term CPO and therefore, Lord Abbett is not subject to registration or regulation as a pool operator under the CEA with respect to the Fund. For Lord Abbett to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objectives and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. In the event that Lord Abbett believes that the Fund may no longer be able to comply with or that it may no longer be desirable

2-13

for the Fund to comply with these limitations, Lord Abbett may register as a CPO with the CFTC with respect to the Fund. Any such registration may adversely affect the Fund’s performance, for example, by subjecting it to increased costs and expenses. If Lord Abbett registers as a CPO with the CFTC with respect to the Fund, the CPOs of any shareholders that are pooled investment vehicles may be unable to rely on certain CPO registration exemptions.

Index and Interest Rate Futures Transactions. An index future obligates the Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the prices of the securities that comprise the index at the opening of trading in such securities on the next business day.

The market value of a stock index futures contract is based primarily on the value of the underlying index. Changes in the value of the index will cause roughly corresponding changes in the market price of the futures contract. If a stock index is established that is made up of securities whose market characteristics closely parallel the market characteristics of the securities in the Fund’s portfolio, then the market value of a futures contract on that index should fluctuate in a way closely resembling the market fluctuation of the portfolio. Thus, for example, if the Fund sells futures contracts, a decline in the market value of the portfolio will be offset by an increase in the value of the short futures position to the extent of the hedge (i.e., the size of the futures position). However, if the market value of the portfolio were to increase, the Fund would lose money on the futures contracts. Stock index futures contracts are subject to the same risks as other futures contracts.

An interest rate future generally obligates the Fund to purchase or sell an amount of a specific debt security. Such purchase or sale will take place at a future date at a specific price established by the terms of the futures contract.

Structured Securities and Other Hybrid Instruments. Structured securities and other hybrid instruments are types of derivative securities whose value is determined by reference to changes in the value of specific securities, currencies, interest rates, commodities, indices, or other financial indicators (the “Reference Instrument”), or the relative change in two or more Reference Instruments. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference Instrument. Structured securities may be positively or negatively indexed, so the appreciation of the Reference Instrument may produce an increase or decrease in the interest rate or value of the security at maturity. The terms of the instrument may be “structured” by the purchaser and the borrower issuing the security. For example, the terms of a structured security may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. CLNs are a type of structured security. For more information about the Fund’s investments in CLNs, please see “Credit Linked Notes” (“CLNs”) below.

Structured securities may present additional risks that are different from those associated with a direct investment in fixed income or equity securities because the investor bears the risk of the Reference Instrument(s). For example, structured securities may be more volatile, less liquid, and more difficult to price accurately and subject to additional credit risks. To the extent that it invests in structured securities, the Fund could lose more than the principal amount invested.

Structured securities and other hybrid instruments can be used as an efficient means of pursuing a variety of investment strategies, including currency hedging, duration management, and increased total return. These instruments may not bear interest or pay dividends. As with other derivatives, the value of a hybrid instrument may be a multiple of a Reference Instrument and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the Reference Instrument. These Reference Instruments may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid instrument could be zero. Thus, an investment in a hybrid instrument may entail significant market risks that are not associated with a similar investment in a traditional stock or bond. The purchase of hybrid

2-14

instruments also exposes the Fund to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the NAV of the Fund.

Participation Notes. Participation notes (“P-notes”), which are a type of structured note, are instruments that may be used by the Fund to provide exposure to equity or debt securities, currencies, or markets. P-notes are typically used when a direct investment in the underlying security is either unpermitted or restricted due to country-specific regulations or other restrictions. Generally, local banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. P-notes are similar to depositary receipts except that: (1) broker-dealers, not U.S. banks, are depositories for the securities; and (2) noteholders may remain anonymous to market regulators.

The price, performance, and liquidity of the P-note are all linked directly to the underlying securities. If a P-note were held to maturity, the issuer would pay to, or receive from, the purchaser the difference between the nominal value of the underlying instrument at the time of purchase and that instrument’s value at maturity. The holder of a P-note that is linked to a particular underlying security or instrument may be entitled to receive any dividends paid in connection with that underlying security or instrument, but typically does not receive voting rights as it would if it directly owned the underlying security or instrument. P-notes involve transaction costs. Investments in P-notes involve the same risks associated with a direct investment in the underlying security or instrument that they seek to replicate. The foreign investments risk associated with P-notes is similar to those of investing in depositary receipts. However, unlike depositary receipts, P-notes are subject to counterparty risk based on the uncertainty of the counterparty’s (i.e., the broker’s) ability to meet its obligations.

In addition to providing access to otherwise closed or restricted markets, P-notes also can provide a less expensive option to direct investment, where ownership by foreign investors is permitted, by reducing registration and transaction costs in acquiring and selling local registered shares. P-notes can offer greater liquidity in markets that restrict the ability of the Fund to dispose of an investment by either restricting transactions by size or requiring registration and/or regulatory approvals.

Additionally, while P-notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-note will be willing to repurchase such instrument when the Fund wishes to sell it. Therefore, the Fund may be exposed to the risks of mispricing or improper valuation.

Swaps. The Fund may enter into interest rate, equity index, credit default, currency, Consumer Price Index (“CPI”), total return, municipal default, and other types of swap agreements. The Fund may also enter into swaptions (options on swaps). A swap transaction involves an agreement between two parties to exchange different types of cash flows based on a specified or “notional” amount. The cash flows exchanged in a specific transaction may be, among other things, payments that are the equivalent of interest on a principal amount, payments that would compensate the purchaser for losses on a defaulted security or basket of securities, or payments reflecting the performance of one or more specified securities, currencies, or indices. The Fund may enter into OTC swap transactions and may also enter into swaps that are traded on exchanges and are subject to central clearing. OTC swaps are subject to the credit risk of the counterparty, as well as the risks associated with the swap itself and risks associated with the underlying asset or instrument.

Specific Types of Swaps. In an interest rate swap, the Fund may agree to either make or receive payments that are equivalent to a fixed rate of interest on the specified notional amount in exchange for payments that are equivalent to a variable rate of interest (based on a specified benchmark) on the same notional amount. Interest rate swaps may enable the Fund to either increase or reduce its interest rate risk or adjust the duration of its bond portfolio.

2-15

In a credit default swap, one party agrees to make one or more premium payments in exchange for the agreement of its counterparty to pay an amount equal to the decrease in value of a specified bond or a basket of debt securities upon the occurrence of a default or other “credit event” relating to the issuer of the specified bond or debt. In such transactions, the first party effectively acquires protection from default by the issuer. The Fund may be the protection buyer or seller in a credit default swap. A credit default swap is a type of credit derivative. For more information about the Fund’s investments in credit derivatives, please see “Credit Derivatives” above.

Currency swaps involve the exchange of cash flows on a notional amount of two or more currencies based on their relative future values.

A CPI swap is a contract in which one party agrees to pay a fixed rate in exchange for a variable rate, which is the rate of change in the CPI during the life of the contract. Payments generally are based on a notional amount of principal. Some CPI swaps are on a zero coupon basis, meaning that the floating rate will be based on the cumulative change in CPI during the life of the contract, and the fixed rate will compound until the swap’s maturity date, at which point the payments are netted. The Fund also may enter into CPI swaps on a year-over-year basis, in which one party pays an annual fixed rate on some notional amount at specified intervals (e.g., monthly, annually, etc.), while the other party pays the annual year-over-year inflation rate on the same notional amount at specified intervals.

In a total return swap, the Fund may agree to make payments in exchange for the right to receive payments equivalent to any appreciation in the value of an underlying security, index, or other asset, as well as payments equivalent to any distributions made on that asset, over the term of the swap. If the value of the asset underlying a total return swap declines over the term of the swap, the Fund also may be required to pay an amount equal to that decline in value to its counterparty. The Fund also may be the seller of a total return swap, in which case it would receive premium payments and an amount equal to any decline in value of the underlying asset over the term of the swap, but it would be obligated to pay its counterparty an amount equal to any appreciation and distributions.

In a municipal default swap, the Fund agrees to make one or more premium payments in exchange for the agreement of its counterparty to pay an amount equal to the decrease in value of a specified bond or a basket of debt securities upon the occurrence of a default or other “credit event” relating to the issuers of the debt. In such transactions, the Fund effectively acquires protection from the municipal default swap counterparty from decreases in the creditworthiness of the debt issuers. In addition to investing in municipal default swaps, the Fund also may invest in an index whose underlying (or reference) assets are municipal default swaps.

The Fund also may purchase and write options contracts on swaps, commonly known as “swaptions.” A swaption is an option to enter into a swap agreement. As with other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed upon terms. The seller of a swaption receives the premium in exchange for the obligation to enter into the agreed upon underlying swap if the option is exercised.

The Fund also may purchase or sell interest rate caps, floors, and collars. The purchaser of an interest rate cap is entitled to receive payments only to the extent that a specified benchmark exceeds a predetermined interest rate. The purchaser of an interest floor is entitled to receive payments only to the extent that a specified benchmark is below a predetermined interest rate. A collar effectively combines a cap and a floor so that the purchaser receives payments only when market interest rates exceed the cap rate and makes payments when market interest rates are below the floor rate.

Additional Risks Associated with Swaps. The use of swaps is a highly specialized activity that involves investment techniques and risks that are different from those associated with ordinary portfolio securities transactions. If Lord Abbett is incorrect in its forecasts of the interest rates,

2-16

currency exchange rates, or market values, or its assessments of the credit risks, the investment performance of the Fund may be less favorable than it would have been if the Fund had not entered into them. Because many of these arrangements are bilateral agreements between the Fund and its counterparty, each party is exposed to the risk of default by the other. In addition, they may involve a small investment of cash compared to the risk assumed with the result that small changes may produce disproportionate and substantial gains or losses to the Fund. The Fund’s obligations under swap agreements generally are collateralized by cash or government securities based on the amount by which the value of the payments that the Fund is required to make exceeds the value of the payments that its counterparty is required to make. Conversely, the Fund’s counterparties typically are required to provide collateral to the Fund on a comparable basis. In the event of a default by the Fund’s counterparty to a swap transaction, (or its affiliate) it is possible that the Fund could be delayed in recovering (or unable to recover) collateral provided to a counterparty, or be delayed in exercising (or unable to exercise) the Fund’s rights in respect of collateral provided to the Fund by the counterparty. See “Derivatives” above.

Future Developments. The Fund may take advantage of opportunities in options, futures contracts, options on futures contracts, and any other derivatives, including derivatives that are not presently contemplated for use by the Fund and derivatives that are not currently available but that may be developed, to the extent such opportunities are both consistent with the Fund’s investment objective and legally permissible for the Fund.

Equity Securities. Equity securities generally represent equity or ownership interests in an issuer. These include common stocks, preferred stocks, convertible preferred stocks, warrants, and similar instruments. The value of equity securities fluctuates based on changes in a company’s financial condition, and on market, economic, and political conditions, as well as changes in inflation and consumer demand.

Common Stocks. Common stocks represent an ownership interest in a company. The prices of common stocks generally fluctuate more than the prices of other securities and reflect changes in, among other things, a company’s financial condition and in overall market, economic, and political conditions, changes in inflation, and consumer demand. A company’s common stock generally is a riskier investment than its fixed income securities, and it is possible that the Fund may experience a substantial or complete loss on an individual equity investment.

Preferred Stocks. Preferred stocks are securities that evidence ownership in a corporation and pay a fixed or variable stream of dividends. These stocks represent an ownership interest and provide the holder with claims on the issuer’s earnings and assets, which generally come before common stockholders but after bond holders and other creditors. The obligations of an issuer of preferred stock, including dividend and other payment obligations, typically may not be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer. Investments in preferred stock are also subject to market and liquidity risks.

The value of a preferred stock may be highly sensitive to the economic condition of the issuer, and markets for preferred stock may be less liquid than the market for the issuer’s common stock.

Contingent Convertible Securities. Contingent convertible securities (sometimes referred to as “CoCos”), are debt or preferred securities with loss absorption characteristics built into the terms of the security, for example, an automatic write-down of principal or a mandatory conversion into common stock of the issuer under certain circumstances, such as the issuer’s capital ratio falling below a certain level. Banks and other financial companies are large issuers of CoCos.

In one version of a CoCo, the security has loss absorption characteristics whereby the liquidation value of the security may be adjusted downward to below the original par value (even to zero) under certain circumstances. This may occur, for instance, in the event that business losses have eroded capital to a substantial extent. The write down of the par value would occur automatically and would not entitle the holders to seek bankruptcy of the company. In addition, an automatic write-down could result in a reduced income rate if the dividend or interest payment is based on the

2-17

security’s par value. Such securities may, but are not required to, provide for circumstances under which the liquidation value may be adjusted back up to par, such as an improvement in capitalization and/or earnings.

Another version of a CoCo provides for mandatory conversion of the security into common shares of the issuer under certain circumstances. The mandatory conversion might relate, for instance, to maintenance of a capital minimum, whereby falling below the minimum would trigger automatic conversion. Since the common stock of the issuer may not pay a dividend, investors in these instruments could experience a reduced income rate, potentially to zero, and conversion would deepen the subordination of the investor, hence worsening the Fund’s standing in a bankruptcy. In addition, some such instruments also provide for an automatic write-down if the price of the common stock is below the conversion price on the conversion date.

An automatic write-down or conversion event is typically triggered by a reduction in the capital level of the issuer, but may also be triggered by regulatory actions (e.g., a change in capital requirements) or by other factors. Because trigger events are not consistently defined among CoCos, this risk is greater for CoCos that are issued by banks with capital ratios close to the level specified in the trigger event. In March 2023, a Swiss regulator required a write-down of outstanding CoCos to zero notwithstanding the fact that the equity shares continued to exist and have economic value. It is currently unclear whether regulators of issuers in other jurisdictions will take similar actions.

In addition, coupon payments on CoCos are discretionary and may be cancelled by the issuer at any point, for any reason, and for any length of time. The discretionary cancellation of payments is not an event of default and there are no remedies to require re-instatement of coupon payments or payment of any past missed payments. Coupon payments may also be subject to approval by the issuer’s regulator and may be suspended in the event there are insufficient distributable reserves. Due to uncertainty surrounding coupon payments, CoCos may be volatile and their price may decline rapidly in the event that coupon payments are suspended. CoCos typically are structurally subordinated to traditional convertible bonds in the issuer’s capital structure. In certain scenarios, investors in CoCos may suffer a loss of capital ahead of equity holders or when equity holders do not.

Warrants and Rights. Warrants and rights are types of securities that give a holder a right to purchase shares of common stock. Warrants are options to buy from the issuer a stated number of shares of common stock at a specified price, usually higher than the market price at the time of issuance, until or on a stated expiration date. Rights represent a privilege offered to holders of record of issued securities to subscribe (usually on a pro rata basis) for additional securities of the same class, of a different class or of a different issuer, usually at a price below the initial offering price of the common stock and before the common stock is offered to the general public. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. Warrants and rights may be transferable. The value of a warrant or right may not necessarily change with the value of the underlying securities. The risk of investing in a warrant or a right is that the warrant or the right may expire before the market value of the common stock exceeds the price specified by the warrant or the right. If not exercised before they expire, warrants and rights cease to have value and may result in a total loss of the money invested. Investments in warrants and rights are considered speculative.

Foreign Currency Transactions. The Fund may enter into foreign currency transactions for a variety of purposes, including: to fix in U.S. dollars, between trade and settlement date, the value of a security the Fund has agreed to buy or sell; to hedge the U.S. dollar value of securities the Fund already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated; or to gain or reduce exposure to the foreign currency for investment purposes.

The Fund also may invest directly in foreign currencies or hold financial instruments that provide exposure to foreign currencies or may invest in securities that trade in, or receive revenues in,

2-18

foreign currencies. To the extent the Fund invests in such currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar. Foreign currency exchange rates may fluctuate significantly over short periods of time. Fund assets that are denominated in foreign currencies may be devalued against the U.S. dollar, resulting in a loss. A U.S. dollar investment in depositary receipts or shares of foreign issuers traded on U.S. exchanges may be impacted differently by currency fluctuations than would an investment made in a foreign currency on a foreign exchange in shares of the same issuer. Foreign currencies also are subject to the risks described under “Foreign Currency Risk” in the Fund’s prospectus, such as inflation, interest and taxation rates, budget deficits and low savings rates, political factors, and government control.

The Fund may engage in “spot” (cash or currency) transactions and also may use forward contracts. A forward contract on foreign currencies involves obligations of one party to purchase, and another party to sell, a specified amount of a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties), at a price set at the time the contract is entered into. These contracts are traded in the OTC derivatives market and entered into directly between financial institutions or other currency traders and their customers.

The Fund may enter into forward contracts with respect to specific transactions. For example, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when the Fund anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds, the Fund may desire to “lock in” the U.S. dollar price of the security or the U.S. dollar equivalent of the payment, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction. If the transaction went as planned, the Fund would be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

The Fund’s foreign currency transactions are not limited to transactions that involve a sale or purchase of a security. The Fund also may use forward contracts in connection with existing portfolio positions to lock in the U.S. dollar value of those positions, to increase the Fund’s exposure to foreign currencies that Lord Abbett believes may rise in value relative to the U.S. dollar, or to shift the Fund’s exposure to foreign currency fluctuations from one country to another. For example, when Lord Abbett believes that the currency of a particular foreign country may suffer a substantial decline relative to the U.S. dollar or another currency, it may enter into a forward contract to sell the former foreign currency. This investment practice generally is referred to as “cross-hedging” if two non-U.S. currencies are used.

The precise matching of the forward contract amounts and the value of the securities involved generally will not be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements may not be accurately predicted, causing the Fund to sustain losses on these contracts and transaction costs.

At or before the maturity date of a forward contract that requires the Fund to sell a currency, the Fund may either sell a portfolio security and use the sale proceeds to make delivery of the currency or otherwise meet its settlement obligations under the contract or retain the security and offset its contractual obligation by purchasing a second contract pursuant to which the Fund will buy, on the

2-19

same maturity date, the same amount of the currency that it is obligated to sell. Similarly, the Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate between the currencies involved moved between the execution dates of the first and second contracts. On the settlement date, a deliverable forward contract can be settled by physical delivery.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and may not reflect smaller transactions where rates may be less favorable.

Types of Forward Contracts. The Fund also may enter into currency forward contracts that are contractually required to, or may, settle in cash, including non-deliverable currency forward contracts (“NDFs”). Cash-settled currency forward contracts, including NDFs, generally require the netting of the parties’ liabilities. Under a cash-settled forward contract that requires netting, the Fund or its counterparty to the contract is required only to deliver a cash payment in the amount of its net obligation in settlement of the contract. Forward contracts may be marked-to-market on a daily basis, and the Fund may be required to post collateral to a counterparty pursuant to the terms of a forward contract if the Fund has a net obligation under the contract. Likewise, the Fund may be entitled to receive collateral under the terms of a forward contract if the counterparty has a net obligation under the contract. A forward contract may require the delivery of initial margin by the Fund. Currency forward contracts, including NDFs, typically have maturities of approximately one to three months but may have maturities of up to six months or more.

The cost to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period, and the market conditions then prevailing. The use of forward contracts does not eliminate fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

Foreign Securities. Investment in foreign securities may involve special risks that typically are not associated with investments in U.S. securities. Foreign investment risks may be greater in developing and emerging markets than in developed markets. The risks associated with foreign securities include, among other things, the following:

•	The prices of foreign securities may be adversely affected by changes in currency exchange rates, changes in foreign or U.S. laws or restrictions applicable to foreign securities, and changes in exchange control regulations (i.e., currency blockage). A decline in the exchange rate of the foreign currency in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the U.S. dollar value of the portfolio security. Currency exchange rates may fluctuate significantly over short periods of time, for a number of reasons.

•	Brokerage commissions, custodial services, and other costs relating to investment in foreign securities markets generally are more expensive than in the United States.

•	Clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures may be unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

•	Issuers of non-U.S. securities are subject to different, often less comprehensive, accounting, custody, reporting, and disclosure requirements than U.S. issuers, and the Fund may be affected by delayed settlements in some non-U.S. markets. Additionally, there may be less publicly available information about a foreign issuer than about a comparable U.S. issuer.
2-20

•	There generally is less government regulation of foreign markets, companies, and securities dealers than in the United States. Consequently, the investor protections that are in place may be less stringent than in the United States.

•	Foreign securities markets may have substantially less trading volume than U.S. securities markets, and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers.

•	With respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains), limitations on the removal of funds or other assets of the Fund, and political or social instability, diplomatic developments, or the imposition of economic sanctions, or other government restrictions that could adversely affect investments tied economically to those countries.

Markets and economies throughout the world are becoming increasingly interconnected, and conditions or events in one market, country or region may adversely impact investments or issues in another market, country or region. Many countries throughout the world are dependent on a healthy U.S. economy and are adversely affected when the U.S. economy weakens or its markets decline. Additionally, many foreign country economies are heavily dependent on international trade and are adversely affected by protective trade barriers and economic conditions of their trading partners. Continuing uncertainty as to the status of the European Economic and Monetary Union (“EMU”) and the potential for certain countries to withdraw from the institution has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments.

Emerging Markets. The risks described above apply to an even greater extent to investments in emerging markets, which may be considered speculative. Emerging markets may develop unevenly or may never fully develop and are more likely to experience hyperinflation and currency devaluations, which may be sudden and significant. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increases the likelihood of a “failed settlement.” Failed settlements can result in losses. In addition, the securities and currencies of many of emerging market countries may have far lower trading volumes and less liquidity than those of developed nations. If the Fund’s investments need to be liquidated quickly, the Fund could sustain significant transaction costs.

Securities and issuers in emerging countries tend to be subject to less extensive and frequent accounting, financial, and other reporting requirements than securities and issuers in more developed countries. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. Further, investing in securities of issuers located in certain emerging market countries may present a greater risk of loss resulting from problems in security registration and custody.

Many emerging market countries have histories of political instability and abrupt changes in policies. As a result, their governments may be more likely to take actions that are hostile or detrimental to foreign investment than those of more developed countries, such as expropriation, confiscatory taxation, and nationalization of assets and securities. Certain emerging market countries also may face other significant internal or external risks, including a heightened risk of war, and ethnic, religious, and racial conflicts, and the imposition of economic sanctions or other measures by the United States or other governments. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth, and which may, in turn, diminish the value of their currencies. If a company’s economic fortunes are linked to

2-21

emerging markets, then a security it issues generally will be subject to these risks even if the security is principally traded on a non-emerging market exchange.

High-Yield or Lower-Rated Debt Securities. Debt securities are typically considered “non-investment grade” (also referred to as “high-yield debt securities,” “lower-rated debt securities,” or “junk bonds”) if they are rated Ba1 or lower by Moody’s and BB+ or lower by S&P or Fitch or instruments comparably rated by other rating agencies, or in unrated instruments determined by Lord Abbett to be of comparable quality. At any given time and from time to time substantially all of the Fund’s portfolio may consist of high yield (or below investment grade) debt securities. Non-investment grade debt securities may pay a higher yield, but entail greater risks, than investment grade debt securities, and are considered speculative. When compared to investment grade debt securities, high-yield debt securities:

•	have a higher risk of default and their prices can be much more volatile due to lower liquidity;

•	tend to be less sensitive to interest rate changes;

•	are susceptible to negative perceptions of the junk markets generally; and

•	pose a greater risk that exercise of any of their redemption or call provisions in a declining market may result in their replacement by lower yielding bonds.

The risk of loss from default for the holders of high-yield debt securities is significantly greater than is the case for holders of other debt securities because such high-yield securities generally are unsecured, often are subordinated to the rights of other creditors of the issuers of such securities, and are issued by issuers with weaker financials.

An economic downturn could severely affect the ability of highly leveraged issuers of junk bond investments to service their debt obligations or to repay their obligations upon maturity. If an issuer of high-yield securities in which the Fund is invested defaults, the Fund may incur additional expenses to seek recovery. Investment by the Fund in already defaulted securities poses an additional risk of loss should nonpayment of principal and interest continue for such securities. Even if such securities are held to maturity, the Fund’s recovery of its initial investment and any anticipated income or appreciation is uncertain. The Fund may be required to liquidate other portfolio securities to satisfy annual distribution obligations of the Fund in respect of accrued interest income on securities that are subsequently written off, even though the Fund has not received any cash payments of such interest.

Because the risk of default is higher among high-yield debt securities, Lord Abbett’s research and analysis are important factors in the selection of such securities. Through portfolio diversification, good credit analysis, and attention to current developments and trends in interest rates and economic conditions, the Fund seeks to reduce this risk. There can be no assurance, however, that this risk will, in fact, be reduced and that losses will not occur.

The secondary market for high-yield debt securities is not as liquid as, and is more volatile than, the secondary market for higher rated securities. In addition, market trading volume for lower-rated securities generally is lower and the secondary market for such securities could shrink or disappear suddenly and without warning as a result of adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. Because of the lack of sufficient market liquidity, the Fund may incur losses because it may be required to effect sales at a disadvantageous time and then only at a substantial drop in price. These factors may have an adverse effect on the market price and the Fund’s ability to dispose of particular portfolio investments when needed for repurchase obligations or other liquidity needs. A less liquid secondary market also may make it more difficult for the Fund to obtain precise valuations of lower-rated securities in its portfolio. Legislative and regulatory developments such as those discussed under “Debt Securities” above have adversely affected the secondary market for high-yield debt securities and the financial condition of issuers of these securities.

2-22

High-yield debt securities also present risks based on payment expectations. High-yield debt securities frequently contain “call” or buy-back features that permit the issuer to call or repurchase the security from its holder. If an issuer exercises such a “call option” and redeems the security, the Fund may have to replace such security with a lower yielding security, resulting in a decreased return for investors.

Factors having an adverse impact on the market value of high-yield securities will have an adverse effect on the Fund’s NAV to the extent the Fund holds such investments. In addition, in order to satisfy repurchase obligations, the Fund may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of its portfolio and increasing its exposure to the risks of high-yield securities.

Illiquid Securities. An illiquid security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists. The amount of the discount from the prevailing market price varies depending upon the type of security, the character of the issuer, the party who will bear the expenses of registering the restricted securities (if needed), and prevailing supply and demand conditions.

The Fund may not be able to readily liquidate its investment in illiquid securities and may have to sell other investments if necessary to raise cash to meet its obligations. In this event, illiquid securities would become an increasingly larger percentage of the Fund’s portfolio. The lack of a liquid secondary market for illiquid securities may make it more difficult for the Fund to assign a value to those securities for purposes of valuing its portfolio and calculating its NAV.

144A Securities. The Fund may invest in illiquid securities that are governed by Rule 144A under the 1933 Act. These securities may be resold under certain circumstances to other institutional buyers. Specifically, 144A Securities may be resold to a qualified institutional buyer (“QIB”) without registration and without regard to whether the seller originally purchased the security for investment. Investing in 144A Securities may decrease the liquidity of the Fund’s portfolio to the extent that QIBs become, for a time, uninterested in purchasing these securities. 144A Securities may be treated as liquid. Because of the resale restrictions in 144A Securities, there is a greater risk that they will become illiquid than securities registered with the SEC.

Inflation-Indexed Securities. Inflation-indexed securities are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Many other issuers pay out the CPI accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury (“TIPS”) have maturities of five, ten, or thirty years, although it is possible that securities with other maturities will be issued in the future. TIPS pay interest on a semiannual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semiannually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semiannual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semiannual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of the inflation-indexed bonds will be adjusted downward, and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. At maturity, TIPS are redeemed at the greater of their inflation-adjusted principal and the par amount at original issue. If an inflation-indexed bond does not provide a guarantee of principal at maturity, the adjusted

2-23

principal amount of the bond repaid at maturity may be less than the original principal amount. Other types of inflation-indexed bonds may be adjusted in response to changes in the rate of inflation by different mechanisms (such as by changes in the rates of interest paid on their principal amounts).

The values of inflation-indexed bonds are expected to change in response to changes in real interest rates, which are tied to the relationship between nominal interest rates and the rate of inflation. For example, if inflation were to rise at a faster rate than nominal interest rates, real interest rates would likely decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates would likely rise, leading to a decrease in value of inflation-indexed bonds.

While these securities, if held to maturity, are expected to be protected to some extent from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If nominal interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates or an expansion of non-inflationary economic activity), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic inflation adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of price changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation-indexed bonds issued by a foreign government generally are adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Initial Public Offerings (“IPOs”). IPOs are new issues of equity and fixed income securities. IPOs have many of the same risks as small company stocks and bonds. IPOs do not have trading history, and information about the company may be available only for recent periods. The Fund’s purchase of shares or bonds issued in IPOs also exposes it to the risks inherent in those sectors of the market where these new issuers operate. The market for IPO issuers has been volatile and share and bond prices of newly priced companies have fluctuated in significant amounts over short periods of time. The Fund may be limited in the quantity of IPO and secondary offering shares and bonds that it may buy at the offering price, or the Fund may be unable to buy any shares or bonds of an IPO or secondary offering at the offering price. The Fund’s investment return earned during a period of substantial investment in IPOs may not be sustained during other periods when the Fund makes more limited, or no, investments in IPOs. As the size of the Fund increases, the impact of IPOs on the Fund’s performance generally would decrease; conversely, as the size of the Fund decreases, the impact of IPOs on the Fund’s performance generally would increase.

Investments in Other Investment Companies. Subject to the limitations prescribed by the 1940 Act, the Fund may invest in other investment companies, including, but not limited to, money market funds, ETFs, closed-end funds, and other pooled vehicles. These limitations prohibit the Fund from acquiring more than 3% of the voting shares of any one other investment company, and prohibit the Fund investing more than 5% of its total assets in the securities of any one other investment company or more than 10% of its total assets in securities of other investment companies in the aggregate. The percentage limitations above apply to investments in any investment company. Pursuant to rules adopted by the SEC, the Fund may invest in excess of these limitations if the Fund and the investment company in which the Fund would like to invest comply with certain conditions. Certain of the conditions do not apply if the Fund is investing in shares issued by affiliated funds. In addition, the Fund may invest in shares issued by money market funds, including certain unregistered money market funds, in excess of the limitations. The Fund’s investments in another investment company will be subject to the risks of the purchased

2-24

investment company’s portfolio securities. The Fund’s shareholders must bear not only their proportionate share of the Fund’s fees and expenses, but they also must bear indirectly the fees and expenses of the other investment company.

ETFs. ETFs are investment companies whose shares are listed on a securities exchange and trade like a stock throughout the day. Certain ETFs use a “passive” investment strategy and will not attempt to take defensive positions in volatile or declining markets. Other ETFs are actively managed (i.e., they do not seek to replicate the performance of a particular index). Investments in ETFs are subject to a variety of risks, including risks of a direct investment in the underlying securities that the ETF holds. For example, the general level of stock prices may decline, thereby adversely affecting the value of the underlying common stock investments of the ETF and, consequently, the value of the ETF. Moreover, the market value of the ETF may differ from the value of its portfolio holdings because the market for ETF shares and the market for underlying securities are not always identical. Also, ETFs that track particular indices typically will be unable to match the performance of the index exactly due to the ETF’s operating expenses and transaction costs, among other things. Similar to investments in other investment companies, the Fund’s shareholders must bear not only their proportionate share of the Fund’s fees and expenses, but they also must bear indirectly the fees and expenses of the ETF.

Other Risks. The Fund may invest in foreign countries through investment companies, including closed-end funds. Some emerging market countries have laws and regulations that currently preclude direct foreign investments in the securities of their companies. However, indirect foreign investment in the securities of such countries is permitted through investment companies that have been specifically authorized to make such foreign investments. These investments are subject to the risks of investing in foreign (including emerging market) securities.

Because closed-end funds do not issue redeemable securities and, thus, do not need to maintain liquidity to meet daily shareholder redemptions, such funds may invest in less liquid portfolio securities. Moreover, the Fund’s investment in a closed-end fund is exposed to the risk that a secondary market for such shares may cease to exist. Accordingly, the Fund’s investment in closed-end fund shares is subject to increased liquidity risk.

Leverage. The Fund intends to use borrowings, including through the use of wholly-owned subsidiaries that are primarily controlled by the Fund (each, a “Subsidiary”) that will obtain loans from certain financial institutions and the issuance of debt securities (collectively, “Borrowings”). The Fund and its Subsidiaries will comply with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis such that the aggregate amount of Borrowings will not exceed 33 1/3% of the total assets of the Fund and any Subsidiary on an aggregate basis Fund’s total assets, less all liabilities and indebtedness not represented by senior securities of the Fund and any Subsidiary on an aggregate basis, immediately after such Borrowings. The Fund and its Subsidiaries will comply with the provisions of the 1940 Act governing investment policies on an aggregate basis. The Fund and its Subsidiaries will comply with Section 17 of the 1940 Act. The Fund also may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or other borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Furthermore, the Fund may add leverage to its portfolio through the issuance of preferred shares in an aggregate amount of up to 50% of the Fund’s total assets immediately after such issuance (i.e., such liquidation value may not exceed 50% of the Fund’s assets less all liabilities other than Borrowings, debt securities, and outstanding preferred shares). Currently, the Fund has no intention to issue preferred shares.

Borrowings and any preferred shares will have seniority over common Shares. Any Borrowings and preferred shares (if issued) will leverage your investment in common Shares. Common shareholders will bear the costs associated with any Borrowings, and if the Fund issues preferred shares,

2-25

common shareholders will bear the offering costs of the preferred shares issuance. The Board of Trustees (the “Board,” and each of the trustees on the Board, a “Trustee”) may authorize the use of leverage through Borrowings and preferred shares without the approval of the common shareholders.

The net proceeds the Fund obtains from credit default swaps, reverse repurchase agreements, dollar rolls or other forms of leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. The 1940 Act generally prohibits the Fund from engaging in certain forms of leverage unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total net assets, including assets attributable to such leverage). To the extent that any Subsidiary directly incurs leverage in the form of debt, the amount of such leverage used by the Fund and such Subsidiaries will be consolidated and treated as senior securities for purposes of complying with the 1940 Act’s limitations on leverage by the Fund. In addition, with respect to some types of leverage, the Fund is not permitted to declare any cash dividend or other distribution on Shares unless, at the time of such declaration, this asset coverage test is satisfied. To the extent that the Fund engages in Borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default under the agreement governing a leverage facility. Under the 1940 Act, such aggregate amount of outstanding indebtedness does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Fund at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

Reverse repurchase agreements, dollar rolls and other such instruments represent a form of economic leverage and create special risks. The use of these forms of leverage may increase the volatility of the Fund’s investment portfolio and could result in larger losses to shareholders than if these strategies were not used. To the extent that the Fund engages in Borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default under the agreement governing a leverage facility.

Leveraging is a speculative technique and there are special risks and costs involved. There is no assurance that the Fund will issue preferred shares or utilize any other forms of leverage (such as the use of derivatives strategies). If used, there can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Shares. When leverage is used, the net asset value of the Shares and the yield to shareholders will be more volatile and could result in larger losses to shareholders than if these strategies were not used. In addition, interest and other expenses borne by the Fund with respect to its use of reverse repurchase agreements, dollar rolls, Borrowings or any other forms of leverage are borne by the shareholders and result in a reduction of the net asset value of the Shares. Leverage also creates risk for the common shareholders, including the likelihood of greater volatility of NAV of the common Shares, and the risk that fluctuations in interest rates on borrowings and debt or in the dividend rates on any preferred shares may affect the return to the common shareholders or will result in fluctuations in the dividends paid on the common Shares.

The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.

2-26

Under Borrowings, the Fund or a Subsidiary may be required to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default. The Fund expects that any such Borrowings would include customary covenant, negative covenant, and default provisions that, among other things, likely would limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change its fundamental policies, and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios in addition to those required by the 1940 Act. The Fund may be required to pledge some or all of its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses.

Changes in the value of the Fund’s portfolio securities, including costs attributable to Borrowings or preferred shares, will be borne entirely by the common shareholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the NAV per share of common Shares to a greater extent than if the Fund were not leveraged.

Mortgage-Related and Other Asset-Backed Securities. Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related, and private organizations.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, since debt securities normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, mortgage-related securities provide a monthly payment that consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale of the underlying property, refinancing, or foreclosure, net of fees or costs that may be incurred. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income or debt securities. The timing and level of prepayments is unpredictable. A predominant factor affecting the prepayment rate on a pool of mortgage loans is the difference between the interest rates on outstanding mortgage loans and prevailing mortgage loan interest rates. Generally, prepayments on mortgage loans will increase during a period of falling mortgage interest rates and decrease during a period of rising mortgage interest rates. Accordingly, the amounts of prepayments available for reinvestment by the Fund are likely to be greater during a period of declining mortgage interest rates. When the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments and unscheduled prepayments should increase current income and total returns and unscheduled prepayments will also accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower-than-expected rate, with the result that the average life of mortgage pass-through securities held by the Fund may be lengthened (maturity extension risk). This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a longer-term security. Since the value of longer-term securities generally fluctuates more widely in response to changes in interest rates than does the value of shorter term securities, maturity extension risk could increase the price and yield volatility of mortgage-related securities held by the Fund. In the past, in certain market environments, the value and liquidity of many mortgage pass-through securities declined sharply. There can be no assurance that such declines will not recur. Investments in mortgage-backed securities may be subject to a high degree of credit risk, valuation risk, and liquidity risk. These risks may be even higher with mortgage pass-through securities supported by subprime mortgages. Mortgage-backed securities are also subject to the risk that underlying borrowers will be unable to meet their obligations and the value of property that secures

2-27

the mortgage may decline in value and be insufficient, upon foreclosure, to repay the associated loan.

Guarantors of Mortgage-Backed Securities. The principal governmental guarantor of mortgage-related securities is Ginnie Mae. Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors of securities not backed by the full faith and credit of the U.S. Government include Fannie Mae and Freddie Mac. Both are government sponsored corporations owned entirely by private stockholders. In September 2008, the U.S. Treasury Department announced that the government would be taking over Fannie Mae and Freddie Mac and placing the companies into a conservatorship. In addition, the U.S. Treasury announced additional steps that it intended to take with respect to the debt and mortgage-backed securities issued by Fannie Mae and Freddie Mac in order to support the conservatorship. Fannie Mae and Freddie Mac are continuing to operate as going concerns while in conservatorship and each remains liable for all of its respective obligations, including its guaranty obligations, associated with its mortgage-backed securities. No assurance can be given that these arrangements will continue, and it is possible that these entities will not have the funds to meet their payment obligations in the future. From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating federal sponsorship of Fannie Mae and Freddie Mac. The Fund cannot predict what legislation, if any, may be proposed in the future in Congress regarding such sponsorship or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of government guaranteed mortgage-backed securities and the liquidity and value of the Fund’s portfolio. Government-related guarantors may also issue Participation Certificates (“PCs”), which represent interests in conventional mortgages from Freddie Mac’s national portfolio. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

Private Mortgage-Backed Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because they are not guaranteed by any government or agency. In addition, mortgage-related securities issued by these non-governmental issuers may experience higher rates of default on the underlying mortgages since these mortgage loans often do not meet the underwriting standards of government and government-related issuers. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers, or the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Fund’s investment quality standards. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related certificate holders in a mortgage loan, the seller or servicer generally will be obligated either to cure the breach in all material respects, to repurchase the mortgage loan or, if the related agreement so provides, to substitute in its place another qualifying mortgage loan. Such a repurchase or substitution obligation may constitute the sole remedy available for the material breach of any such representation or warranty by the seller or servicer. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. These securities may be illiquid.

2-28

Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to Fund industry concentration restrictions. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political, or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Collateralized Mortgage Obligations and Real Estate Mortgage Investment Conduits (“CMOs”). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans, but are more often collateralized by portfolios of mortgage pass-through securities and their income streams. Some CMOs are directly supported by other CMOs, which, in turn, are supported by mortgage pools.

CMOs are issued in multiple classes, often referred to as “tranches,” with each tranche having a specific fixed or floating coupon rate and stated maturity or final distribution date. Payments of principal normally are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. Under the traditional CMO structure, the cash flows generated by the mortgages or mortgage pass-through securities in the collateral pool are used to first pay interest and then pay principal to the holders of the CMOs. Subject to the various provisions of individual CMO issues, the cash flow generated by the underlying collateral (to the extent it exceeds the amount required to pay the stated interest) is used to retire the bonds. The differing structures of CMO classes may create a wide variety of investment characteristics, such as yield, effective maturity, and interest rate sensitivity. As market conditions change, however, and particularly during periods of rapid or unanticipated changes in market interest rates, the attractiveness of the CMO classes and the ability of the structure to provide the anticipated investment characteristics may be significantly reduced. These changes can result in volatility in the market value, and, in some instances, reduced liquidity of the CMO class. A risk of CMOs is the uncertainty of the timing of cash flows that results from the rate of prepayments on the underlying mortgages serving as collateral and from the structure of the particular CMO transaction (that is, the priority of the individual tranches). An increase or decrease in prepayment rates (resulting from a decrease or increase in mortgage interest rates) may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates and will affect the yield and price of CMOs. In addition, if the collateral securing CMOs or any third party guarantees are insufficient to make payments, the Fund could sustain a loss.

Securities may be backed by mortgage insurance, letters of credit, or other credit enhancing features. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. Government or its agencies and instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. Government, or its agencies and instrumentalities.

Other structures of CMOs include floating rate CMOs, inverse floating rate CMOs, parallel pay CMOs, planned amortization classes, accrual bonds, and CMO residuals. These structures affect the amount and timing of principal and interest received by each tranche from the underlying collateral. Under certain of these structures, certain classes of CMOs have priority over others with respect to the receipt of prepayments on the mortgages. Therefore, depending on the type of CMOs in which the Fund invests, the investment may be subject to a greater or lesser risk of prepayment than other types of MBS. CMOs may include real estate investment conduits, which are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real

2-29

property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities. They are typically not backed by any government or government agency or instrumentality.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, or stripped mortgage-backed securities.

Mortgage dollar rolls are instruments in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon, and maturity) but not identical securities on a specified future date. During the roll period, the Fund loses the right to receive principal (including prepayments of principal) and interest paid on the securities sold. However, the Fund may benefit from the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase.

The Fund is generally subject to the risks associated with the purchased security, such as credit risk and interest rate risk. In addition, if the broker-dealer to whom the Fund sells the security becomes insolvent, the Fund’s right to purchase or repurchase the mortgage-related securities subject to the mortgage dollar roll may be restricted. Also, the instrument that the Fund is required to repurchase may be worth less than an instrument that the Fund originally held. Successful use of mortgage dollar rolls will depend upon Lord Abbett’s ability to manage the Fund’s interest rate and mortgage prepayments exposure. For these reasons, there is no assurance that mortgage dollar rolls can be successfully employed. The use of this technique may diminish the investment performance of the Fund compared with what such performance would have been without the use of mortgage dollar rolls.

To Be Announced (“TBA”) Sale or Purchase Commitments. The Fund may enter into TBA sale commitments to sell mortgage-backed securities that it owns under delayed delivery arrangements. Proceeds of TBA sale commitments are not received until the contractual settlement date. Unsettled TBA sale commitments are valued at the current market value of the underlying securities, according to the Fund’s valuation procedures. The contract is adjusted to market value daily and the change in market value is recorded by the Fund as unrealized appreciation (depreciation). Recently finalized FINRA rules include mandatory margin requirements for the TBA market with limited exceptions. TBA trades historically have not been required to be collateralized. The collateralization of TBA trades is intended to mitigate counterparty credit risk between trade and settlement, but could, among other things, increase the cost of TBA transactions and impose added operational complexity. It is not clear when these rules will become effective.

Stripped Mortgage-Backed Securities (“SMBS”). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks, and special purpose entities of the foregoing. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The value of an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may cause the Fund to lose money. The value of a PO class generally increases as interest rates decline and prepayment rates rise. Some IOs and POs are structured to have special protections against the effects of

2-30

prepayments. These structural protections, however, normally are effective only within certain ranges of prepayment rates and, thus, will not protect investors in all circumstances. The price of these securities typically is more volatile than that of coupon-bearing bonds of the same maturity.

Other Asset-Backed Securities. The Fund, in accordance with its investment objectives and policies, may invest in asset-backed securities (unrelated to mortgage loans). Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts, and personal property. In addition to prepayment and extension risks, these securities present credit risks that are not inherent in mortgage-related securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables generally are unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on these securities.

Credit-Linked Notes (“CLNs”). The Fund may invest in CLNs. CLNs are privately negotiated obligations whose returns are linked to the returns of one or more designated securities or other instruments that are referred to as “reference securities.” A CLN is generally issued by one party, typically a trust or a special purpose vehicle, with investment exposure or risk that is linked to a second party. The CLN’s price or coupon is linked to the performance of the reference security of the second party.

The Fund has the right to receive periodic interest payments from the CLN issuer at an agreed upon interest rate and, if there has been no default or other applicable declines in credit quality, a return of principal at the maturity date. The cash flows are dependent on specified credit-related events. Should the second party default or declare bankruptcy, the CLN holder will generally receive an amount equivalent to the recovery rate. The Fund also is exposed to the credit risk of the CLN issuer up to the full CLN purchase price, and CLNs are often not secured by the reference securities or other collateral. CLNs are also subject to the credit risk of the reference securities. If a reference security defaults or suffers certain other applicable declines in credit quality, the Fund may, instead of receiving repayment of principal, receive the security that has defaulted.

As with most derivative investments, valuation of a CLN may be difficult due to the complexity of the security. The market for CLNs may suddenly become illiquid. The other parties to the transactions may be the only investors with sufficient understanding of the CLN to be interested in bidding for it. Changes in liquidity may result in significant, rapid, and unpredictable changes in CLN prices. In certain cases, a CLN’s market price may not be available or the market may not be active.

Other Risks of Mortgage-Backed and Asset-Backed Securities. Mortgage-backed, mortgage-related, and other asset-backed securities are subject to risks in addition to those described above. These securities are often extremely complex and their documentation may be unclear, ambiguous, or poorly understood, which could lead to a misunderstanding or incorrect application of the securities’ terms, and may also lead to disputes. More junior securities are often illiquid and hard to value, and even senior securities may become so during periods of market stress or if there are issues relating to the underlying collateral. In addition, subordinate tranche securities provide subordination and enhancement to more senior tranches, and, therefore, subordinate tranches are

2-31

subject to a higher risk of defaults in the underlying collateral. Although supported by the subordinate tranches, defaults or losses above certain levels could reduce or eliminate all current cash flow to the senior tranches and entail loss of principal. Among other things, defaults, downgrades, and principal losses with respect to collateral can trigger an event of default under the terms of the structure, which could result in the liquidation of the collateral and accelerate the payments of the Fund’s investments in the security, which may be at a loss. Regulatory issues relating to the underlying collateral may have unforeseen effects on the value of the securities and may cause them to decrease in value. In addition, servicers or trustees may not always act in the best interests of the holders of securities or of certain tranches of securities. Ongoing developments in the residential and commercial mortgage markets may have additional consequences for the market for mortgage-backed securities. During the periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving mortgage loans. Many sub-prime mortgage pools have become distressed during the periods of economic distress and may trade at significant discounts to their face value during such periods.

Municipal Bonds. In general, municipal bonds are debt obligations issued by or on behalf of states, territories, and possessions of the United States, the District of Columbia, Puerto Rico, Guam, and their political subdivisions, agencies, and instrumentalities. Municipal bonds are issued to obtain funds for various public purposes, including the construction of bridges, highways, housing, hospitals, mass transportation, schools, streets, and water and sewer works. They may be used, for example, to refund outstanding obligations, to obtain funds for general operating expenses, or to obtain funds to lend to other public institutions and facilities and in anticipation of the receipt of revenue or the issuance of other obligations. In addition, the term “municipal bonds” may include certain types of “private activity” bonds, including industrial development bonds issued by public authorities to obtain funds to provide privately operated housing facilities, sports facilities, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities, and certain facilities for water supply, gas, electricity, or sewerage or solid waste disposal. Under the Tax Reform Act of 1986, as amended, substantial limitations were imposed on new issues of municipal bonds to finance privately operated facilities.

From time to time, proposals have been introduced before Congress to restrict or eliminate the federal income tax exemption for interest on municipal bonds. Similar proposals may be introduced in the future. If any such proposal were enacted, it might have a negative impact on the value of those bonds.

The two principal classifications of municipal bonds are “general obligation” and limited obligation or “revenue” bonds. General obligation bonds are secured by the pledge of the faith, credit, and taxing authority of the municipality for the payment of principal and interest. The taxes or special assessments that can be levied for the payment of debt service may be limited or unlimited as to rate or amount. Revenue bonds are not backed by the credit and taxing authority of the issuer, and are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source.

Nevertheless, the obligations of the issuer of a revenue bond may be backed by a letter of credit, guarantee, or insurance. “Private activity” bonds are, in most cases, revenue bonds and generally do not constitute the pledge of the faith, credit, or taxing authority of the municipality. The credit quality of such municipal bonds usually is directly related to the credit standing of the user of the facilities. There are variations in the security of municipal bonds, both within a particular classification and between classifications, depending on numerous factors. General obligation and revenue bonds may be issued in a variety of forms, including, for example, commercial paper, fixed, variable, and floating rate securities, tender option bonds, auction rate bonds, zero coupon bonds, deferred interest bonds, and capital appreciation bonds.

Other examples of municipal bonds include municipal leases, certificates of participation, and “moral obligation” bonds. A municipal lease is an obligation issued by a state or local government to acquire equipment or facilities. Certificates of participation represent interests in municipal leases or

2-32

other instruments, such as installment purchase agreements. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or local government. Municipal leases, certificates of participation, and moral obligation bonds frequently involve special risks not normally associated with general obligation or revenue bonds. In particular, these instruments permit governmental issuers to acquire property and equipment without meeting constitutional and statutory requirements for the issuance of debt. If, however, the governmental issuer does not periodically appropriate money to enable it to meet its payment obligations under these instruments, it cannot be legally compelled to do so. If a default occurs, the collateral securing the lease obligation may be difficult to dispose of and the Fund may suffer significant losses.

The Fund does not expect to be eligible to pay “exempt-interest dividends” to its shareholders under the applicable tax rules. As a result, interest on municipal bonds is taxable to shareholders of the Fund when received as a distribution from the Fund.

Tender Option Bonds. The Fund may invest in trust certificates issued in tender option bond programs. Tender option bonds are trust investments that create leverage by borrowing from third party investors to invest in municipal bonds. In a tender option bond transaction, a tender option bond trust issues a floating rate certificate (“TOB Floater”), which is a short-term security, and a residual interest certificate (“TOB Residual”), which is a longer-term security. Using the proceeds of such issuance, the tender option bond trust purchases a fixed rate municipal bond. The TOB Floater is generally issued to a third party investor (typically a money market fund) and the TOB Residual is generally issued to the Fund that sold or identified the fixed rate municipal bond. The Fund may invest in TOB Floaters and/or TOB Residuals. The TOB Residual may be less liquid than other comparable municipal bonds. Generally, the TOB Residual holder bears the underlying fixed rate bond’s investment risk. The holder also benefits from any appreciation in the value of the underlying fixed rate bond. Investments in a TOB Residual will typically involve greater risk than investments in fixed rate bonds.

An institution may not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrading in the credit rating assigned to the issuer of the bond. The tender option will be taken into account in determining the maturity of the tender option bonds and the Fund’s duration. There is a risk that the Fund will not be considered the owner of a tender option bond for federal income tax purposes, and, thus, will not be entitled to treat such interest as exempt from federal income tax.

Additional Risks of Municipal Bonds. Municipal bonds and issuers of municipal bonds may be more susceptible to downgrade, default, and bankruptcy as a result of recent periods of economic stress. Factors contributing to the economic stress may include lower property tax collections as a result of lower home values, lower sales tax revenue as a result of reduced consumer spending, lower income tax revenue as a result of higher unemployment rates, and budgetary constraints of local, state, and federal governments upon which issuers of municipal securities may be relying for funding. In addition, as certain municipal bonds may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking, insurance, or other parts of the financial sector suffer an economic downturn and/or if the credit ratings of the institutions issuing the guarantee are downgraded or at risk of being downgraded by a national rating organization. Such a downgrade or risk of being downgraded may have an adverse effect on the market prices of bonds and, thus, the value of the Fund’s investment. Further, a state, municipality, public authority, or other issuers of municipal bonds may file for bankruptcy, which may significantly affect the value of the bonds issued by such issuers and, therefore, the value of the Fund’s investment. As a result of recent turmoil in the municipal bond market, several municipalities filed for bankruptcy protection or indicated that they may seek bankruptcy protection in the future. Municipal bonds may be illiquid or hard to value, especially in periods of economic stress.

Municipal bonds also are subject to the risk that the perceived increase in the likelihood of default or downgrade among municipal issuers as a result of recent market conditions could result in increased illiquidity, volatility, and credit risk. In addition, certain municipal issuers may be unable to access the market to sell bonds or, if able to access the market, may be forced to issue securities

2-33

at much higher rates. Should these municipal issuers fail to sell bonds at the time intended and at the rates projected, these entities could experience significantly increased costs and a weakened overall cash position in the current fiscal year and beyond. These events also could result in decreased investment opportunities for the Fund and lower investment performance.

The yields on municipal bonds depend on a variety of factors, including general market conditions, supply and demand, general conditions of the municipal bond market, size of a particular offering, the maturity of the obligation, and the rating of the issue. Municipal bonds with the same maturity, coupon, and rating may have different yields when purchased in the open market, while municipal bonds of the same maturity and coupon with different ratings may have the same yield.

Credit Enhancements. Some municipal bonds feature credit enhancements, such as lines of credit, municipal bond insurance, and standby bond purchase agreements (“SBPAs”). There is no assurance that any of the municipal bonds purchased by the Fund will have any credit enhancements. Lines of credit are issued by a third party, usually a bank, to ensure repayment of principal and any accrued interest if the underlying municipal bond should default. Municipal bond insurance, which usually is purchased by the bond issuer from a private, nongovernmental insurance company, guarantees that the insured bond’s principal and interest will be paid when due. Neither insurance nor a line of credit guarantees the price of the bond or the share price of the Fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. There is no assurance that a municipal bond insurer or line of credit provider will pay a claim or meet the obligations. A higher than expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. The number of municipal bond insurers is relatively small, and not all of them have the highest credit rating. An SBPA can include a liquidity facility that is provided to pay the purchase price of any bonds that cannot be remarketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA usually are subject to numerous conditions, including the continued creditworthiness of the underlying borrower, bond issuer, or bond insurer.

Non-U.S. Government and Supranational Debt Securities. Debt securities of governmental (or supranational) issuers in all non-U.S. countries, including emerging market countries, may include, among others:

•	fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities, and political subdivisions located in non-U.S. (including emerging market) countries;

•	fixed income securities issued by government owned, controlled, or sponsored entities located in non-U.S. (including emerging market) countries;

•	interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers;

•	Brady Bonds (which are described below);

•	participations in loans between non-U.S. (including emerging market) governments and financial institutions; and

•	fixed income securities issued by supranational entities such as the World Bank or the European Economic Community. A supranational entity is a bank, commission, or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.

Investment in the debt securities of foreign governments can involve a high degree of risk. The governmental entity that controls the repayment of debt may not be able or willing to repay the

2-34

principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by many factors. A country whose exports are concentrated in a few commodities could be vulnerable to a decline in the international price of such commodities, and increased protectionism on the part of a country’s trading partners, or political changes in those countries, could also adversely affect its exports. Such events could diminish the credit standing of a particular local government or agency.

Governmental entities may be dependent on expected disbursements from other foreign governments, multilateral agencies, and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies, and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such governmental entity’s obligations. Failure to adhere to any such requirements may result in the cancellation of such other parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts, and, consequently, governmental entities may default on their debt. In addition, a holder of foreign government obligations (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities, and such holder’s interests could be adversely affected in the course of those restructuring arrangements. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of certain issuers of sovereign debt. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt. The sovereign debt of many non-U.S. governments, including their subdivisions and instrumentalities, is rated below investment grade. The risks associated with non-U.S. Government and supranational debt securities may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.

Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, which may at times limit or preclude foreign investment in such sovereign debt and increase the Fund’s costs and expenses. Certain countries in which the Fund may invest (i) require governmental approval prior to investments by foreign persons; (ii) limit the amount of investment by foreign persons in a particular issuer; (iii) limit investment by foreign persons to only a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries; or (iv) impose additional taxes on foreign investors. Further, certain issuers may require governmental approval for the repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors, and a government could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets may require the Fund to adopt special procedures, seek local government approvals, and/or take other actions, each of which may involve additional costs.

Sovereign debt securities include Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities for new bonds in connection with a debt restructuring plan for emerging market countries announced by former U.S. Secretary of the Treasury Nicholas F. Brady. Brady Bonds arose from an effort in the 1980s to reduce the debt held by less developed countries that were frequently defaulting on loans. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar), and are traded in the OTC secondary market. Certain Brady Bonds are collateralized in full as to principal due at maturity by zero coupon obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities having the same maturity. Brady Bonds are not, however, considered to be securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Brady Bonds do not have a long payment history and are subject to, among other things, the risk of default. In light of the history of defaults by the issuers of Brady Bonds, investments in Brady Bonds may be viewed as speculative regardless of the current credit rating of the issuer. The valuation of Brady Bonds generally depends on the following components: the collateralized

2-35

repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity.

Non-U.S. Government Money Market Securities. Non-U.S. Government money market securities include certificates of deposit, time deposits, bankers’ acceptances, commercial paper, and other short-term corporate debt securities. The value of such securities may fluctuate based on changes in interest rates and the issuer’s financial condition. When interest rates rise or the issuer’s financial condition worsens or is perceived by the market to be at greater risk, the value of debt securities tends to decline.

Real Estate Investment Trusts (“REITs”). REITs are pooled investment vehicles that invest primarily in either real estate or real estate-related loans. REITs generally derive their income from rents on the underlying properties or interest on the underlying loans, and the value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT or changes in interest rates affecting the underlying loans owned by the REIT. The affairs of REITs are managed by the REIT’s sponsor or management and, as such, the performance of the REIT is dependent on the management skills of the REIT’s sponsor or management. REITs are subject to heavy cash flow dependency, default by borrowers, self-liquidation, and the qualification of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs also are subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems, changes in interest rates, decreases in market rates for rents, increases in competition, property taxes, capital expenditures or operating expenses, and other economic, political, or regulatory occurrences affecting the real estate industry. To the extent that assets underlying a REIT are concentrated geographically, by property type, or in certain other respects, these risks may be heightened. The Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Repurchase Agreements. A repurchase agreement is a transaction by which the Fund acquires a security (or basket of securities) and simultaneously commits to resell that security to the seller (typically, a bank or securities dealer) at an agreed upon date and agreed upon price, which represents the Fund’s cost plus interest. The resale price reflects the purchase price plus an agreed upon market rate of interest that is unrelated to the coupon rate or date of maturity of the purchased security. The Fund requires at all times that the repurchase agreement be collateralized by cash, investment grade debt securities, asset-backed securities, municipal bonds, foreign sovereign debt, or by securities of the U.S. Government, its agencies, its instrumentalities, or U.S. Government sponsored enterprises having a value equal to, or in excess of, the value of the repurchase agreement (including accrued interest).

Repurchase agreements are considered a form of lending under the 1940 Act. A repurchase agreement with more than seven days to maturity is considered an illiquid security.

The use of repurchase agreements involves certain risks. For example, if the seller of the agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Fund may incur a loss upon disposition of them. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying collateral to the seller’s estate. Even though the repurchase agreements may have maturities of seven days or less, they may lack liquidity, especially if the issuer encounters financial difficulties. To reduce credit risk and counterparty risk, the Fund intends to limit repurchase agreements to transactions with dealers and financial institutions believed by Lord Abbett, as the investment adviser, to present minimal credit risks. Lord Abbett will monitor the creditworthiness of the repurchase agreement sellers on an ongoing basis.

Reverse Repurchase Agreements. In a reverse repurchase agreement, the Fund sells a security to a securities dealer or bank for cash and also agrees to repurchase the same security at an

2-36

agreed upon price on an agreed upon date. Reverse repurchase agreements expose the Fund to credit risk (that is, the risk that the counterparty will fail to resell the security to the Fund). Engaging in reverse repurchase agreements also may involve the use of leverage, in that the Fund may reinvest the cash it receives in additional securities. The Fund will attempt to minimize this risk by managing its duration.

Senior Loans. Senior loans primarily include senior floating rate loans, first and second lien loans, and secondarily senior floating rate debt obligations (including those issued by an asset-backed pool), and interests therein. Loan interests may take the form of direct interests acquired during a primary distribution and also may take the form of assignments of, novations of, or participations in, a bank loan acquired in secondary markets. A senior loan typically is originated, negotiated, and structured by a U.S. or foreign commercial bank, insurance company, finance company, or other financial institution (collectively, the “Agent”) for a group of loan investors (“Loan Investors”). The Agent typically administers and enforces the senior loan on behalf of the other Loan Investors in the syndicate. In addition, an institution, typically but not always the Agent, holds any collateral on behalf of the Loan Investors.

Purchasers of senior loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate or other borrower for payment of principal and interest, and adverse changes in the creditworthiness of the borrower may affect its ability to pay principal and interest. Investment in the indebtedness of borrowers with low creditworthiness involves substantially greater risks, and may be highly speculative. In the event of non-payment of interest or principal, senior loans that are secured by collateral offer the Fund more protection than comparable unsecured senior loans. However, no assurance can be given that the collateral for a secured senior loan can be liquidated or that the proceeds will satisfy the borrower’s obligation.

Senior loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. Senior loans and other bank loans may not be considered “securities,” and investors in these loans may not be entitled to rely on anti-fraud and other protections under the federal securities laws. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what Lord Abbett believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s NAV than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily NAV. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. Further, the settlement period (the period between the execution of the trade and the delivery of cash to the purchaser) for some senior loans and other bank loans transactions may be significantly longer than the settlement period for other investments, and in some case may take longer than seven days. Requirements to obtain the consent of the borrower and/or Agent can delay or impede the Fund’s ability to sell loans and can adversely affect the price that can be obtained. As a result, it is possible the Fund may not receive the proceeds from a sale of a senior loan for a significant period of time, which may affect the Fund’s ability to repay debt, to fund repurchases, to pay dividends, to pay expenses, or to take advantage of new investment opportunities.

Prepayment. Senior loans may require or permit, in addition to scheduled payments of interest and principal, the prepayment of the senior loan from free cash flow. The degree to which borrowers prepay senior loans, whether as a contractual requirement or at their election, is unpredictable. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Fund derives interest income will be reduced, and the Fund may decide to invest in lower yielding investments. However, the Fund may receive both a prepayment penalty fee from the prepaying borrower and a facility fee upon the purchase of a new senior loan with the proceeds from the prepayment of the former. The effect of prepayments on the Fund’s performance may be mitigated by the receipt of prepayment fees and the Fund’s ability to reinvest prepayments in other senior loans that have similar or identical yields.

2-37

Bridge Loans. Bridge loans are short-term loan arrangements (typically 12 to 18 months) usually made by a Borrower in anticipation of receipt of intermediate-term or long-term permanent financing. Most bridge loans are structured as floating-rate debt with “step-up” provisions under which the interest rate on the bridge loan rises (or “steps up”) the longer the loan remains outstanding. In addition, bridge loans commonly contain a conversion feature that allows the bridge Loan Investor to convert its interest to senior exchange notes if the loan has not been prepaid in full on or before its maturity date. Bridge loans may be subordinate to other debt and may be secured or undersecured.

Assignments. An investor in senior loans typically purchases “Assignments” from the Agent or other Loan Investors and, by doing so, typically becomes a Loan Investor under the loan agreement with the same rights and obligations as the assigning Loan Investor. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Loan Investor.

Participations. “Participations” in a Loan Investor’s portion of a senior loan typically will result in the investing Fund having a contractual relationship only with such Loan Investor, rather than with the borrower. As a result, the Fund may have the right to receive payments of principal, interest, and any fees to which it is entitled only from the Loan Investor selling the Participation and only upon receipt by such Loan Investor of such payments from the borrower. In connection with purchasing Participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement and the Fund may not directly benefit from the collateral supporting the senior loan in which it has purchased the Participation. As a result, the Fund may assume the credit risk of both the borrower and the Loan Investor selling the Participation. If a Loan Investor selling a Participation becomes insolvent, the Fund may be treated as a general creditor of such Loan Investor.

Revolving Credit Facility Loans. For some loans, such as revolving credit facility loans (“revolvers”), a Loan Investor may be obligated under the loan agreement to, among other things, make additional loans in certain circumstances. The Fund generally will place assets in reserve for these contingent obligations by segregating or otherwise designating a sufficient amount of permissible liquid assets. Delayed draw term loans are similar to revolvers, except that, once drawn upon by the borrower during the commitment period, they remain permanently drawn and become term loans. A prefunded letter of credit (L/C) term loan is a facility created by the borrower in conjunction with an Agent, with the loan backed by letters of credit. Each participant in a prefunded L/C term loan fully funds its commitment amount to the Agent for the facility.

Short Sales. The Fund may make short sales of securities or maintain a short position if, at all times when a short position is open, the Fund owns, or has the right to acquire at no added cost, securities or currencies identical to those sold short. This is commonly referred to as a “short sale against the box.” The Fund may engage in such a transaction, for example, to lock in a sales price for a security the Fund does not wish to sell immediately. If the Fund sells securities short against the box, it may protect itself from loss if the price of the securities declines in the future, but will lose the opportunity to profit on such securities if the price rises. The Fund may not engage in any other type of short selling. This restriction does not apply to the Fund’s use of short positions in futures contracts, including U.S. Treasury note futures, securities index futures, other security futures, and/or currency forwards for bona fide hedging or cash management purposes or to pursue risk management strategies.

U.S. Government Securities. U.S. Government securities are obligations of the U.S. Government and its agencies and instrumentalities, including Treasury bills, notes, bonds, and certificates of indebtedness that are issued or guaranteed as to principal or interest by the U.S. Treasury or U.S. Government sponsored enterprises. The U.S. Government is under no legal obligation, in general, to purchase the obligations of or provide financial support to its agencies, instrumentalities, or sponsored enterprises. No assurance can be given that the U.S. Government will purchase the obligations of or provide financial support to U.S. Government agencies, instrumentalities, or

2-38

sponsored enterprises in the future, and the U.S. Government may be unable or unwilling to pay debts when due. From time to time, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could: increase the risk that the U.S. government may default on payments on certain U.S. government securities; cause the credit rating of the U.S. government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt. There is no assurance that the U.S. Congress will act to raise the debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. For more information, please see the “Guarantors of Mortgage-Backed Securities” above and the “Securities of Government Sponsored Enterprises” section below.

Securities Lending. The Fund may make secured loans of its portfolio securities, on either a short-term or long-term basis, amounting to not more than 33⅓% of its total assets, thereby potentially realizing additional income. Although voting rights, or rights to consent, with respect to the loaned securities may pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice. The Fund may recall a loaned security in order to sell the security. The Fund also may recall a loaned security in order to exercise its voting rights, but it may not always choose to do so. The risks in lending portfolio securities include the possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. If the loaned securities are not available to the Fund on a timely basis, the Fund may lose the opportunity to sell the securities at a desirable price or the Fund’s ability to vote the securities may be impaired. If a borrower defaults, the value of the collateral may decline before the Fund can dispose of it. Securities loans are made to broker-dealers and other institutions pursuant to agreements requiring that the loans be continuously secured by collateral consisting of cash or short-term debt obligations as may be permitted under the Fund’s securities lending program at least equal at all times to 100% of the market value of the securities on loan, marked-to-market daily. The borrower pays to the Fund an amount equal to any dividends or interest received on securities lent. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. Because the Fund’s obligation to return the collateral does not change even if the securities in which the collateral is invested decline in value, the Fund bears the risk of any loss on the investment of the collateral. Any such loss may exceed, potentially by a substantial amount, any profit to the Fund from its securities lending activities. The Fund may pay fees in connection with arranging loans of its portfolio securities.

The Fund did not participate in any securities lending activities during its most recently completed fiscal year.

Securities of Government Sponsored Enterprises. The Fund may invest in securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, such as Ginnie Mae, Fannie Mae, Freddie Mac, Federal Home Loan Banks (“FHL Banks”), Federal Farm Credit Bank, and Federal Agricultural Mortgage Corporation (“Farmer Mac”). Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks, and mortgage bankers) and backed by pools of mortgages insured or guaranteed by the FHA, the VA, the Rural Housing Service, or the U.S. Department of Housing and Urban Development. Fannie Mae, Freddie Mac, Federal Farm Credit Bank, and Farmer Mac are federally chartered public corporations owned entirely by their shareholders; the FHL Banks are federally chartered corporations owned by their member financial institutions. Although U.S. Government sponsored enterprises may be chartered or sponsored by Congress, many such enterprises are not funded by Congressional appropriations, their securities are not issued by the U.S. Treasury, and their obligations are not supported by the full faith and credit of the U.S. Government, so investments in their securities or obligations issued by them involve greater risk than investments in other types of U.S. Government securities. For example, although Fannie Mae, Freddie Mac, Farmer Mac, Federal Farm Credit Bank, and the FHL Banks guarantee the timely payment of interest and ultimate collection of principal with respect to the securities they issue, their securities are not backed by the full faith and credit of the U.S. Government. The value of such securities therefore may vary with the changing prospects of future support from the U.S. Government, as reflected in anticipated legislative or political developments. In the absence of

2-39

support from the U.S. Government, money market fixed income securities, including asset-backed securities that may have diminished collateral protection from underlying mortgages or other assets, are subject to the risk of default. Although such securities commonly provide the Fund with a higher yield than direct U.S. Treasury obligations, they are also subject to the risk that the Fund will fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss upon their sale.

Like most fixed income securities, the value of the money market instruments held by the Fund generally will fall when interest rates rise. In the case of a security that is issued or guaranteed by a government sponsored enterprise and backed by mortgages or other instruments with prepayment or call features, rising interest rates may cause prepayments to occur at a slower-than-expected rate, reducing the security’s value. In contrast, falling interest rates may cause prepayments to occur at a faster-than-expected rate, depriving the Fund of income payments above market rates prevailing at the time of the prepayment.

Volatility Risk. The Fund may have investments that appreciate or depreciate significantly in value over short periods of time. This may cause value of the Fund’s investment portfolio to experience significant appreciations or depreciations in value over short periods of time.

When-Issued or Forward Transactions. When-issued or forward transactions involve a commitment by the Fund to purchase securities, with settlement to take place in the future. When-issued purchases and forward transactions are negotiated directly with the other party, and such commitments are not traded on exchanges. The value of fixed income securities to be delivered in the future will fluctuate as interest rates vary. Securities purchased or sold on a when-issued or forward commitment basis involve a risk of loss if the value of the security to be purchased declines before the settlement date or if the value of the security to be sold increases before the settlement date. At the time the Fund makes the commitment to purchase a security on a when-issued basis, it will record the transaction and reflect the liability for the purchase and the value of the security in determining its NAV. The Fund generally will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Fund may dispose of or negotiate a commitment after entering into it. The Fund also may sell securities it has committed to purchase before the commitment’s settlement date.

The Fund may purchase new issues of municipal bonds, which generally are offered on a when-issued basis, with delivery and payment normally taking place approximately one month after the purchase date. However, the payment obligation and the interest rate to be received by the Fund are each fixed on the purchase date.

Zero Coupon, Deferred Interest, Pay-In-Kind, and Capital Appreciation Bonds. Zero coupon, deferred interest, and capital appreciation bonds are issued at a discount from their face value because interest payments typically are postponed until maturity. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves, or receipts or certificates representing interests in such stripped debt obligations or coupons. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Similar to zero coupon bonds and deferred interest bonds, pay-in-kind securities are designed to give an issuer flexibility in managing cash flow. Pay-in-kind securities that are debt securities can be either senior or subordinated debt.

As the buyer of these types of securities, the Fund will recognize a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. The discount varies depending on the time remaining until maturity, as well as market interest rates, liquidity of the security, and the issuer’s perceived credit quality. The discount in the absence of financial difficulties of the issuer typically decreases as the final maturity date approaches. Moreover, unlike securities that periodically pay interest to maturity, zero coupon, deferred interest, capital appreciation, and pay-in-kind securities involve the additional risk that the Fund will realize

2-40

no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Fund may obtain no return at all on its investment.

The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt obligations of comparable maturities that make regular distributions of interest. Taxable income from these types of securities is accrued by the Fund without receiving regular interest payments in cash. As a result, the Fund may be required to sell portfolio securities in order to pay a dividend depending, among other things, upon the proportion of shareholders who elect to receive dividends in cash rather than reinvesting dividends in additional shares of the Fund.

Short-Term and Temporary Defensive Investments. As described in the prospectus, the Fund is authorized to temporarily invest a substantial amount, or even all, of its assets in various short-term fixed income securities to take a defensive position. Temporary defensive securities include:

•	Short-Term Taxable Securities. The Fund may invest in bonds, the interest on which is subject to federal income tax, and the Fund may be exempt from its state’s (if applicable) income tax.

•	U.S. Government securities. U.S. Government securities include securities issued or guaranteed by the U.S. Government, its agencies, or government sponsored enterprises, including Treasury bills, notes, bonds, and certificates of indebtedness that are issued or guaranteed as to principal or interest by the U.S. Treasury or U.S. Government sponsored enterprises.

•	Commercial paper. Commercial paper consists of unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is issued in bearer form with maturities generally not exceeding nine months. Commercial paper obligations may include variable amount master demand notes. Bank certificates of deposit and time deposits. Certificates of deposit are certificates issued against funds deposited in a bank or a savings and loan. They are issued for a definite period of time and earn a specified rate of return.

•	Bankers’ acceptances. Bankers’ acceptances are short-term credit instruments evidencing the obligation of a bank to pay a draft that has been drawn on it by a customer. These instruments reflect the obligations both of the bank and of the drawer to pay the face amount of the instrument upon maturity. They primarily are used to finance the import, export, transfer, or storage of goods. They are “accepted” when a bank guarantees their payment at maturity.

•	Repurchase agreements with maturities of less than seven days.

•	Registered money market funds. Certain money market funds may impose a fee upon the sale of shares or may temporarily suspend the ability of investors to redeem shares if such fund’s liquidity falls below required minimums.

•	Comparable foreign fixed income securities.
2-41

3. INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions. The Fund is subject to the following fundamental investment restrictions that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding common Shares1 and, if issued, preferred shares voting together as a single class, and of the holders of a majority of the outstanding preferred shares voting as a separate class.

1.	The Fund may not borrow money or issue senior securities, except as permitted by Section 18 of the 1940 Act or otherwise as permitted by applicable law.

2.	The Fund may not purchase or sell real estate, commodities or commodity contracts, except that, to the extent permitted by applicable law, the Fund may (i) invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein; (ii) acquire, hold, and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of other assets; (iii) invest in instruments directly or indirectly secured by commodities or securities issued by entities that invest in or hold such commodities and acquire temporarily commodities as a result thereof; and (iv) purchase and sell forward contracts, financial futures contracts and options thereon, and other derivative instruments.

3.	The Fund may not engage in the underwriting of securities, except pursuant to a merger or acquisition or to the extent that, in connection with the disposition of its portfolio securities, it may be deemed to be an underwriter under federal securities laws.

4.	The Fund may not invest more than 25% of its total assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding securities of the U.S. Government, its agencies and instrumentalities).

5.	The Fund may make loans to the maximum extent permitted by the 1940 Act and any exemptive order or other relief issued by the SEC, including, without limitation, through the lending of its portfolio securities and through loans to other Lord Abbett Funds.

In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding common Shares and, if issued, preferred shares voting together as a single class, and of the holders of a majority of the outstanding preferred shares voting as a separate class:

1.	The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the shares outstanding at NAV, unless suspended or postponed in accordance with regulatory requirements.

2.	The Fund will repurchase shares that are tendered by the date by which shareholders can tender their shares in response to a repurchase offer (the “Repurchase Request Deadline”), which will be established by the Board of Trustees in accordance with Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time. Rule 23c-3 requires the Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends notification to shareholders of the repurchase offer.

[1]	A “majority” of the Fund’s outstanding shares means the vote of the lesser of (1) 67% or more of the voting securities present at a shareholder meeting, provided that more than 50% of the outstanding voting securities of the Fund are present at the meeting or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund regardless of whether such shareholders are present at the meeting (or represented by proxy).
3-1

3.	Each repurchase pricing shall occur no later than the 14th calendar day after the Repurchase Request Deadline, or the next business day if the 14th calendar day is not a business day.

Interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of shareholders, as applicable, will be required or sought.

The 1940 Act, including the rules and regulations thereunder, generally prohibits the Fund from borrowing (other than certain temporary borrowings) unless immediately after the borrowing the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total net assets, including assets attributable to such leverage). Certain investments which may give rise to a form of leverage (such as reverse repurchase agreements) may be treated as senior securities by the Fund and may thus be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund. Alternatively, they may be treated as derivatives for purposes of compliance with Rule 18f-4 under the 1940 Act.

Under the 1940 Act, the Fund may not issue senior securities representing stock unless immediately after such issuance the value of the Fund’s total net assets is at least 200% of the liquidation value of the Fund’s outstanding senior securities representing stock, plus the aggregate amount of any senior securities representing indebtedness (effectively limiting the use of leverage through senior securities to 50% of the Fund’s total net assets).

In addition, the Fund is not permitted to declare any cash dividend or other distribution on Shares unless, at the time of such declaration, the asset coverage tests described above are satisfied after giving effect to such dividend or distribution.

The Fund may lend up to one-third of the value of its total assets (including assets attributable to leverage).

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower distributes equity securities incident to the purchase or ownership of a portfolio investment or in connection with a reorganization of a borrower. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC.

3-2

4. INVESTMENT ADVISORY AND OTHER SERVICES, FEES, AND EXPENSES

Lord Abbett is the Fund’s investment adviser. Lord Abbett is a privately held investment adviser. Lord Abbett’s address is 90 Hudson Street, Jersey City, NJ 07302.

Under the Management Agreement between Lord Abbett and the Fund, Lord Abbett is entitled to an annual management fee based on the Fund’s average daily total managed assets at the annual rate of 0.75%. Total managed assets includes total assets of the Fund and any Subsidiary on an aggregate basis (including assets attributable to any reverse repurchase agreements, dollar roll transactions, or similar transactions, borrowings and preferred shares that may be outstanding, if any) minus accrued liabilities of the Fund and any Subsidiary on an aggregate basis (other than liabilities representing reverse repurchase agreements, dollar roll transactions, or similar transactions, and borrowings). For purposes of calculating “total managed assets,” the liquidation preference of any preferred shares outstanding shall not be considered a liability. For clarity, with respect to any reverse repurchase agreement, dollar roll or similar transaction, “total managed assets” includes any proceeds from the sale of an asset of the Fund to a counterparty in such a transaction, in addition to the value of the asset so sold as of the relevant measuring date. The average daily total managed assets of the Fund for any month shall be determined by taking an average of all of the determinations of total managed assets during such month at the close of business on each business day during such month while this Agreement is in effect. Because the Fund commenced operations on January 5, 2023, no fees were paid to Lord Abbett pursuant to the Management Agreement in any prior fiscal year.

The Management Agreement was initially approved by the Trustees of the Fund, including all of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”), on January 30, 2020 at a meeting called for such purpose. A discussion regarding the basis for the Board’s approval of the Management Agreement will be available in the Fund’s initial report to shareholders. The Management Agreement will remain in full force and effect, unless sooner terminated by the Fund, for an initial two-year period and shall continue thereafter on an annual basis provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities of the Fund or by the Fund’s Board; and (ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Fund’s Independent Trustees. It can also be terminated with respect to the Fund at any time, without payment of any penalty by a vote of a majority of the outstanding voting securities of the Fund or by a vote of a majority of the Fund’s entire Board on 60 days’ written notice to Lord Abbett, or by Lord Abbett on 60 days’ written notice to the Fund. Additionally, the Management Agreement will terminate automatically in the event of its assignment. The Management Agreement may not be materially amended with respect to the Fund without a vote of a majority of the outstanding voting securities of the Fund.

The Fund pays all expenses attributable to its operations not expressly assumed by Lord Abbett, including, without limitation, Independent Trustees’ fees and expenses, association membership dues, legal and auditing fees, taxes, transfer and dividend disbursing agent fees, shareholder servicing costs, expenses relating to shareholder meetings, expenses of registering its shares under federal and state securities laws, expenses of preparing, printing and mailing prospectuses and shareholder reports to existing shareholders, insurance premiums, and other expenses connected with executing portfolio transactions.

The Management Agreement provides that neither Lord Abbett nor its members, officers, directors or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under the Management Agreement, except by reason of willful misfeasance, bad faith or gross negligence in performance of Lord Abbett’s duties, or by reason of reckless disregard of Lord Abbett’s obligations and duties under the Management Agreement.

4-1

Administrative Services Fees Paid to Lord Abbett

Pursuant to an Administrative Services Agreement with the Fund, Lord Abbett provides certain administrative services such as Fund accounting, financial reporting, tax, shareholder servicing, technology, legal, compliance, and Blue Sky services. Under the Administrative Services Agreement, the Fund pays Lord Abbett a monthly fee, based on its average daily net assets for each month, at an annual rate of 0.04%.

Distributor

Lord Abbett Distributor a New York limited liability company and subsidiary of Lord Abbett, located at 90 Hudson Street, Jersey City, NJ 07302, serves as the principal underwriter for the Fund. Lord Abbett Distributor is a broker-dealer registered with the SEC and is a member of FINRA. Under the Fund’s Distribution Agreement, Lord Abbett Distributor is obligated to use its best efforts to find purchasers for the shares of the Fund, and to make reasonable efforts to sell Fund shares on a continuous basis, so long as, in Lord Abbett Distributor’s judgment, a substantial distribution can be obtained by reasonable efforts.

The Distribution Agreement will remain in full force and effect, unless sooner terminated by the Fund, for an initial two-year period and shall continue thereafter on an annual basis, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Independent Trustees; and (ii) by the vote of a majority of the entire Board cast in person at a meeting called for that purpose.

The Fund offers three separate classes of shares, Class A, Class I, and Class U. Class A shares of the Fund are primarily offered and sold to retail investors by broker-dealers which are members of the FINRA and which have agreements with the Fund’s distributor, but may be made available through other financial firms, including banks and trust companies, and to specified benefit plans (as defined below) and other retirement accounts. Only certain investors are eligible to purchase Class I Shares. Class I Shares are sold at their offering price, which is NAV per share. Unless you are eligible for a waiver, Class A Shares are sold at a public offering price equal to their net asset value plus an initial sales charge. A CDSC applies upon early redemption of Class A shares. A CDSC (i) will be assessed on the lesser of the NAV of the shares at the time of the repurchase or the NAV when the shares originally were purchased; and (ii) will not be imposed on the amount of your account value represented by the increase in NAV over the initial purchase price (including increases due to the reinvestment of dividends and capital gains distributions) and upon early repurchase of shares. In the case of Class A shares, this increase is represented by shares having an aggregate dollar value in your account. The applicability and amount and nature of a CDSC is described in the Fund’s prospectus. The initial sales charge varies depending upon the size of your purchase.

The minimum initial investment for Class A, Class I, and Class U shares is $2,500, $1 million, and $2,500 per account, respectively, except that the minimum investment may be modified for certain financial firms that submit orders on behalf of their customers, the Trustees of the Board and certain employees and former partners (and their extended family members) of Lord Abbett. There is no minimum subsequent investment amount for Class I Shares. The minimum subsequent investment amount for Class A and Class U Shares is $100. Shares also may be offered through certain financial firms that charge their customers transaction or other fees with respect to the customer’s investment in the Fund. Financial firms may provide or arrange for the provision of some or all of the shareholder servicing, account maintenance and other services required by specified benefit plan accounts and their participants, for which fees or expenses may be charged in addition to those described in the prospectus and SAI.

4-2

5. MANAGEMENT OF THE FUND

The Board is responsible for the management of the business and affairs of the Fund, in accordance with the laws of the State of Delaware. The Board elects officers who are responsible for the day-to-day operations of the Fund and who execute policies authorized by the Board. As will generally be discussed in the Fund’s annual or semiannual report to shareholders, the Board also approves an investment adviser to the Fund and monitors the cost and quality of the services the investment adviser provides, and annually considers whether to renew the contract with the investment adviser. Generally, each Trustee of the Fund holds office until his/her successor is elected and qualified or until his/her earlier resignation or removal, as provided in the Fund’s organizational documents.

Lord Abbett, a Delaware limited liability company, is the Fund’s investment adviser. Designated Lord Abbett personnel are responsible for the day-to-day management of the Fund.

Board Leadership Structure

The Board currently has eleven Trustees, ten of whom are Independent Trustees. James L.L. Tullis, an Independent Trustee, serves as the Chair of the Board. The Board has determined that its leadership structure is appropriate in light of the composition of the Board and its committees and Mr. Tullis’ long tenure with the Board. The Board believes that its leadership structure enhances the effectiveness of the Board’s oversight role.

The Board generally meets six times a year, and may hold additional special meetings to address specific matters that arise between regularly scheduled meetings. The Independent Trustees also meet regularly without the presence of management and are advised by independent legal counsel.

As discussed more fully below, the Board has delegated certain aspects of its oversight function to committees comprised solely of Independent Trustees. The committee structure facilitates the Board’s timely and efficient consideration of matters pertinent to the Fund’s business and affairs and their associated risks.

Trustees

The following individuals are Trustees of the Fund. Unless otherwise indicated, the address of each Interested Trustee is Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302, and the address of each Independent Trustee is Lord, Abbett & Co. LLC, c/o Legal Dept., 90 Hudson Street, Jersey City, NJ 07302.

Name (Year of Birth)	Position Held (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held During Past 5 Years
Independent Trustees
Evelyn E. Guernsey (1955)	Vice Chair (since 2023) and Trustee (since inception)	None	64	None
Julie A. Hill (1946)	Trustee (since inception)	Owner and CEO of The Hill Company, a business consulting firm (since 1998).	64	Currently serves as director of Columbia Care (CCHW) (since 2021). Previously served as director of Anthem, Inc., a health benefits company (1994-2021).
5-1

Name (Year of Birth)	Position Held (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held During Past 5 Years
Kathleen M. Lutito (1963)	Trustee (since inception)	President and Chief Investment Officer of CenturyLink Investment Management Company (since 2006).	64	None
James M. McTaggart (1947)	Trustee (since inception)	Owner of McTaggart LLC (since 2011).	64	None
Charles O. Prince (1950)	Trustee (since September 2019)	None. Formerly Chair and Chief Executive Officer, Citigroup, Inc. (Retired 2007).	64	Previously served as director of Johnson & Johnson (2005–2022). Previously served as director of Xerox Corporation (2007–2018).
Karla M. Rabusch (1959)	Trustee (since inception)	President and Director of Wells Fargo Funds Management, LLC (2003-2017); President of Wells Fargo Funds (2003-2016).	64	None
Lorin Patrick Taylor Radtke (1968)	Trustee (since 2021)	Partner and Co-Founder of M Seven 8 Partners LLC, a venture capital firm (since 2016). Formerly Partner, Goldman Sachs (1992-2016).	64	Currently serves as director of Assured Guaranty (since 2021); Virtual Combine (since 2018). Previously served as director of SummerMoon Coffee (2022); Mariposa Family Learning (2021-2022).
Leah Song Richardson (1966)	Trustee (since 2021)	President of Colorado College (since 2021). Formerly Dean at University of California, Irvine–School of Law (2017–2021); Professor of Law at University of California, Irvine (2014–2017).	64	None
5-2

Name (Year of Birth)	Position Held (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held During Past 5 Years
Mark A. Schmid (1959)	Trustee (since inception)	Vice President and Chief Investment Officer of the University of Chicago (2009-2021).	64	Currently serves as director of Underwriters Laboratories Research Institute (since 2022).
James L.L. Tullis (1947)	Chair and Trustee (since inception)	Chair of Tullis Health Investors -FL LLC (since 2019, CEO from 2012-2018); Formerly CEO of Tullis- Dickerson and Co. Inc., a venture capital management firm (1990-2016).	64	Currently serves as Chair of Crane Co. (since 2020, director since 1998), Director of Crane NXT, Co. (since 2023), Director of Alphatec Spine (since 2018), and Director of Exagen Inc. (since 2019). Previously served as director of electroCore, Inc. (2018-2020).
Interested Trustee
Douglas B. Sieg (1969)	Trustee; President; Chief Executive Officer (since inception)	Managing Partner of Lord Abbett (since 2018) and was formerly Head of Client Services, joined Lord Abbett in 1994.	64	None
5-3

Officers

No officer listed below has received compensation from the Fund. All officers of the Fund also may be officers of the other Lord Abbett Funds and maintain offices at 90 Hudson Street, Jersey City, NJ 07302. Unless otherwise indicated, the position(s) and title(s) listed under the “Principal Occupation(s) During Past 5 Years” column indicates each officer’s position(s) and title(s) with Lord Abbett. Each officer serves for an indefinite term (i.e., until his or her death, resignation, retirement, or removal).

Name (Year of Birth)	Position Held with the Fund	Year Elected	Principal Occupation(s) During Past 5 Years
Douglas B. Sieg (1969)	President and Chief Executive Officer	Since inception	Managing Partner of Lord Abbett (since 2018) and was formerly Head of Client Services, joined Lord Abbett in 1994.
Jackson C. Chan (1964)	AML Compliance Officer	Since inception	Deputy Chief Compliance Officer and Director of Regulatory Affairs, joined Lord Abbett in 2014.
Nicholas D. Emguschowa (1986)	Data Protection Officer	Elected in 2022	Assistant General Counsel, joined Lord Abbett in 2018 and was formerly Associate at Shearman & Sterling (2014- 2018).
Brooke A. Fapohunda (1975)	Vice President and Assistant Secretary	Elected in 2023	Partner and Senior Counsel, joined Lord Abbett in 2006.
Michael J. Hebert (1976)	Chief Financial Officer and Treasurer	Elected in 2021	Head of Global Fund Finance, joined Lord Abbett in 2021 and was formerly Vice President at Eaton Vance Management (EVM) (2014-2021) and Calvert Research & Management (CRM) (2016-2021), and Assistant Treasurer of registered investment companies managed, advised or administered by EVM and CRM during such years.
Parker J. Milender (1989)	Vice President and Assistant Secretary	Elected in 2023	Counsel, joined Lord Abbett in 2021 and was formerly an Associate at Milbank LLP (2017- 2021).
Mary Ann Picciotto (1973)	Chief Compliance Officer	Elected in 2023	Global Chief Compliance Officer, joined Lord Abbett in 2023 and was formerly Vice President and Head of Global Compliance at T. Rowe Price (2019-2023) and Senior Vice President, Head of Compliance at OppenheimerFunds, Inc. (2014- 2019).
5-4

Name (Year of Birth)	Position Held with the Fund	Year Elected	Principal Occupation(s) During Past 5 Years
Matthew A. Press (1987)	Vice President and Assistant Secretary	Elected in 2023	Counsel, joined Lord Abbett in 2022 and was formerly an Associate at Clifford Chance US LLP (2014-2022).
Lawrence B. Stoller (1963)	Vice President, Secretary and Chief Legal Officer	Since inception	Partner and General Counsel, joined Lord Abbett in 2007.
Victoria Zozulya (1983)	Vice President and Assistant Secretary	Elected in 2022	Counsel, joined Lord Abbett in 2022 and was formerly Senior Director and Counsel at Equitable (2018-2022) and Assistant General Counsel at Neuberger Berman (2014-2018).

Qualifications of Trustees

The individual qualifications of each Trustee are noted below. These qualifications, along with the experience noted above under “Trustees,” led to the conclusion that each Trustee should serve as a Trustee for the Fund. In addition to individual qualifications, the following characteristics are among those qualifications applicable to each existing Trustee and are among the qualifications that the Independent Trustees will consider for any future nominees:

•	Reputation for integrity, honesty, and high ethical standards;

•	Diversity of background;

•	Skills in disciplines deemed by the Independent Trustees to be relevant to the role of Independent Trustee, including business acumen, experience relevant to the financial services industry generally and the investment industry particularly, and ability to exercise sound judgment in matters relating to the current and long-term objectives of the Fund;

•	Understanding and appreciation of the important role occupied by an Independent Trustee in the regulatory structure governing registered investment companies;

•	Willingness and ability to contribute positively to the decision-making process for the Fund, including appropriate interpersonal skills to work effectively with other Independent Trustees;

•	Desire and availability to serve as an Independent Trustee for a substantial period of time; and

•	Absence of conflicts that would interfere with qualifying as an Independent Trustee.

A shareholder may submit a nomination to the Board by following the procedures detailed under “Shareholder Communications” below.

Independent Trustees:

•	Evelyn E. Guernsey. Board tenure with the Lord Abbett Funds (since 2011), financial services industry experience, chief executive officer experience, marketing experience, corporate governance experience, and civic/community involvement.

•	Julie A. Hill. Board tenure with the Lord Abbett Funds (since 2004), business management and marketing experience, chief executive officer experience, entrepreneurial background, corporate governance experience, service in academia, and civic/community involvement.
5-5

•	Kathleen M. Lutito. Board tenure with the Lord Abbett Funds (since 2017), financial services industry experience, financial expertise, leadership experience, and corporate governance experience.

•	James M. McTaggart. Board tenure with the Lord Abbett Funds (since 2012), financial services industry experience, chief executive officer experience, entrepreneurial background, corporate governance experience, financial expertise, marketing experience, and civic/ community involvement.

•	Charles O. Prince. Board tenure with the Lord Abbett Funds (since 2019), financial services industry experience, chief executive officer experience, legal and regulatory experience, entrepreneurial background and corporate governance experience.

•	Karla M. Rabusch. Board tenure with the Lord Abbett Funds (since 2017), chief executive officer experience, mutual fund industry experience, financial expertise, and corporate governance experience.

•	Lorin Patrick Taylor Radtke. Board tenure with the Funds (since 2021), financial services industry experience, entrepreneurial background, corporate governance experience, legal and regulatory experience, technology experience, marketing experience, and civic/community involvement.

•	Leah Song Richardson. Board tenure with the Funds (since 2021), chief executive officer experience, legal and regulatory experience, service in academia, strategic budgeting experience, fiduciary responsibility experience, and civic/community involvement.

•	Mark A. Schmid. Board tenure with the Lord Abbett Funds (since 2016), financial services industry experience, leadership experience, corporate governance experience, service in academia, financial expertise, and civic/community involvement.

•	James L.L. Tullis. Board tenure with the Lord Abbett Funds (since 2006), financial services industry experience, chief executive officer experience, corporate governance experience, financial expertise, and civic/community involvement.

Interested Trustee:

•	Douglas B. Sieg. Board tenure with the Lord Abbett Funds (since 2016), financial services industry experience, chief executive officer experience, leadership experience, corporate governance experience, and civic/community involvement.
5-6

Committees

The standing committees of the Board are the Audit Committee, the ESG and Proxy Committee, the Governance Committee, and the Investment Committee. The table below provides information about each committee’s composition, functions, and responsibilities.

Committee	Committee Members	Description
Audit Committee	Evelyn E. Guernsey James M. McTaggart Karla M. Rabusch Lorin Patrick Taylor Radtke Mark A. Schmid	The Audit Committee is comprised solely of Independent Trustees. The Audit Committee provides assistance to the Board in fulfilling its responsibilities relating to accounting matters, the reporting practices of the Fund, and the quality and integrity of the Fund’s financial reports. Among other things, the Audit Committee is responsible for reviewing and evaluating the performance and independence of the Fund’s independent registered public accounting firm and considering violations of the Fund’s Code of Ethics to determine what action should be taken. The Audit Committee meets at least quarterly.
ESG and Proxy Committee	Evelyn E. Guernsey Julie A. Hill Kathleen M. Lutito James M. McTaggart Charles O. Prince Karla M. Rabusch Lorin Patrick Taylor Radtke Leah Song Richardson Mark A. Schmid James L.L. Tullis	The ESG and Proxy Committee is comprised of all Independent Trustees. Among other things, the ESG and Proxy Committee (i) monitors and discusses ESG-related progress at Lord Abbett and ESG-related developments that could impact the Funds; (ii) oversees the actions of Lord Abbett in voting securities owned by the Funds; and (iii) meets with Lord Abbett to review the policies in voting securities, the sources of information used in determining how to vote on particular matters, and the procedures used to determine the votes in any situation where there may be a conflict of interest.
Governance Committee	Julie A. Hill Kathleen M. Lutito Charles O. Prince Leah Song Richardson James L.L. Tullis	The Governance Committee is comprised solely of Independent Trustees. Among other things, the Governance Committee (i) reviews the composition of the Board; (ii) reviews committee and Board and committee leadership assignments; (iii) reviews the responsibilities of any committees of the Board; (iv) reviews compensation of the Independent Trustees; (v) reviews Board governance procedures and determines the form of the Board’s annual self-evaluation; and (vi) monitors the performance of independent legal counsel employed by the Independent Trustees.
5-7

Committee	Committee Members	Description
Investment Committee	Evelyn E. Guernsey Julie A. Hill Kathleen M. Lutito James M. McTaggart Charles O. Prince Karla M. Rabusch Lorin Patrick Taylor Radtke Leah Song Richardson Mark A. Schmid James L.L. Tullis	The Investment Committee is comprised of all Independent Trustees. The Investment Committee meets with Lord Abbett and portfolio management to monitor ongoing developments involving Lord Abbett and the Fund’s portfolio. Among other things, the Investment Committee (i) monitors specific Fund strategy, portfolio construction and investment processes; (ii) reviews and monitors the performance of the Funds; and (iii) monitors and discusses changes to the Funds’ investment teams and/or processes.

Committee Meetings

Fiscal Year Ended	Audit Committee	ESG and Proxy Committee	Governance Committee	Contract Committee	Compensation Committee	Investment Committee
December 31, 2022	5	5	6	2	1	4

Board Oversight of Risk Management

Managing the investment portfolio and the operations of the Fund involves certain risks. Lord Abbett (and other Fund service providers, subject to oversight by Lord Abbett) is responsible for day-to-day risk management for the Fund. The Board oversees the Fund’s risk management as part of its general management oversight function. The Board, either directly or through committees, regularly receives and reviews reports from Lord Abbett about the elements of risk that affect or may affect the Fund, including investment risk, operational risk, compliance risk, and legal risk, among other elements of risk related to the operations of the Fund and Lord Abbett, and the steps Lord Abbett takes to mitigate those risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Fund’s compliance program and reports to the Board at least quarterly regarding compliance matters for the Fund, Lord Abbett, and the Fund’s service providers. The Board also has appointed a Chief Legal Officer, who is responsible for overseeing internal reporting requirements imposed under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, which are designed to ensure that credible indications of material violations of federal securities laws or breaches of fiduciary duty are investigated and are adequately and appropriately resolved.

In addition to the Board’s direct oversight, the Audit Committee and the Investment Committee play important roles in overseeing risk management on behalf of the Fund. The Audit Committee oversees the risk management efforts for financial reporting, pricing and valuation, and liquidity risk and meets regularly with the Fund’s Chief Financial Officer and independent auditors, as well as with members of management, to discuss financial reporting and audit issues, including risks related to financial controls. The Investment Committee meets regularly with the Fund’s portfolio managers to discuss investment performance achieved by the Fund and the investment risks assumed by the Fund to achieve that performance.

While Lord Abbett has (and the Fund’s service providers have) implemented a number of measures intended to mitigate risk effectively to the extent practicable, it is not possible to eliminate all of the risks that are inherent in the operations of the Fund. Some risks are beyond Lord Abbett’s and/or a service provider’s control and not all risks that may affect the Fund can be identified before the risk arises or before Lord Abbett or a service provider, as applicable, develops processes and controls to eliminate the occurrence or mitigate the effects of such risks.

5-8

Shareholder Communications

Shareholders who want to communicate with the Board or any individual Trustee(s), including to submit a nomination to the Board, should write the Fund directed to the attention of the Secretary of the Fund, at 90 Hudson Street, Jersey City, NJ 07302-3973. Communications to the Board must be signed by the shareholder and must specify (1) the shareholder’s name and address, (2) the Fund name, (3) the number of Fund shares owned by the shareholder, and (4) for shares held in “street name,” the name of the financial intermediary that holds Fund shares in its name for the shareholder’s benefit. The Secretary will forward such communications to the Board or the applicable Trustee(s) at the next regularly scheduled meeting, if practicable, or promptly after receipt if the Secretary determines that the communications require more immediate attention.

Code of Ethics

The trustees and officers of the Fund, together with the partners and employees of Lord Abbett, are permitted to purchase and sell securities for their personal investment accounts. In engaging in personal securities transactions, however, such persons are subject to requirements and restrictions contained in the Lord Abbett Funds’, Lord Abbett’s, and Lord Abbett Distributor’s Code of Ethics, which complies, in substance, with Rule 17j-1 under the 1940 Act. Among other things, the Code of Ethics requires, with limited exceptions, that Lord Abbett partners and employees obtain advance approval before buying or selling securities, submit confirmations and quarterly transaction reports, and obtain approval before becoming a director of any company; and it prohibits such persons from (1) investing in a security seven days before or after any Fund or Lord Abbett-managed account considers a trade or trades in such security, (2) transacting in a security that the person covers as an analyst or with respect to which the person has participated in a non-public investor meeting with company management within the six months preceding the requested transaction, (3) profiting on trades of the same security within 60 days, (4) trading on material and non-public information, and (5) engaging in market timing activities with respect to the Fund. The Code of Ethics also includes certain requirements applicable to the Independent Trustees.

Compensation

The following table sets forth the compensation accrued by the Registrant for the Independent Trustees and the total compensation paid by all Lord Abbett Funds to the Independent Trustees, including amounts payable but deferred at the option of each Independent Trustee. No Interested Trustee or officer of the Lord Abbett Funds received any compensation from the Fund for acting as

5-9

a Trustee or officer. The Lord Abbett Funds currently do not offer a bonus, pension, profit-sharing, or retirement plan.

Independent Trustees	For the Fiscal Year Ending December 31, 2023 Aggregate Compensation Accrued by the Registrant[1]	For the Calendar Year Ended December 31, 2022 Total Compensation Paid by the Lord Abbett Funds[2,3]
Evelyn E. Guernsey	$20	$443,481
Julie A. Hill	21	466,361
Kathleen M. Lutito	20	457,348
James M. McTaggart	20	446,849
Charles O. Prince	20	457,348
Karla M. Rabusch	21	465,113
Lorin Patrick Taylor Radtke	19	421,849
Leah Song Richardson	19	424,014
Mark A. Schmid	20	455,183
James L.L. Tullis	27	608,014

[1]	Since the Fund has not completed its first full year since organization, compensation is estimated based upon future payments to be made by the Fund during its initial fiscal year ending December 31, 2023.

[2]	Independent Trustee’s fees, including attendance fees for Board and committee meetings, are allocated among all Lord Abbett Funds based on the net assets of each Fund. A portion of the fees payable by each Fund to its Independent Trustees may be deferred at the option of a Trustee under an equity-based plan (the “deferred compensation plan”) that deems the deferred amounts to be invested in shares of a Fund for later distribution to the Trustees. The total deferred amounts for Ms. Guernsey, Ms. Hill, Ms. Lutito, Mr. McTaggart, Mr. Prince, Ms. Rabusch, Mr. Radtke, Ms. Richardson, Mr. Schmid, and Mr. Tullis are $0, $90,000, $457,348, $175,000, $301,849, $0, $295,294, $25,000, $0 and $0, respectively.

[3]	The second column shows total compensation, including the types of compensation described in the “For the Fiscal Year Ended December 31, 2022 Aggregate Compensation Accrued by the Registrant” column accrued by all Lord Abbett Funds during the year ended December 31, 2022, including fees of Independent Trustees that have been deferred.

Fund Ownership

The following table sets forth certain information about the dollar range of equity securities beneficially owned by each Trustee in the Registrant and all other Lord Abbett Funds as of December 31, 2022. The amounts shown include deferred compensation (including any earnings) to the Trustees deemed invested in Fund shares under the deferred compensation plan. The amounts

5-10

ultimately received by the Trustees under the deferred compensation plan will be directly linked to the investment performance of the Lord Abbett Funds.

Dollar Range of Equity Securities

Trustees	Floating Rate High Income Fund	Aggregate Dollar Range of Equity Securities in Lord Abbett Funds
Independent Trustees
Evelyn E. Guernsey	None	Over $100,000
Julie A. Hill	None	Over $100,000
Kathleen M. Lutito	None	Over $100,000
James M. McTaggart	None	Over $100,000
Charles O. Prince	None	Over $100,000
Karla M. Rabusch	None	Over $100,000
Lorin Patrick Taylor Radtke	None	Over $100,000
Leah Song Richardson	None	$10,001-$50,000
Mark A. Schmid	None	Over $100,000
James L.L. Tullis	None	Over $100,000
Interested Trustee
Douglas B. Sieg*	Over $100,000	Over $100,000
*	As of March 31, 2023.

Other Accounts Managed

The following table sets forth information about the other accounts managed by the Fund’s portfolio managers as of December 31, 2022.

Included in the Registered Investment Companies category are those U.S.-registered funds managed or sub-advised by Lord Abbett, including funds underlying variable annuity contracts and variable life insurance policies offered through insurance companies. The Other Pooled Investment Vehicles category includes collective investment funds, offshore funds and similar non-registered investment vehicles. The Other Accounts category encompasses retirement and benefit plans (including both defined contribution and defined benefit plans) sponsored by various corporations and other entities, individually managed institutional accounts of various corporations, other entities and individuals, and separately managed accounts in so-called wrap fee programs sponsored by financial intermediaries unaffiliated with Lord Abbett.

	Number of Registered Investment Companies	Total Assets ($MM)	Number of Other Pooled Investment Vehicles	Total Assets ($MM)	Number of Other Accounts	Total Assets ($MM)
Kearney M. Posner	2	6,152.20	2	346.35	0	0
Eric P. Kang	4	3,747.12	1	50.56	0	0
Steven F. Rocco	17	92,747.68	14	10,857.58	20	3,978.04
Christopher J. Gizzo	4	27,026.12	2	3,331.54	0	0
5-11

Holdings of Portfolio Managers

The following table indicates the dollar range of securities beneficially owned by each portfolio manager in the Fund he or she manages, as of December 31, 2022 (or another date, if indicated). This table includes the value of securities beneficially owned by such portfolio managers through 401(k) plans and certain other plans or accounts, if any.

Ownership of Securities	Aggregate Dollar Range of Securities*
Kearney M. Posner	$50,001-$100,000
Eric P. Kang	$10,001-$50,000
Steven F. Rocco	$100,001-$500,000
Christopher J. Gizzo	$10,001-$50,000
*	As of March 31, 2023.

Conflicts of Interest

Conflicts of interest may arise in connection with the portfolio managers’ management of the investments of the Fund and the investments of the other accounts included in the table above. Such conflicts may arise with respect to the allocation of investment opportunities between the Fund and other accounts with similar investment objectives and policies. A portfolio manager potentially could use information concerning the Fund’s transactions to the advantage of other accounts and to the detriment of the Fund. To address these potential conflicts of interest, Lord Abbett has adopted and implemented a number of policies and procedures. Lord Abbett has adopted Policies and Procedures Relating to Client Brokerage and Soft Dollars, as well as Evaluation of Proprietary Research Policy and Procedures. The objective of these policies and procedures is to ensure the fair and equitable treatment of transactions and allocation of investment opportunities on behalf of all accounts managed by Lord Abbett. In addition, Lord Abbett’s Code of Ethics sets forth general principles for the conduct of employee personal securities transactions in a manner that avoids any actual or potential conflicts of interest with the interests of Lord Abbett’s clients, including the Funds. Moreover, Lord Abbett’s Insider Trading and Receipt of Material Non-Public Information Policy and Procedure sets forth procedures for personnel to follow when they have material non-public information. Lord Abbett is not affiliated with a full service broker-dealer and, therefore, does not execute any portfolio transactions through such an entity, a structure that could give rise to additional conflicts. Lord Abbett does not conduct any investment banking functions and does not manage any hedge funds. Lord Abbett does not believe that any material conflicts of interest exist in connection with the portfolio managers’ management of the investments of the Funds and the investments of the other accounts in the table referenced above.

Conflicts of interest may also arise when the Fund and other accounts invest in (i) securities or other instruments issued by a particular issuer and in certain assets owned by such issuer; and (ii) different parts of an issuer’s capital structure, for example, where the Fund owns senior debt obligations of an issuer and other accounts own junior debt or equity of the same issuer. In such circumstances, Lord Abbett may take actions with respect the Fund that are adverse to other accounts, for example, by foreclosing on loans, disposing of equity, putting an issuer in default or voting on a plan or reorganization or restructuring that is adverse to other Lord Abbett accounts. Similarly, Lord Abbett may cause other accounts managed by Lord Abbett to take actions adverse to the Fund. If an issuer in which the Fund and one or more other accounts hold securities or other interests encounters financial problems, decisions over the terms of any restructuring or workout are likely to raise conflicts of interest. In order to minimize such conflicts, the Fund may avoid making certain investments or taking certain actions that would potentially give rise to conflicts of interest, which could have the effect of limiting the Fund’s investment opportunities or available courses of actions. Alternatively, the Fund may take an action that will have the potential to disadvantage other accounts or the Fund might resolve the conflict by adopting a particular strategy (including disposing of an investment earlier than it otherwise would have if no conflict existed), which could

5-12

result in a different investment outcome than might arise if the Fund had adopted an otherwise different investment strategy. All conflicts of interest will be resolved by the Lord Abbett in its sole discretion. When making investment decisions where a conflict of interest may arise, Lord Abbett will endeavor to act in a fair and equitable manner as between the Fund and other accounts; however, in certain instances the resolution of the conflict may result in Lord Abbett acting on behalf of another account (for example, by foreclosing on loans, putting an issuer into default, transacting with an issuer or voting in a manner adverse to or inconsistent with the Fund’s vote) in a manner that is not in the best interests, or is opposed to the interests, of the Fund.

Compensation of Portfolio Managers

When used in this section, the term “fund” refers to the Fund, as well as any other registered investment companies, pooled investment vehicles, and accounts managed by a portfolio manager. Each portfolio manager receives compensation from Lord Abbett consisting of a salary, bonus, and profit-sharing plan contributions. The level of base compensation takes into account the portfolio manager’s experience, reputation, and competitive market rates, as well as the portfolio manager’s leadership and management of the investment team.

Fiscal year-end bonuses, which can be a substantial percentage of overall compensation, are determined after an evaluation of various factors. These factors include the portfolio manager’s investment results and style consistency, the dispersion among funds with similar objectives, the risk taken to achieve the returns, and similar factors. In considering the portfolio manager’s investment results, Lord Abbett’s senior leaders may evaluate the Fund’s performance against one or more benchmarks from among the Fund’s primary benchmark and any supplemental benchmarks as disclosed in the prospectus, indices disclosed as performance benchmarks by the portfolio manager’s other accounts, and other indices within one or more of the Fund’s peer groups (as defined from time to time by third party investment research companies), as well as the Fund’s peer group. In particular, investment results are evaluated based on an assessment of the portfolio manager’s one-, three-, and five-year investment returns on a pre-tax basis versus the benchmark. Finally, there is a component of the bonus that rewards leadership and management of the investment team. The evaluation does not follow a formulaic approach, but rather is reached following a review of these factors. No part of the bonus payment is based on the portfolio manager’s assets under management, the revenues generated by those assets, or the profitability of the portfolio manager’s team. In addition, Lord Abbett may designate a bonus payment of a manager for participation in the firm’s deferred compensation plan. Depending on the employee’s level they will receive either an award under the Managing Director Award Plan or the Investment Capital Appreciation Plan. Both of these plans, following a three-year qualification period, provide for a deferred payout over a five-year period. The plan’s earnings are based on the overall average net asset growth of the firm as a whole or percentile performance of our funds against benchmarks as a whole. Lord Abbett believes these incentives focus portfolio managers on the impact their Fund’s performance has on the overall reputation of the firm as a whole and encourages exchanges of investment ideas among investment professionals managing different mandates.

Lord Abbett provides a 401(k) profit-sharing plan for all eligible employees. Contributions to a portfolio manager’s profit-sharing account are based on a percentage of the portfolio manager’s total base and bonus paid during the fiscal year, subject to a specified maximum amount.

Conversion to Open-End Fund

The Fund’s Board may from time to time consider submitting to the Fund’s shareholders a proposal to convert the Fund to an open-end investment company. In determining whether to submit this issue to shareholders, the Board would consider all factors then relevant, including the size of the Fund, the extent to which shareholders have adequate liquidity thorough repurchase offers, the extent to which the Fund’s capital structure is leveraged and the possibility of re-leveraging (if any) and general market and economic conditions.

5-13

The Declaration requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of the Shares entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by a majority of the Board, in which case approval of the conversion is required by the vote of a majority of the outstanding voting securities (as defined in the 1940 act). This seventy-five percent (75%) shareholder approval requirement is higher than is required under the 1940 Act. Currently, the 1940 Act would require approval of the holders of a “majority of the outstanding” voting shares of the Fund in order to authorize a conversion.

Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption, whereas the Fund currently makes only quarterly offers to repurchase its common Shares (typically 5% per quarter), and shareholders do not have the right to otherwise have shares redeemed. Open-end companies are thus subject to more frequent periodic out-flows that can complicate portfolio management in comparison to the Fund. As described above, the Fund, like an open-end company, intends to engage in a continuous offering of its shares.

5-14

6. PORTFOLIO TRANSACTIONS

Investment and Brokerage Discretion. The Fund’s Management Agreement authorizes Lord Abbett to place orders for the purchase and sale of portfolio securities. In doing so, Lord Abbett seeks to obtain “best execution” on all portfolio transactions. This means that Lord Abbett seeks to achieve the most favorable results it can reasonably attain under the circumstances for the Fund’s portfolio transactions, considering all costs of the transaction, including brokerage commissions, and taking into account the full range and quality of the broker-dealers’ services. To the extent consistent with obtaining best execution, the Fund may pay a higher commission than some broker-dealers might charge on the same transaction. Lord Abbett is not obligated to obtain the lowest commission rate available for a portfolio transaction exclusive of price, service, and qualitative considerations.

Selection of Brokers and Dealers. The policy on best execution governs the selection of broker-dealers and selection of the market and/or trading venue in which to execute a transaction. Normally, traders who are employees of Lord Abbett select broker-dealers. These traders are responsible for seeking best execution. They also conduct trading for the accounts of other Lord Abbett investment management clients, including investment companies, institutions, and individuals. To the extent permitted by law, the Fund may purchase from or sell to another Fund or client without the intervention of any broker-dealer if Lord Abbett deems the transaction to be in the best interests of the Fund and the other participating accounts and at a price that Lord Abbett has determined by reference to independent market indicators. The Fund’s selection of broker-dealers is subject to the restrictions of the EU’s updated Markets in Financial Instruments Directive (“MiFID II”), if applicable.

Fixed Income Securities. To the extent the Fund purchases or sells fixed income securities, the Fund generally will deal directly with the issuer or through a broker-dealer acting as principal on a net basis. When dealing with a broker-dealer, the Fund pays no brokerage commission, but the price, which reflects the spread between the bid and ask prices of the security, usually includes undisclosed compensation and may involve the designation of selling concessions. The Fund also may purchase fixed income securities from underwriters at prices that include underwriting fees.

Equity Securities. Transactions in equity securities involve the payment of brokerage commissions. In the U.S., these commissions are negotiated. Traditionally, commission rates have not been negotiated on stock markets outside the U.S. While an increasing number of overseas stock markets have adopted a system of negotiated rates or ranges of rates, a small number of markets continue to be subject to a non-negotiable schedule of minimum rates. To the extent the Fund invests in equity securities, it ordinarily will purchase such securities in its primary trading markets, whether such securities are traded OTC or listed on a stock exchange, and purchase listed securities in the OTC market if such market is deemed the primary market. The Fund may purchase newly issued securities from underwriters, and the price of such transaction usually will include a concession paid to the underwriter. When purchasing from dealers serving as market makers in the OTC market, there may be no stated commission, and the Fund’s purchase price may include an undisclosed commission or markup.

Evaluating the Reasonableness of Brokerage Commissions Paid. The Fund pays a commission rate that Lord Abbett believes is appropriate under the circumstances. While Lord Abbett seeks to pay competitive commission rates, the Fund will not necessarily be paying the lowest possible commissions on particular trades if Lord Abbett believes that the Fund has obtained best execution and the commission rates paid by the Fund are reasonable in relation to the value of the services received. Such services include, but are not limited to, showing the Fund trading opportunities, a willingness and ability to take principal positions in securities, knowledge of a particular security or market-proven ability to handle a particular type of trade, providing and/or facilitating Lord Abbett’s use of proprietary and third party research, confidential treatment, promptness and reliability. Lord Abbett may view the value of these services in terms of either a particular transaction or Lord Abbett’s overall responsibility to the Fund and the other accounts Lord Abbett manages.

6-1

Lord Abbett continuously seeks to determine what levels of commission rates are reasonable in the marketplace for transactions executed on behalf of the Fund. In evaluating the reasonableness of commission rates, Lord Abbett may consider any or all of the following: (a) the services listed above; (b) rates quoted by broker-dealers; (c) the size of a particular transaction, in terms of the number of shares, dollar amount, and number of clients involved; (d) the complexity of a particular transaction in terms of both execution and settlement; (e) the level and type of business done with a particular firm over a period of time; (f) the extent to which the broker-dealer has capital at risk in the transaction; (g) historical commission rates; and (h) rates paid by other institutional investors based on available public information.

Trade Allocation and Rotation. Lord Abbett generally allocates securities purchased or sold in a batched transaction among participating client accounts in proportion to the size of the order placed for each account (i.e., pro rata). In certain situations, however, a pro rata allocation of the securities or proceeds may not be possible or desirable. In these cases, Lord Abbett will decide how to allocate the securities or proceeds according to each account’s particular circumstances and needs and in a manner that Lord Abbett believes is fair and equitable to clients over time in light of factors based on a good faith assessment of the investment opportunity relative to the objectives, limitations, and requirements of each eligible client account. Relevant factors may include, without limitation, client-specific considerations, type of account, number of securities relative to size and expected future size of the client account, availability of other appropriate investment opportunities, rebalancing needs, minimum denomination of increments and round lot considerations, tax considerations, and/or purchases for newly established accounts for which Lord Abbett is seeking to fully invest as promptly as possible. In addition, if Lord Abbett is unable to execute fully a batched transaction and determines that it would be impractical to allocate a small number of securities on a pro rata basis among the participating accounts, Lord Abbett allocates the securities in a manner it determines to be fair to all accounts over time. Thus, in some cases it is possible that the application of the factors described herein may result in allocations in which certain client accounts participating in a batched transaction may receive an allocation when other accounts do not. Non-proportional allocations may occur frequently in the fixed income portfolio management area, in many instances because multiple appropriate or substantially similar investments are not available in fixed income strategies, as well as for other reasons. Non-proportional allocations also could occur in other investment strategies.

At times, Lord Abbett is not able to batch purchases and sales for all accounts or products it is managing, such as when an individually managed account client directs it to use a particular broker for a trade (sometimes referred to herein as “directed accounts”) or when a client restricts Lord Abbett from selecting certain brokers to execute trades for such account (sometimes referred to herein as “restricted accounts”). When it does not batch purchases and sales among products, Lord Abbett usually uses a rotation process for placing equity transactions on behalf of the different groups of accounts or products with respect to which equity transactions are communicated to the trading desk at or about the same time.

When transactions for all products using a particular investment strategy are communicated to the trading desk at or about the same time, Lord Abbett generally will place trades first for transactions on behalf of the Fund and non-directed, unrestricted, individually managed institutional accounts; second for restricted accounts; third for managed accounts by sponsor or consultant/financial advisor (“MA”); and finally for directed accounts. Communication of changes to portfolio holdings information for certain model portfolio MA programs is handled separately near the end of the trading day and generally after the completion of transactions for MA. Lord Abbett may determine in its sole discretion to place transactions for one group of accounts (e.g., directed accounts, restricted accounts, or MA) before or after the remaining accounts based on a variety of factors, including size of overall trade, the broker-dealer’s commitment of capital, liquidity or other conditions of the market, or confidentiality. Most often, however, transactions are communicated to the trading desk first for the Fund and institutional accounts and then for other relevant accounts. In those instances, Lord Abbett normally will place transactions in the same order as when transactions are communicated to the trading desk at or about the same time.

6-2

Policies on Broker-Dealer Brokerage and Research Services and Soft Dollars. Lord Abbett may select broker-dealers that furnish Lord Abbett with proprietary and third party brokerage and research services in connection with commissions paid on transactions it places for client accounts to the extent that Lord Abbett believes that the commissions paid are reasonable in relation to the value of the services received. “Commissions,” as defined through applicable guidance issued by the SEC, include fees paid to brokers for trades conducted on an agency basis, and certain mark-ups, mark-downs, commission equivalents, and other fees received by dealers in riskless principal transactions. The brokerage and research services Lord Abbett receives are within the eligibility requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), and, in particular, provide Lord Abbett with lawful and appropriate assistance in the provision of investment advice to client accounts. Brokerage and research services (collectively referred to herein as “Research Services”) include (1) furnishing advice relating to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). Such services may come in the form of research reports via electronic delivery or print, online data services, oral discussions with researchers and other experts, attendance at conferences, and meetings with company representatives. The provisions of MiFID II may limit the ability of Lord Abbett to pay for research services using soft dollars in various circumstances, if applicable.

Research Services. Lord Abbett has entered into “Client Commission Arrangements” with a number of broker-dealers that are involved from time to time in executing, clearing, or settling securities transactions on behalf of clients (“Executing Brokers”). Such Client Commission Arrangements provide for the Executing Brokers to pay a portion of the commissions paid by eligible client accounts for securities transactions to providers of Research Services (“Research Providers”). Such Research Providers shall produce and/or provide Research Services for the benefit of Lord Abbett. If a Research Provider plays no role in executing client securities transactions, any Research Services prepared by such Research Provider constitute third party research. Research Services that are proprietary to the Executing Broker or are otherwise produced by the Executing Broker or its affiliates are referred to herein as proprietary Research Services. Lord Abbett initiates a significant percentage, including perhaps all, of a client’s equity transactions with Executing Brokers pursuant to Client Commission Arrangements. Lord Abbett also will receive complimentary and customary Research Services from various broker-dealers, including broker-dealers through which Fund portfolio transactions are executed in accordance with Lord Abbett’s best execution obligations.

Executing Brokers may provide Research Services to Lord Abbett in written form or through direct contact with individuals, including telephone contacts and meetings with securities analysts and/or management representatives from portfolio companies, and may include information concerning particular companies and securities, as well as market, economic, or other information that assists in the evaluation of investments. Examples of Research Services that Executing Brokers may provide to Lord Abbett include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance, and other analysis. Broker-dealers typically make proprietary research available to investment advisers on the basis of their placement of transactions with the broker-dealer. Some broker-dealers will not sell their proprietary research to investment advisers on a “hard dollar” (or “unbundled”) basis. Executing Brokers may provide Lord Abbett with proprietary Research Services, at least some of which are useful to Lord Abbett in its overall responsibilities with respect to client accounts that Lord Abbett manages. In addition, Lord Abbett may purchase third party research with its own resources.

Lord Abbett believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to its clients. Receipt of independent investment research

6-3

allows Lord Abbett to supplement its own internal research and analysis and makes available the views of, and information from, individuals and the research staffs of other firms. The receipt of Research Services from broker-dealers therefore does not tend to reduce the need for Lord Abbett to maintain its own research personnel. Further, Lord Abbett values the receipt of independent, supplemental viewpoints and analyses. Any investment advisory or other fees paid by clients to Lord Abbett are not reduced as a result of Lord Abbett’s receipt of Research Services from broker-dealers. Also, the expenses of Lord Abbett would be increased substantially if it attempted to generate such additional information through its own staff, or if it paid for these products or services itself. To the extent that Research Services of value are provided by or through such broker-dealers, Lord Abbett will not have to pay for such services itself. In addition, Lord Abbett will, at times, select broker-dealers that provide Research Services in order to ensure the continued receipt of such Research Services that Lord Abbett believes are useful in its investment decision-making process. Lord Abbett has an incentive to execute trades through certain of such broker-dealers with which it has negotiated more favorable Client Commission Arrangements, rather than executing through a broker-dealer with an arrangement that is less favorable to Lord Abbett. To the extent that Lord Abbett uses brokerage commissions paid in connection with client portfolio transactions to obtain Research Services, the brokerage commissions paid by such clients will exceed those that would otherwise be paid for execution only. These circumstances give rise to actual and potential conflicts of interest. In order to manage such conflicts of interest, Lord Abbett has adopted internal procedures designed to ensure that (1) the value, type, and quality of any products or services it receives from broker-dealers are permissible under applicable law and (2) investment transactions are placed based solely on best execution considerations.

Lord Abbett does not attempt to allocate to any particular client account the relative costs or benefits of Research Services received from a broker-dealer. Rather, Lord Abbett believes that any Research Services received from a broker-dealer are, in the aggregate, of assistance to Lord Abbett in fulfilling its overall responsibilities to its clients. Accordingly, Research Services received for a particular client’s brokerage commissions may be useful to Lord Abbett in the management of that client’s account, but may also be useful in Lord Abbett’s management of other clients’ accounts, including accounts that do not generate eligible Section 28(e) brokerage commissions or generate less than a proportionate share of such eligible commissions to pay for Research Services; similarly, the research received for the commissions of other client accounts may be useful in Lord Abbett’s management of that client account. Thus, Lord Abbett uses Research Services received from broker-dealers in servicing any or all of its accounts, and not all of such services will necessarily be used by Lord Abbett in connection with its management of every client account. Such products and services may disproportionately benefit certain clients relative to others based on the amount of brokerage commissions paid by the client account. For example, Lord Abbett uses Research Services obtained through soft dollar arrangements, including Client Commission Arrangements, in its management of certain directed accounts and managed accounts and accounts of clients who may have restricted Lord Abbett’s use of soft dollars, regardless of the fact that brokerage commissions paid by such accounts are not used to obtain Research Services.

In some cases, Lord Abbett receives from a broker-dealer a product or service that has both a “research” and a “non-research” use. When this occurs, Lord Abbett makes a good faith allocation between the research and non-research uses of the product or service. The percentage of the product or service Lord Abbett uses for research purposes will generally be paid for with client commissions, while Lord Abbett will use its own funds to pay for the percentage of the product or service that it uses for non-research purposes. In making this good faith allocation, Lord Abbett faces a potential conflict of interest, but Lord Abbett believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such products or services to their research and non-research uses.

Lord Abbett periodically assesses the contributions of the Research Services provided by broker-dealers and creates a ranking of broker-dealers reflecting these assessments, as determined by Lord Abbett’s investment staff. Lord Abbett’s investment personnel evaluate the Research Services they receive from broker-dealers and make judgments relating to the value and quality of such

6-4

services. These assessments are intended to affect the extent to which Lord Abbett trades with a broker-dealer, although the actual amount of transactions placed with a particular broker-dealer may not directly reflect its ranking in the voting process. Lord Abbett monitors the allocation of equity trading among broker-dealers through periodic reviews. Lord Abbett’s arrangements for proprietary and third party Research Services do not involve any commitment by Lord Abbett regarding the allocation of brokerage business to or among any particular broker-dealer. Rather, Lord Abbett executes portfolio transactions only when they are dictated by investment decisions to purchase or sell portfolio securities.

From time to time, Lord Abbett prepares a relative categorization and ranking of research providers that it considers to provide valuable Research Services as determined through evaluations and other feedback provided by Lord Abbett’s investment staff.

Lord Abbett uses the ranking as a guide for evaluating and determining payments to research providers for Research Services, including proprietary Research Services provided to Lord Abbett by executing broker-dealers. Lord Abbett may use commissions generated pursuant to a Client Commission Arrangement to pay a research provider, including an executing broker-dealer who provides proprietary Research Services to Lord Abbett. Alternatively, Lord Abbett may make cash payments from its own resources to pay research providers for Research Services. From time to time, Lord Abbett will use commissions generated pursuant to a Client Commission Arrangement to pay for a significant portion of the Research Services that it receives.

Lord Abbett’s arrangements for Research Services do not involve any commitment by Lord Abbett or the Fund regarding the allocation of brokerage business to or among any particular broker-dealer. Rather, Lord Abbett executes portfolio transactions only when they are dictated by investment decisions to purchase or sell portfolio securities. However, Lord Abbett may establish designated trading targets with one or more alternative trading systems that permit Lord Abbett to specify the broker-dealer for commission credit purposes and from which Research Services can be received, while ensuring best execution for portfolio trades. The Fund is prohibited from compensating a broker-dealer for promoting or selling Fund shares by directing the Fund’s portfolio transactions to the broker-dealer or directing any other remuneration to the broker-dealer, including commissions, mark-ups, mark-downs, or other fees, resulting from the Fund’s portfolio transactions executed by a different broker-dealer. The Fund is permitted to effect portfolio transactions through broker-dealers that also sell shares of the Fund, provided that Lord Abbett does not consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions. Thus, whether a particular broker-dealer sells shares of the Fund is not a factor considered by Lord Abbett when selecting broker-dealers for portfolio transactions, and any such sales neither qualifies nor disqualifies the broker-dealer from executing portfolio transactions for the Fund.

Lord Abbett selects broker-dealers that provide Research Services in order to ensure the continued receipt of such Research Services that Lord Abbett believes are useful in its investment decision-making process. Further, Lord Abbett has an incentive to execute trades through certain of such broker-dealers with which it has negotiated more favorable arrangements for Lord Abbett to receive Research Services. To the extent that Lord Abbett uses brokerage commissions paid in connection with client portfolio transactions to obtain Research Services, the brokerage commissions paid by such clients would exceed those that might otherwise be paid for execution only. In order to manage these conflicts of interest, Lord Abbett has adopted internal procedures that are designed to ensure that its primary objective in the selection of a broker-dealer is to seek best execution for the portfolio transaction.

All accounts included in a batched transaction executed through a broker-dealer pursuant to a Client Commission Arrangement pay the same commission rate, regardless of whether one or more accounts within the batched order has prohibited Lord Abbett from receiving any credit toward such services from its commissions. Some broker-dealers who have negotiated an arrangement with Lord Abbett for the provision of Research Services may offer a lower commission rate for client accounts not participating in such an arrangement. It is Lord Abbett’s policy, however, to seek to include nonparticipating accounts in a batched trade, as Lord Abbett believes these nonparticipating

6-5

accounts would receive overall better execution, notwithstanding the fact that the nonparticipating account may be able to pay a lower commission rate if it were not included in the batched trade.

Cross-Subsidization. Client Commission Arrangements generally do not apply to fixed income transactions. The fixed income securities market is an OTC market where commissions are not paid and soft dollars are not produced. Dealers generate revenue through the bid-ask spread of the securities in which they make markets. Lord Abbett receives complimentary and customary investment research from various broker-dealers, including, in addition to broker-dealers that execute equity trades, broker-dealers through which fixed income trades are executed in accordance with Lord Abbett’s best execution obligations. The receipt of such research, however, is not contingent on specific trades. In addition, the investment personnel managing fixed income accounts will benefit from, or be “cross-subsidized” by, Research Services received by Lord Abbett through soft dollars, even though some fixed income accounts do not generate eligible Section 28(e) brokerage commissions or generate less than a proportionate share of such eligible commissions to pay for such Research Services.

Some fixed income strategies employed by Lord Abbett also invest in equity securities. Therefore, in addition to making use of soft dollar Research Services obtained by Lord Abbett’s equity investment personnel, the fixed income investment team also will obtain Research Services directly using soft dollars.

6-6

7. TAX MATTERS

The following discussion of U.S. federal income tax consequences of investment in Shares of the Fund is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, and other applicable authority, as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in Shares of the Fund. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to an investment in Shares of the Fund. There may be other tax considerations applicable to particular shareholders. For example, except as otherwise specifically noted herein, we have not described certain tax considerations that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the U.S. federal alternative minimum tax, insurance companies, tax-exempt organizations, pension plans and trusts, regulated investment companies, dealers in securities, shareholders holding Shares through tax-advantaged accounts (such as 401(k) plans or individual retirement accounts), financial institutions, shareholders holding Shares as part of a hedge, straddle, or conversion transaction, entities that are not organized under the laws of the United States or a political subdivision thereof, and persons who are neither citizens nor residents of the United States. This summary assumes that investors hold Shares as capital assets (within the meaning of the Code). Shareholders should consult their own tax advisors regarding their particular situation and the possible application of federal, state, local, non-U.S. or other tax laws, and any proposed tax law changes.

Taxation of the Fund

The Fund has elected to be treated and intends to qualify as and to be treated each year as a regulated investment company under Subchapter M of the Code. In order to qualify for the special tax treatment accorded to regulated investment companies and their shareholders, the Fund must, among other things: (a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below); (b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the regulated investment company. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the

7-1

substantial equivalent thereof and (y) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Code Section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.

If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income or gains distributed in a timely manner to shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Fund were to fail to meet the income, diversification, or distribution tests described above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify as a regulated investment company accorded special tax treatment for such year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, that the shareholder meets certain holding period and other requirements in respect of the Fund’s Shares (as described below). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.

The Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any) and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). Any taxable income including any net capital gain retained by the Fund will be subject to tax at the Fund level at regular corporate rates. In the case of net capital gain, the Fund is permitted to designate the retained amount as undistributed capital gain in a timely notice to its shareholders who would then, in turn, (i) be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If the Fund makes this designation, for U.S. federal income tax purposes, the tax basis of Shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

As described under “Leverage” in the Prospectus, if at any time when preferred shares or other senior securities are outstanding and the Fund does not meet applicable asset coverage

7-2

requirements, it will be required to suspend distributions to common shareholders until the requisite asset coverage is restored. Any such suspension may cause the Fund to pay a U.S. federal income and excise tax on undistributed income or gains and may, in certain circumstances, prevent the Fund from qualifying for treatment as a regulated investment company. The Fund may repurchase, prepay, or otherwise retire preferred shares or other senior securities, as applicable, in an effort to comply with the distribution requirement applicable to regulated investment companies.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains. The Fund may carry net capital losses forward to one or more subsequent taxable years without expiration. The Fund must apply such carryforwards first against gains of the same character.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.

If the Fund were to fail to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income recognized for the one-year period ending on October 31 of such year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects), plus any such amounts retained from the prior year, the Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. For purposes of the required excise tax distribution, a regulated investment company’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 (or November 30 of that year if the regulated investment company makes the election described above) generally are treated as arising on January 1 of the following calendar year; in the case of a regulated investment company with a December 31 year end that makes the election described above, no such gains or losses will be so treated. Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to or will do so.

Fund Distributions

The Fund intends to declare income dividends daily and distribute them to common shareholders monthly. Unless a shareholder elects otherwise, all distributions will be automatically reinvested in additional Shares of the Fund pursuant to the Fund’s dividend reinvestment plan. A shareholder whose distributions are reinvested in Shares under the dividend reinvestment plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to the fair market value of the Shares issued to the shareholder, which amount will also be equal to the net asset value of such shares. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described below, whether a shareholder takes them in cash or they are reinvested pursuant to the dividend reinvestment plan in additional shares of the Fund.

7-3

Fund distributions generally will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. See the discussion below regarding distributions declared in October, November or December for further information. Distributions received by tax-exempt shareholders generally will not be subject to U.S. federal income tax to the extent permitted under applicable tax law.

For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated the gains, rather than how long a shareholder has owned his or her Shares. In general, the Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Tax rules can alter the Fund’s holding period in investments and thereby affect the tax treatment of gain or loss in respect of such investments. Distributions of net capital gain that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to shareholders as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates relative to ordinary income. The IRS and the Department of the Treasury have issued Treasury regulations that impose special rules in respect of Capital Gain Dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to shareholders as ordinary income. Distributions of investment income reported by the Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to net capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. The Fund does not expect a significant portion of distributions to be derived from qualified dividend income.

In general, dividends of net investment income received by corporate shareholders of the Fund will qualify for the dividends-received deduction generally available to corporations only to the extent of the amount of eligible dividends received by the Fund from domestic corporations for the taxable year if certain holding period and other requirements are met at both the shareholder and Fund levels. The Fund does not expect a significant portion of distributions to be eligible for the dividends-received deduction.

Any distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute qualified dividend income to non-corporate shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

The IRS currently requires a regulated investment company that the IRS recognizes as having two or more “classes” of stock for U.S. federal income tax purposes to allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, if the Fund issues one or more series of preferred shares, the Fund will allocate Capital Gain Dividends for each tax year between and among its Shares and each such series of its preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Dividends qualifying for the dividends-received deduction or as qualified dividend income will be allocated between and among Shares and each such series of preferred shares separately from dividends that do not so qualify, in each case in proportion to the total dividends paid to each share class for the Fund’s tax year.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, exchange or other taxable disposition of Fund shares. Common shareholders

7-4

are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

If, in and with respect to any taxable year, the Fund makes a distribution in excess of its current and accumulated “earnings and profits,” the excess distribution will be treated as a return of capital to the extent of a shareholder’s tax basis in his or her Shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s basis in his or her shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of such shares. If the Fund issues one or more series of preferred shares, where one or more such distributions occur in and with respect to any taxable year of the Fund, the available earnings and profits will be allocated first to the distributions made to the holders of such preferred shares, and only thereafter to distributions made to holders of Shares. In such case, the holders of preferred shares will receive a disproportionate share of the distributions, if any, treated as dividends, and the holders of the Shares will receive a disproportionate share of the distributions, if any, treated as a return of capital.

A distribution by the Fund will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

As required by federal law, detailed federal tax information with respect to each calendar year will be furnished to shareholders early in the succeeding year.

Dividends and distributions on Shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of Shares purchased at a time when the Fund’s net asset value reflects unrealized gains or income or gains that are realized but not yet distributed. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.

If the Fund holds, directly or indirectly, one or more “tax credit bonds” issued prior to January 1, 2018, such as Build America Bonds issued before January 1, 2011, on one or more applicable dates during a taxable year, it is possible that the Fund will elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, a shareholder will be deemed to receive a distribution of money with respect to its Fund shares equal to the shareholder’s proportionate share of the amount of such credits and be allowed a credit against the shareholder’s U.S. federal income tax liability equal to the amount of such deemed distribution, subject to certain limitations imposed by the Code on the credits involved. Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.

The Fund will not be considered to be a “publicly offered” regulated investment company if it does not have at least 500 shareholders at all times during a taxable year and its shares are not treated as continuously offered pursuant to a public offering. It is possible that the Fund will not be treated as a “publicly offered” regulated investment company for one or more of its taxable years. Very generally, pursuant to Treasury Department regulations, expenses of a regulated investment company that is not “publicly offered,” except those specific to its status as a regulated investment company or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Fund shareholders (generally including other regulated investment companies that are not “publicly offered,” individuals and entities that compute their taxable income in the same manner as an individual), and, other than in the case of a shareholder that is a regulated investment company that is not “publicly offered,” are not deductible by those shareholders under current law.

7-5

Sales, Exchanges or Redemptions of Shares

The sale, exchange or repurchase of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of Fund shares treated as a sale or exchange for U.S. federal income tax purposes will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, such gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Fund shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash sale” rule if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A repurchase by the Fund of a shareholder’s shares pursuant to a repurchase offer (as described in the Prospectus) generally will be treated as a sale or exchange of the shares by a shareholder provided that either (i) the shareholder tenders, and the Fund repurchases, all of such shareholder’s shares, thereby reducing the shareholder’s percentage ownership of the Fund, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Fund following completion of the repurchase offer, or (iii) the repurchase offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Fund, which determination depends on a particular shareholder’s facts and circumstances.

If a tendering shareholder’s proportionate ownership of the Fund (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the repurchase offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Fund to such shareholder for the shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Fund’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the repurchase offer, and thereafter as capital gain. Any Fund shares held by a shareholder after a repurchase offer will be subject to basis adjustments in accordance with the provisions of the Code.

Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling shares pursuant to a particular repurchase offer, shareholders who do not sell shares pursuant to that repurchase offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the repurchase offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Fund increases as a result of that repurchase offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Fund as a result of the repurchase offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.

Use of the Fund’s cash to repurchase shares may adversely affect the Fund’s ability to satisfy the distribution requirements for treatment as a regulated investment company described above. The Fund may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Fund would take any such income into account in determining whether such distribution requirements have been satisfied.

7-6

The foregoing discussion does not address the tax treatment of tendering shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the repurchase offer.

Issuer Deductibility of Interest

A portion of the interest paid or accrued on certain high yield discount obligations owned by the Fund may not, and interest paid on debt obligations, if any, that are considered for tax purposes to be payable in the equity of the issuer or a related party will not be deductible to the issuer. This may affect the cash flow of the issuer. If a portion of the interest paid or accrued on certain high yield discount obligations is not deductible, that portion will be treated as a dividend paid by the issuer for purposes of the corporate dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such accrued interest.

Original Issue Discount, Payment-in-Kind Securities, Market Discount, Preferred Securities and Commodity-Linked Notes

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in the Fund’s income and required to be distributed over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. Increases in the principal amount of an inflation-indexed bond will generally be treated as OID.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation. Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount on such debt obligation in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. If the Fund makes the election referred to in the preceding sentence, then the rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects. The Fund reserves the right to revoke such an election at any time pursuant to applicable IRS procedures. In the case of higher-risk securities, the amount of market discount may be unclear. See “Higher-Risk Securities.”

From time to time, a substantial portion of the Fund’s investments in loans and other debt obligations could be treated as having OID and/or market discount, which, in some cases could be significant. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold.

A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic

7-7

corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some preferred securities may include provisions that permit the issuer, at its discretion, to defer the payment of distributions for a stated period without any adverse consequences to the issuer. If the Fund owns a preferred security that is deferring the payment of its distributions, the Fund may be required to report income for U.S. federal income tax purposes to the extent of any such deferred distributions even though the Fund has not yet actually received the cash distribution.

In addition, pay-in-kind obligations will, and commodity-linked notes may, give rise to income which is required to be distributed and is taxable even though the Fund receives no interest payment in cash on the security during the year.

If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, the Fund may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by disposition of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such dispositions. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they might otherwise receive in the absence of such transactions.

Higher-Risk Securities

The Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Tax rules are not entirely clear about issues such as whether or to what extent the Fund should recognize market discount on such a debt obligation, when the Fund may cease to accrue interest, OID or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to federal income or excise tax.

Securities Purchased at a Premium

Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity (i.e., a premium), the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if the Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds acquired on or after January 4, 2013, the Fund is permitted to deduct any remaining premium allocable to a prior period. In the case of a tax-exempt bond, tax rules require the Fund to reduce its tax basis by the amount of amortized premium.

7-8

Catastrophe Bonds

The proper tax treatment of income or loss realized by the retirement or sale of certain catastrophe bonds is unclear. The Fund will report such income or loss as capital or ordinary income or loss in a manner consistent with any IRS position on the subject following the publication of such a position.

Passive Foreign Investment Companies

Equity investments by the Fund in certain “passive foreign investment companies” (“PFICs”) could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the PFIC or on proceeds received from the disposition of shares in the PFIC. This tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company. Under final Treasury regulations, any such income or net capital gain of the PFIC that is required to be included in the Fund’s gross income would be qualifying income to the extent it is either (i) timely and currently repatriated or (ii) derived with respect to the Fund’s business of investing in stock, securities or currencies. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to sell other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

Municipal Bonds

The interest on municipal bonds is generally exempt from U.S. federal income tax. The Fund does not expect to invest 50% or more of its assets in municipal bonds on which the interest is exempt from U.S. federal income tax, or in interests in other regulated investment companies. As a result, it does not expect to be eligible to pay “exempt-interest dividends” to its shareholders under the applicable tax rules. As a result, interest on municipal bonds is taxable to shareholders of the Fund when received as a distribution from the Fund. In addition, gains realized by the Fund on the sale or exchange of municipal bonds are taxable to shareholders of the Fund when distributed to them.

Certain Investments in REITs

Any investment by the Fund in equity securities of REITs may result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in REIT equity securities also may require the Fund to accrue and to distribute income not yet received. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by the Fund from a REIT generally will not constitute qualified dividend income.

Distributions by the Fund to its shareholders that the Fund properly reports as “section 199A dividends,” as defined and subject to certain conditions described below, are treated as qualified REIT dividends in the hands of non-corporate shareholders. Non-corporate shareholders are

7-9

permitted a federal income tax deduction equal to 20% of qualified REIT dividends received by them, subject to certain limitations. Very generally, a “section 199A dividend” is any dividend or portion thereof that is attributable to certain dividends received by a regulated investment company from REITs, to the extent such dividends are properly reported as such by the regulated investment company in a written notice to its shareholders. A section 199A dividend is treated as a qualified REIT dividend only if the shareholder receiving such dividend holds the dividend-paying regulated investment company shares for at least 46 days of the 91-day period beginning 45 days before the shares become ex-dividend, and is not under an obligation to make related payments with respect to a position in substantially similar or related property. The Fund is permitted to report such part of its dividends as section 199A dividends as are eligible, but is not required to do so.

Foreign Currency Transactions

The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Any such net gains could require a larger dividend toward the end of the calendar year. Any such net losses will generally reduce and potentially require the recharacterization of prior ordinary income distributions and may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

Options, Futures, and Forward Contracts, Swap Agreements, and other Derivatives

In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If a call option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund will generally subtract the premium received for purposes of computing its cost basis in the stock purchased. Gain or loss arising in respect of a termination of the Fund’s obligation under an option other than through the exercise of the option will be short-term capital gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term capital gain equal to the premium received.

The Fund’s options activities may include transactions constituting straddles for U.S. federal income tax purposes, that is, that trigger the U.S. federal income tax straddle rules contained primarily in Section 1092 of the Code. Such straddles include, for example, positions in a particular security, or an index of securities, and one or more options that offset the former position, including options that are “covered” by the Fund’s long position in the subject security. Very generally, where applicable, Section 1092 requires (i) that losses be deferred on positions deemed to be offsetting positions with respect to “substantially similar or related property” to the extent of unrealized gain in the latter, and (ii) that the holding period of such a straddle position that has not already been held for the long-term holding period be terminated and begin anew once the position is no longer part of a straddle. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to

7-10

be treated as short-term capital gains, and distributions that would otherwise constitute “qualified dividend income” or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.

The tax treatment of certain positions entered into by the Fund, including regulated futures contracts, certain foreign currency positions and certain listed non-equity options, will be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

Derivatives, Hedging, and Other Transactions

In addition to the special rules described above in respect of futures and options transactions, the Fund’s transactions in other derivatives instruments (e.g., forward contracts and swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could, therefore, affect the amount, timing and/or character of distributions to shareholders.

Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a Fund-level tax.

Commodities and Commodity-Linked Instruments

The Fund’s investments in commodities and commodity-linked instruments, if any, will potentially be limited by the Fund’s intention to qualify as a regulated investment company, and will potentially limit the Fund’s ability to so qualify. Income and gains from commodities and certain commodity-linked instruments do not constitute qualifying income to a regulated investment company for purposes of the 90% gross income test described above. In addition, the tax treatment of some other commodity-linked instruments in which the Fund might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a regulated investment company. If the Fund were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income, and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a regulated investment company unless it is eligible to and does pay a tax at the Fund level.

Book-Tax Differences

Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund’s transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and the sum of its taxable income and net

7-11

tax-exempt income (if any). If such a difference arises, and the Fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment and to avoid an entity-level tax. In the alternative, if the Fund’s book income exceeds the sum of its taxable income (including realized capital gains) and net tax-exempt income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter as gain from the sale or exchange of a capital asset.

Short Sales

If the Fund participates in a short sale and, on the date of such short sale, the Fund either (i) does not hold securities substantially identical to those sold short or (ii) has held such substantially identical securities for one year or less, the character of gain or loss realized on such a short sale generally will be short-term. If the Fund participates in a short sale and, on the date of such short sale, the Fund has held substantially identical securities for more than one year, the character of gain realized on such short sale will be determined by reference to the Fund’s holding period in the property actually used to close the short sale; the character of loss realized on such short sale generally will be long term, regardless of the holding period of the securities actually used to close such short sale. Because net short-term capital gain (after reduction by any long-term capital loss) is generally taxed at ordinary income rates, the Fund’s short sale transactions can increase the percentage of the Fund’s gains that are taxable to shareholders as ordinary income.

Mortgage-Related Securities

The Fund may invest directly or indirectly in real estate mortgage investment conduits (“REMICs”) (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Fund’s income (including income allocated to the Fund from a REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP—referred to in the Code as an “excess inclusion”—will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a regulated investment company, such as the Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, the Fund may not be a suitable investment for charitable remainder trusts (“CRTs”), as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income and otherwise might not be required to file a U.S. federal income tax return, to file such a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

7-12

Foreign (non-U.S.) Taxation

Income, proceeds and gains received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

If, at the close of its taxable year, more than 50% of the Fund’s assets consists of the securities of foreign corporations, including for this purpose foreign governments, the Fund will be permitted to make an election under the Code that will allow shareholders to claim a credit or deduction on their income tax returns for their pro rata portions of qualified taxes paid by the Fund to foreign countries in respect of foreign securities that the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder’s ability to claim an offsetting foreign tax credit or deduction in respect of such foreign taxes is subject to certain limitations imposed by the Code, which may result in the shareholder’s not receiving a full credit or deduction (if any) for the amount of such taxes. Shareholders who do not itemize on their U.S. federal income tax returns may claim a credit (but not a deduction) for such foreign taxes. If the Fund does not qualify for or chooses not to make such an election, shareholders will not be entitled separately to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s yield on such investment. Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.

Tax-Exempt Shareholders

Income of a regulated investment company that would be UBTI if earned directly by a tax-exempt entity will not generally be attributed as UBTI to a tax-exempt shareholder of the regulated investment company. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b). A tax-exempt shareholder may also recognize UBTI if the Fund recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

In addition, special tax consequences apply to CRTs that invest in regulated investment companies that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, if a CRT, as defined in Section 664 of the Code, realizes any UBTI for a taxable year, a 100% excise tax is imposed on such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI solely as a result of investing in a regulated investment company that recognizes “excess inclusion income.” Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a regulated investment company that recognizes “excess inclusion income,” then the regulated investment company will be subject to a tax on that portion of its “excess inclusion income” for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, the Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. CRTs and other tax-exempt shareholders are urged to consult their tax advisors concerning the consequences of investing in the Fund.

7-13

Non-U.S. Shareholders

Distributions by the Fund to shareholders that are not “United States persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends, or (3) interest-related dividends, each as defined and subject to certain conditions described below generally are not subject to withholding of U.S. federal income tax.

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders. The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests (“USRPIs”) as described below. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a United States person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation. If the Fund invests in a regulated investment company that pays such distributions to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to foreign shareholders.

The Fund is permitted to report such part of its dividends as interest-related or short-term capital gain dividends as are eligible, but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.

Foreign shareholders should contact their intermediaries regarding the application of withholding rules to their accounts.

Distributions by the Fund to foreign shareholders other than Capital Gain Dividends, short-term capital gain dividends, and interest-related dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of USRPIs apply to the foreign shareholder’s sale of shares of the Fund (as described below).

Foreign shareholders with respect to whom income from the Fund is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in

7-14

cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Special rules would apply if the Fund were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years. A regulated investment company that holds, directly or indirectly, significant interests in REITs may be a USRPHC. Interests in domestically controlled QIEs, including REITs and regulated investment companies that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in regulated investment companies generally are not USRPIs, but these exceptions do not apply for purposes of determining whether the Fund is a QIE.

If an interest in the Fund were a USRPI, the Fund would be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5% foreign shareholder or any foreign shareholder if shares of the Fund are not considered regularly traded on an established securities market, in which case such foreign shareholder generally would also be required to file a U.S. tax return and pay any additional taxes due in connection with the redemption.

If the Fund were a QIE, under a special “look-through” rule, any distributions by the Fund to a foreign shareholder (including, in certain cases, distributions made by the Fund in redemption of its shares) attributable directly or indirectly to (i) distributions received by the Fund from a lower-tier regulated investment company or REIT that the Fund is required to treat as USRPI gain in its hands, or (ii) gains realized by the Fund on the disposition of USRPIs would retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders, and would be subject to U.S. withholding tax. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (e.g., as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s current and past ownership of the Fund.

The Fund generally does not expect that it will be a QIE. Foreign shareholders should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, concerning the application of these rules to their investment in the Fund.

Foreign shareholders also may be subject to “wash sale” rules to prevent the avoidance of the tax-filing and - payment obligations discussed above through the sale and repurchase of Fund shares.

In order for a foreign shareholder to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). Foreign shareholders should consult their tax advisors in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisers about their particular situation.

7-15

A foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.

A beneficial holder of shares who is a non-U.S. person may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal tax on income referred to above.

Backup Withholding

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability provided the appropriate information is furnished to the IRS.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder (or greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Other Reporting and Withholding Requirements

Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or Capital Gain Dividends the Fund pays. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., interest-related dividends).

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR). Shareholders should consult a tax advisor, and persons investing in the Fund through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

7-16

Shares Purchased Through Tax-Qualified Plans

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of an investment on their particular tax situation.

7-17

8. PROXY VOTING POLICY AND PROXY VOTING RECORD

The Fund has delegated proxy voting responsibilities to the Fund’s investment adviser, Lord Abbett, subject to the ESG and Proxy Committee’s general oversight. Lord Abbett has adopted its own proxy voting policies and procedures for this purpose. A copy of Lord Abbett’s proxy voting policies and procedures is attached as Appendix A.

In addition, the Fund is required to file Form N-PX, with their complete proxy voting records for the twelve months ended June 30th, no later than August 31st of each year. The Fund’s Form N-PX filing will be available on the SEC’s website at www.sec.gov. The Fund will also make this information available, without charge, on Lord Abbett’s website at www.lordabbett.com.

8-1

9. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Shareholders beneficially owning more than 25% of outstanding shares may be in control and may be able to affect the outcome of certain matters presented for a shareholder vote.

As of March 31, 2023, to the best of the Fund’s knowledge, the following persons or entities owned of record or were known by the Fund to beneficially own more than 25% of the Fund’s outstanding shares.

LORD ABBETT & CO LLC	48.69%
90 HUDSON STREET
JERSEY CITY, NJ 07302-3900

As of March 31, 2023, to the best of the Fund’s knowledge, the following persons or entities owned of record or were known by the Fund to beneficially own 5% or more of the specified class of the Fund’s outstanding shares:

LORD ABBETT & CO LLC 90 HUDSON ST JERSEY CITY NJ 07302-3900	Class A	100.00%

ROBERT ANDREW LEE 90 HUDSON ST JERSEY CITY NJ 07302-3900	Class I	6.26%

ANDREW HAYDON O’BRIEN & CAROLYN ANN TENNEY JTWROS 90 HUDSON ST JERSEY CITY NJ 07302-3900	Class I	12.51%

DOUGLAS B SIEG 90 HUDSON ST JERSEY CITY NJ 07302-3900	Class I	15.40%

ANN MARIE BROWNE & PATRICK J BROWNE JTWROS 90 HUDSON ST JERSEY CITY NJ 07302-3900	Class I	12.51%

As of March 31, 2023, the Fund’s officers and Trustees, as a group, owned less than 1% of each class of the Fund’s outstanding shares, except for the Fund’s share class stated below.

Class I	15.40%

A shareholder with a greater than 25% interest in the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

9-1

10. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP is the independent registered public accounting firm of the Fund and must be approved at least annually by the Board to continue in such capacity. Deloitte & Touche LLP provides audit services, tax and other related audit services for the Fund, including the examination of financial statements included in the Fund’s annual reports to shareholders.

10-1

11. LEGAL COUNSEL

The Board has engaged Ropes & Gray LLP, located at 1211 Avenue of the Americas, New York, NY 10036, to serve as the Fund’s legal counsel.

11-1

12. ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The prospectus and this SAI do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed on the EDGAR database on the SEC’s website at http://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

12-1

13. FINANCIAL STATEMENT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholder and Board of Trustees of Lord Abbett Floating Rate High Income Fund:

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Lord Abbett Floating Rate High Income Fund (the “Fund”) as of December 31, 2022, and the related notes. In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

DELOITTE & TOUCHE LLP
New York, New York
April 26, 2023

We have served as the auditor of one or more Lord Abbett Family of Funds’ investment companies since 1932.

13-1

Lord Abbett Floating Rate High Income Fund

Statement of Assets and Liabilities
December 31, 2022

ASSETS:
Cash	$100,000
Total assets	100,000

LIABILITIES:
Total liabilities	—
Net Assets	$100,000

COMPOSITION OF NET ASSETS:
Paid-in capital	$100,000
Net Assets	$100,000

Common Shares
Net Assets	$100,000
Shares issued and outstanding (unlimited shares authorized)	10,000
Net asset value per share	$10.00

See Notes to Financial Statement

13-2

NOTES TO FINANCIAL STATEMENT

1. ORGANIZATION

Lord Abbett Floating Rate High Income Fund (the “Fund”) is registered under the Investment Company Act of 1940, as amended (the “Act”), as a non-diversified, closed-end management investment company that continuously offers its shares (the “Shares”) and is operated as an interval fund. The Fund was organized as a Delaware statutory trust on January 30, 2020. The Fund had no operations other than a sale to Lord, Abbett & Co. LLC (“Lord Abbett”) of 10,000 shares of common stock for $100,000 ($10.00 per share) and certain matters related to its organization and registration.

The Fund’s investment objective is to seek a high level of current income. The Fund currently offers three classes of Common Shares: Class A, Class I, and Class U.

The Fund will not list its Shares for trading on any securities exchange. There is currently no secondary market for its Shares and the Fund does not expect any secondary market to develop for its Shares. Shareholders of the Fund are not able to have their Shares redeemed or otherwise sell their Shares on a daily basis because the Fund is an unlisted closed-end fund. In order to provide liquidity to shareholders, the Fund is structured as an interval fund and conducts periodic repurchase offers for a portion of its outstanding Shares.

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates. The Fund is considered an investment company under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies.

2. SIGNIFICANT ACCOUNTING POLICIES

(a)	Investment Valuation-Under procedures approved by the Fund’s Board of Trustees (the “Board”), Lord Abbett, the Fund’s investment manager, has formed a Pricing Committee to administer the pricing and valuation of portfolio investments and to ensure that prices utilized reasonably reflect fair value. Among other things, these procedures allow the Fund to utilize independent pricing services, quotations from securities and financial instrument dealers and other market sources to determine fair value.

Securities actively traded on any recognized U.S. or non-U.S. exchange or on The NASDAQ Stock Market LLC are valued at the last sale price or official closing price on the exchange or system on which they are principally traded. Events occurring after the close of trading on non-U.S. exchanges may result in adjustments to the valuation of foreign securities to reflect their fair value as of the close of regular trading on the New York Stock Exchange. The Fund may utilize an independent fair valuation service in adjusting the valuations of foreign securities. Unlisted equity securities are valued at the last quoted sale price or, if no sale price is available, at the mean between the most recently quoted bid and asked prices. Fixed income securities are valued based on evaluated prices supplied by independent pricing services, which reflect broker/dealer supplied valuations and the independent pricing services’ own electronic data processing techniques. Floating rate loans are valued at the average of bid and ask quotations obtained from dealers in loans on the basis of prices supplied by independent pricing services. Exchange traded options and futures contracts are valued at the last quoted sale price in the market where they are principally traded. If no sale has occurred, the mean between the most recently quoted bid and asked prices is used. Forward foreign currency exchange contracts are valued using daily forward exchange rates. Swaps are valued daily using independent pricing services or quotations from broker/dealers to the extent available.

13-3

Securities for which prices are not readily available are valued at fair value as determined by the Pricing Committee. The Pricing Committee considers a number of factors, including observable and unobservable inputs, when arriving at fair value. The Pricing Committee may use related or comparable assets or liabilities, recent transactions, market multiples, book values, yield curves, broker quotes, observable trading activity, option adjusted spread models and other relevant information to determine the fair value of portfolio investments. The Board or a designated committee thereof regularly reviews fair value determinations made by the Pricing Committee and may employ techniques such as reviewing related market activity, reviewing inputs and assumptions, and retrospectively comparing prices of subsequent purchases and sales transactions to fair value determinations made by the Pricing Committee.

Short-term securities with 60 days or less remaining to maturity are valued using the amortized cost method, which approximates fair value.

(b)	Security Transactions-Security transactions are recorded as of the date that the securities are purchased or sold (trade date). Realized gains and losses on sales of portfolio securities are calculated using the identified-cost method. Realized and unrealized gains (losses) are allocated to each class of shares based upon the relative proportion of net assets at the beginning of the day.

(c)	Income Taxes- It is the policy of the Fund to meet the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all taxable income and capital gains to its shareholders. Therefore, no income tax provision is required.

(d)	Expenses- The Fund pays all expenses attributable to its operations not expressly assumed by Lord Abbett, including, without limitation, independent Trustees’ fees and expenses, association membership dues, legal and auditing fees, taxes, transfer and dividend disbursing agent fees, shareholder servicing costs, expenses relating to shareholder meetings, expenses of registering its shares under federal and state securities laws, expenses of preparing, printing and mailing prospectuses and shareholder reports to existing shareholders, insurance premiums, and other expenses connected with executing portfolio transactions.

(e)	Fair Value Measurements-Fair value is defined as the price that the Fund would receive upon selling an investment or transferring a liability in an orderly transaction to an independent buyer in the principal or most advantageous market of the investment. A three-tier hierarchy is used to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk—for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability. Observable inputs are based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Unobservable inputs are based on the best information available in the circumstances. The three-tier hierarchy classification is determined based on the lowest level of inputs that is significant to the fair value measurement, and is summarized in the three broad Levels listed below:

Level 1 -	unadjusted quoted prices in active markets for identical investments;

Level 2 -	other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.); and

Level 3 -	significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments).
13-4

Changes in valuation techniques may result in transfers into or out of an assigned level within the three-tier hierarchy. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

3. MANAGEMENT FEE AND OTHER TRANSACTIONS WITH AFFILIATES

The Fund has a management agreement with Lord Abbett, pursuant to which Lord Abbett supplies the Fund with investment management services and executive and other personnel, provides office space and pays for ordinary and necessary office and clerical expenses relating to research and statistical work and supervision of the Fund’s investment portfolio.

The management fee is based on the Fund’s average daily total managed assets at the annual rate of 0.75%.

In addition, Lord Abbett provides certain administrative services to the Fund pursuant to an Administrative Services Agreement in return for a fee at an annual rate of .04% of the Fund’s average daily net assets.

For the period from the Fund’s commencement of operations and continuing through April 30, 2024, Lord Abbett has contractually agreed to waive its management fees and other fees and/or reimburse expenses to the extent necessary to limit total net annual fund operating expenses (excluding acquired fund fees and expenses, distribution fees, interest expense, taxes, expenses related to litigation and potential litigation, investment expenses (such as fees and expenses of outside legal counsel or third-party consultants, due diligence-related fees, and other costs, expenses and liabilities with respect to consummated and unconsummated investments), and extraordinary expenses) to an annual rate of 0.25%. This agreement may be terminated only by the Fund’s Board.

Distribution and Servicing Plan

The Fund has adopted a Distribution and Servicing Plan for Class A and Class U Shares of the Fund, which provides for the payment of ongoing distribution and service fees to Lord Abbett Distributor LLC (the “Distributor”), an affiliate of Lord Abbett. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its Shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the Act which permits it to have, among other things, a multi-class structure and distribution and shareholder servicing fees. The maximum annual rates at which the distribution and/or servicing fees may be paid under the Distribution and Servicing Plan, calculated as a percentage of each respective class’s average daily net assets are as follows:

Class A 0.50%

Class U 0.75%

Class I does not have a distribution plan.

Distributor

The Distributor is the principal underwriter and distributor of the Fund’s Shares pursuant to a distribution agreement (the “Distribution Agreement”) with the Fund. The Distributor is a wholly-owned subsidiary of Lord Abbett. The Distributor does not participate in the distribution of non-Lord Abbett managed products.

13-5

The Distributor acts as the distributor of Shares for the Fund on a best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund.

The Fund may impose repurchase fees of up to 2.00% on Shares accepted for repurchase that have been held for less than one year.

4. OFFERING & ORGANIZATIONAL COSTS

All organizational and offering costs of the Fund will be borne by Lord Abbett and will not be subject to future recoupment. As a result, organizational and offering costs are not reflected in the Statement of Assets and Liabilities.

5. DISTRIBUTIONS AND CAPITAL LOSS CARRYFORWARDS

Dividends from net investment income, if any, are declared daily and paid monthly. Taxable net realized gains from investment transactions, reduced by allowable capital loss carryforwards, if any, are declared and distributed to shareholders at least annually. The capital loss carryforward amount, if any, is available to offset future net capital gains. Dividends and distributions to shareholders are recorded on the ex-dividend date. The amounts of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations, which may differ from U.S. GAAP. These book/tax differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the components of net assets based on their federal tax basis treatment; temporary differences do not require reclassification. Dividends and distributions, which exceed earnings and profits for tax purposes, are reported as a tax return of capital.

6. TRUSTEES’ REMUNERATION

The Fund’s officers and its interested Trustee, who are associated with Lord Abbett, do not receive any compensation from the Fund for serving in such capacities. Independent Trustees’ fees are allocated among all Lord Abbett-sponsored funds based on the net assets of each fund.

7. SUBSEQUENT EVENTS

The Fund commenced operations on January 5, 2023. Management has evaluated the impact of all subsequent events on the Fund through April 26, 2023, the date the financial statement was issued and has determined that there were no additional events requiring adjustment or additional disclosure in the financial statement.

13-6

APPENDIX A

PROXY VOTING POLICIES AND PROCEDURES THE LORD ABBETT FAMILY OF FUNDS
LORD, ABBETT & CO. LLC

Sustainable Investing & Proxy Voting Policy

April 2023

The information contained herein is the property of Lord Abbett and may not copied, or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Lord Abbett without prior written permission.

A-1

A-2

Sustainable Investment Policy

Introduction

We integrate sustainability considerations into our investment process to gain an information advantage. We consider sustainability factors as key inputs to fundamental research and part of the mosaic of information our investment professionals gather to make more informed decisions on our clients’ behalf. Our investment professionals assess relevant sustainability considerations during their due diligence and monitoring processes.

A-3

Engaging with issuers is instrumental to our ability to develop a deep understanding of each issuer’s business and strategy. We leverage various forms of engagement, including proxy voting, with the intent of understanding and exchanging perspectives on sustainability issues.

Lord Abbett is a signatory to the United Nations-supported Principles for Responsible Investment (“PRI”). We support the PRI framework in its efforts to understand the investment implications of sustainability factors and to assist its signatories in incorporating these factors into investment and ownership decisions. Our definition of responsible investing is aligned with the PRI definition, which is a strategy and practice to incorporate environmental, social and governance factors in investment decisions and active ownership. In accordance with PRI guidance, we seek to use responsible investment to enhance returns and better manage risks.

The intent of our Sustainable Investing & Proxy Voting Policy is to outline our sustainable investing approach across all investment strategies. Our sustainable investing policy informs our investment processes across all asset classes, and we regularly review it to ensure its continued relevance.

Governance of Sustainable Investing

Three governance committees guide and oversee our approach to sustainable investing:

•Executive Committee: One of two committees focused on leading and operating the firm, this committee provides leadership, strategic direction, and crisis management for the organization.

•Investment Committee: One of two committees focused on leading and operating the firm, this committee is responsible for fostering a culture of trust and respect that empowers the investment teams to operate at peak performance.

•Global Corporate Citizenship Committee: This committee is responsible for serving as steward of our mission and ensuring our ongoing progress against our sustainability commitments.

Fundamental Analysis

We strive to deliver superior long-term, risk-adjusted investment performance across all strategies. For our investments in corporate, sovereign, and municipal issuers, and securitized products, our fundamental analysts utilize information from various resources including company filings, industry trade groups, government data, third-party research, company site visits, and management engagements.

We recognize that sustainability factors can materially impact the investment performance of our portfolios. Our investment teams therefore focus on the sustainability factors that are material to each issuer, industry, and asset class, incorporating the analysis into our investment process to fully assess both the risk and return potential of all investments. Sustainability factors are assessed as part of the investment team’s overall issuer assessment, as they are often inextricably linked to conventional financial factors. Like all other considerations that may impact our analysis of a security, the potential impact sustainability factors may have on our financial evaluation will vary from one investment to the next. Our research professionals continuously monitor holdings and typically update their opinions at least annually, or more frequently if circumstances warrant.

With this intent in mind – gaining information advantage - we have developed a proprietary sustainability risk scoring system for each asset class: structured finance, municipals, and more recently, corporates. The proprietary scoring system facilitates the integration of sustainability analysis across our fundamental research and portfolio construction. Our proprietary scoring meets the following criteria: (i) captures the analysts’ fundamental view of each sector and security, (ii) focuses on considerations impacting the long-term sustainability of the sector/ business, (iii) provides a clear view of score drivers and fosters process accountability, (iv) allows for timely updates of score drivers, as our analysts’ views evolve or additional data becomes available, and (v) provides extensive coverage of securities held in our portfolios. The proprietary scoring framework and other data provided by third-party providers is available to investment professionals in our proprietary investment platforms.

A-4

Our investment teams incorporate sustainability risk scores, controversy scores, and other relevant metrics offered by third-party research providers to supplement their analysis. They utilize quantitative risk scoring to facilitate comparative analysis across issuers, industries, and sectors; to identify portfolio-level sustainability risk, and to guide our engagement process. We expect our firm’s approach to the integration of sustainability factors to continue to evolve, as the availability of data improves, and as research and regulatory standards and expectations regarding sustainability continue to evolve.

Corporate Issuers

When analyzing the risk/reward profile of a security, we evaluate the impact of sustainability factors on the operations and enterprise value. Our investment professionals rely on information from various sources, including companies’ filings, financial press, third party research providers, and rating agencies. Sustainability scores, both proprietary and those provided by third party vendors, supplement our qualitative analysis. Proprietary scores, third party risk scores and controversy scores are available to our investment professionals in our proprietary systems.

Additionally, engagement with management teams provides important insights into the material sustainability risk factors as well as a better understanding of the initiatives and oversight in place to mitigate these risks.

Sovereign Issuers

Sustainability considerations are a fundamental component of our sovereign credit analysis framework. Sustainability factors are integrated into our overall analysis of global macro drivers, country selection, and sector fundamentals. We focus on three process pillars: quantitative data, qualitative analysis, and engagement.

Our systematic sovereign risk assessments include quantitative analysis based on sustainability data derived from third-party data providers, along with primary data from the World Bank, World Economic Forum and other sources. Data is analyzed to enhance understanding of sustainability risks and opportunities. We assess countries on a relative basis against regional and rating peers and look at historical trends to incorporate a forward-looking evaluation.

In the environment category, we look at each country’s vulnerability to climate change and other natural disaster risks, as well as evaluate the country’s performance on natural resource management, emissions, and energy use. In the social category, we look at measures of human development, inequality, employment, health and education/literacy. And in the governance category, we assess government effectiveness, political stability/rule of law, human rights, economic environment, and gender equality.

We incorporate a qualitative analysis of sustainability factors to complement the data, leveraging interactions with government officials, academic institutions, regulators, and multilateral organizations.

Engagement is also a key input into our sustainability evaluation, which typically includes bilateral engagement with issuers, policy makers, and debt management offices.

Municipal Issuers

Our proprietary framework for municipal bonds assigns sustainability ratings to all credits held in portfolios we manage. In developing this framework, we created a series of matrices for municipal bond sectors. Each matrix includes a list sustainability subfactors we deem material and a series of metrics that we track and evaluate. These factors and metrics are weighted, based on materiality, and ultimately enable us to assign a sustainability rating to each credit.

Our proprietary sustainability ratings are captured in our proprietary analytics platform and are easily accessible by analysts and portfolio managers.

A-5

Securitized Products

Our proprietary framework to incorporate sustainability risk considerations in our analysis of securitized products focuses on governance and long-term sustainability. It is our long-term objective to invest in securities that will outperform on the basis of our variant perception on these factors and, in turn, lower the cost of capital for the issuers of those securities.

The process begins with an assessment of key parties related to the securitization, including servicer, sponsor, manager, and originator. Our approach includes asset-class adjustments to account for inherent risks that are generally difficult to mitigate. We then perform security- level evaluation based on various factors we deem material and assess market structure by examining the economic drivers of each sector, including major stakeholder behavior, regulatory frameworks, and liquidity in end markets.

Our process relies on the analysis of deal disclosure documents and filings, ratings agency reports, collateral datafiles, relevant historical asset performance, financial statements and presentations of related parties, pricing and commentary on related securities, web searches, and engagement with company management.

Collectively, the insights derived from these steps enable us to assign a sustainability score to each issue. Our scoring system is available to investment professionals in in our proprietary analytics system.

A-6

Engagement

Engaging with issuers allows us to develop a more complete understanding of each company’s business and offers us the potential to positively influence long-term performance. We utilize several methods of engagement. The teams involved, frequency of engagements, and method used vary by situation, but typically depend on the issuer, issue, and asset class.

Company Meetings: Our investment teams routinely engage directly with issuers as part of our approach to fundamental research. The ongoing dialog with management is instrumental to obtaining timely updates and to refining views of the company sustainability profile. We approach engagement as a strategic partnership with the issuers in which we invest.

Collective Engagements: When significant risks are identified, Lord Abbett may work in collaboration with external organizations to join like-minded investors in our engagement efforts. Collective engagement presents an opportunity to address key issues, while enabling us to contribute to and learn from industry peers.

Written Communications: In instances when direct engagement is difficult or impractical, we may utilize more formal written communications to convey our polices or solicit information. Examples include letters to company management, governmental or regulatory bodies, and surveys/ questionnaires.

Published Works: We value transparency and, therefore, seek to publish policies and other content that signal our positions on key topics. These published works augment our direct engagement efforts and allow issuers and other stakeholders to gain an understanding of our values and priorities.

Proxy Voting: Proxy Voting is a key lever of engagement that is used to influence company behavior and signal our positions on key issues. We evaluate and vote proxies in a manner that we believe maximizes shareholder value.

A-7

Corporate Governance Guidelines

Lord Abbett believes that companies with strong corporate governance practices are better positioned for long-term success. Our fundamental research process includes a thorough review of companies’ corporate governance profiles, with a particular focus on the following key factors:

•Board of Directors – An independent and effective board is critical to the long-term success of a company. Particular attention is paid to board composition, including:

–Director Independence

–Diversity (background, gender, skills, race, etc.)

–Board Committees and Leadership

•Auditors – Independent auditors are necessary to ensure the accuracy and legitimacy of company finances and disclosures.

•Capital Structure – Companies should make capital structure and allocation decisions with the goal of maximizing long-term shareholder value.

•Compensation – Executive compensation, including equity-based incentive plans, should be aligned with long-term shareholder objectives.

•Shareholder Rights – Shareholders should be afforded certain rights, including the right to vote, to ensure accountability of the board to the company’s shareholders.

•Disclosure – Companies should provide robust public disclosure of relevant information to allow for a full and accurate assessment of a security by investors.

As an active manager, we incorporate each of these corporate governance factors into our fundamental analysis and decision-making process.

A-8

Proxy Voting Policies

Under the Investment Advisers Act of 1940, as amended, Lord Abbett acts as a fiduciary that owes each of its clients’ duties of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. This means that Lord Abbett is required to vote proxies in the manner we believe is in the best interests of each client, including the Lord Abbett Funds (the “Funds”) and their shareholders. We take a long-term perspective in investing our clients’ assets and employ the same perspective in voting proxies on their behalf. We view proxy voting as a critical form of engagement that enables us to use our voice together with other levers of engagement. We evaluate all proxy proposals based on their potential effects on our clients’ long-term interests and incorporate vote themes into our ongoing engagement with issuers. Set forth below are the policies and principles we apply in voting proxies on our clients’ behalf.

A-9

Sustainability

Proposals related to sustainability issues are typically initiated by shareholders and request that a company disclose certain information or change certain business practices. Lord Abbett will vote for proposals related to sustainability factors when they have the potential to create long- term shareholder value, seek useful disclosure, or contribute to positive changes to business practices. We will vote against proposals we believe are unduly burdensome or which impose substantial costs on a company with no countervailing economic benefits to the company’s shareholders.

We evaluate proposals involving sustainability matters on a case-by-case basis, understanding that sustainability risks and opportunities can vary greatly by industry and company. As a result, we may vote similar proposals differently based on the particular facts and circumstances. When voting, we will pay particular attention to highly controversial issues, as well as instances where management has failed repeatedly to take corrective actions with respect to an issue.

Climate

As investors, identifying investment opportunities associated with capital directed toward green innovation is critical to understand. We incorporate risks associated with the transition to a green economy into our investment process and we encourage companies to publicly disclose material data related to climate-related risk and opportunities.

Lord Abbett will vote climate-related proposals on a case-by-case basis. In evaluating these proposals, we will consider a company’s governance framework, current disclosures, a company’s current GHG emissions, GHG reduction goals, peer disclosures, engagement, and other climate-related commitments, among other factors.

Equity

Lord Abbett believes that closing opportunity gaps for underrepresented communities is imperative for a more inclusive future and that equity is vital to a company’s long-term, sustainable success. We believe that organizations with inclusive environments that embrace diversity of thought, background, and experience are more successful in attracting and retaining talent and generally more agile, more impactful, and better prepared for the future.

Given the importance of equity, Lord Abbett encourages companies to have clear diversity policies, and strategies in place to facilitate equity within their organizations, as well as a broader range of stakeholders, including local and global communities. Further, we encourage companies to disclose milestones and targets towards achieving stated equity goals. Lord Abbett also encourages the disclosure of workforce diversity metrics consistent with data provided on EEO-1 reports or other comparable data and will generally support proposals requesting additional disclosure of these metrics and initiatives.

In evaluating proposals related to equity, Lord Abbett will consider current company disclosures, peer disclosures, engagement, and diversity-related controversies, among other factors.

A-10

Well-Being

Lord Abbett believes that companies that nurture holistic well-being among the workforce – physical, emotional, and financial – as a mindset, skill, and measurable strategic priority will build more resilient workforces and contribute to a more resilient global economy. Lord Abbett believes companies should implement strategies and governance structures to facilitate well-being and disclose existing initiatives. Further, we encourage companies to comply with the principles laid out by the U.N. Global Compact Initiative, specifically the principles focused on labor and human rights. We agree with the principles that businesses should uphold the freedom of association and the effective recognition of the right to collective bargaining, the elimination of all forms of forced labor, the effective abolition of child labor, and the elimination of discrimination in respect of employment. We believe it is important to consider the human rights impact that companies can have on employees, such as through the supply chain and their communities, as well as consumers, through the products and services they provide. We call on companies to support and respect the protection of internationally proclaimed human rights and ensure that they are not complicit in human rights abuses.

Lord Abbett encourages companies to articulate the role that they play in fostering well-being within their local and global communities. Lord Abbett generally supports proposals requesting disclosure of well-being initiatives and related metrics.

In evaluating proposals related to well-being, Lord Abbett will consider current company disclosures, peer disclosures, engagement, and related controversies, among other factors.

Governance

Investors have benefited from positive changes in corporate governance that have benefited businesses and their investors. Shareholders have taken a more active role in businesses in which they invest, and companies are communicating more with shareholders. Companies are more conscious of the need for transparent and effective governance policies, and there has been progress in the evolution of these practices. Companies with a principled governance approach are better positioned to manage the risks inherent in business and recognize opportunities that help deliver sustainable growth and returns for shareholders. In formulating our approach, we are focused on best practice standards for governance, including industry approved frameworks and guidance. Given the materiality of certain sustainability factors, we also believe that companies should formalize oversight of sustainability within their governance structures through board and management level committees.

Political Contributions and Lobbying

Lord Abbett recognizes that companies may participate in the political process within legal limits to help shape public policy consistent with a company’s strategy. While Lord Abbett understands the rationale for involvement in certain political activities, we encourage transparency in the process; specifically, Lord Abbett encourages the disclosure of oversight mechanisms related to political contributions and lobbying processes, including board oversight.

Lord Abbett will vote proposals related to political contributions and lobbying on a case-by-case basis. In evaluating these proposals, Lord Abbett will consider the current level of disclosure, peer disclosure, previous litigation or controversies, the consistency between a company’s public statements on issues and the nature of its lobbying activity, engagement, and reputational or legal risks, among other factors.

A-11

Board of Directors

The board of directors of a company oversees all aspects of the company’s business. Companies and, under certain circumstances, their shareholders, may nominate directors for election by shareholders. In evaluating the candidacy of a director nominee to the board of a company, Lord Abbett will consider the following factors, among others: (1) the nominee’s experience, qualifications, attributes, and skills, as disclosed in the company’s proxy statement; (2) the composition of the board and its committees, including overall board diversity; (3) whether the nominee is independent of the company’s management; (4) the nominee’s board meeting attendance; (5) the nominee’s history of representing shareholder interests on the company’s board or other boards; (6) the total number of outside board positions held by the nominee;

A-12

(7) the nominee’s investment in the company; (8) the company’s long-term performance relative to a relevant market index; and (9) takeover activity. Lord Abbett may withhold votes for some or all a company’s director nominees on a case-by-case basis. In evaluating an audit, nominating, governance, or compensation committee nominee’s candidacy, Lord Abbett will consider additional factors related to the specific committee’s oversight responsibilities.

Board Composition

A growing body of research has found that companies that are more diverse and inclusive outperform companies that are less diverse and inclusive. Lord Abbett believes companies that draw from a larger pool of perspectives and attract, inspire, and retain talent from many backgrounds are better positioned for long-term, sustainable success. We believe that a company’s tone on diversity and inclusion must be set at the top, including maintaining a diverse board of directors.

Diversity is multidimensional, and we therefore encourage companies to consider a wide range of diverse characteristics within board composition, including age, disabilities, education, ethnicity, gender, military service, race, religion, sexual orientation, and skills, among other factors.

Lord Abbett believes that companies with diverse boards are better positioned for long-term success, and therefore believes companies should demonstrate tangible action toward maintaining a minimum of 30% gender diversity on their boards. We encourage companies below this threshold to articulate a plan to increase board diversity, and we will actively partner with companies through engagement to encourage and monitor progress. Lord Abbett will generally vote for the nominating committee or other relevant directors if there is more than 20% gender diversity on the board or the board has articulated a plan to diversify board membership. Lord Abbett will also generally vote for the nominating committee or other relevant directors at companies in the Russell 3000, S&P 1500, and FTSE 100 indices if there is racial or ethnic diversity represented on the board.

Lord Abbett values transparency and believes that reliable and consistent information is necessary to make informed investment decisions. To that end, Lord Abbett strongly encourages the reporting of board diversity statistics, including gender and racial and ethnic diversity, in a clear, consistent manner, and will treat a lack of disclosure as an indication that the board lacks diversity. Further, we encourage companies to disclose the skills, experience, and tenures of director nominees.

Lord Abbett will consider our engagement history with a company and vote on a case-by-case basis if we have engaged with the company, and they have articulated a plan for advancing diversity on the board.

Overboarding

Lord Abbett believes that director nominees should be able to dedicate sufficient time to each of the companies they represent to fully execute their board oversight responsibilities. We believe it is important that directors not be “overboarded” to avoid excessive time-commitments and provide consistent contributions to all boards on which they serve. Lord Abbett may vote against directors that we deem to be “overboarded” and will consider voting against director nominees if they sit on more than five public company boards, or if they are an active CEO who sits on more than two outside public company boards.

Governance Structure

Lord Abbett may consider a vote against certain director nominees at companies that have material governance shortcomings, including those implemented at the time of IPO, with no articulated plan to sunset certain provisions. Governance shortcomings may include dual-class voting structures, classified boards, or supermajority vote standards, among others.

A-13

Sustainability Factors

Lord Abbett believes that boards should maintain oversight over material sustainability risks and opportunities, and clearly articulate board and committee responsibilities related to sustainability matters. Lord Abbett may consider a vote against certain director nominees at companies that have material sustainability shortcomings that the company and its board have failed to address.

Majority Voting

Lord Abbett generally favors a majority voting standard, under which director nominees are elected by an affirmative majority of the votes cast. We will generally support proposals that seek to adopt a majority voting standard.

Board Classification

Lord Abbett generally believes that directors should be elected annually, and we will typically support proposals that seek to remove a classified board structure. When evaluating board classification proposals, Lord Abbett may consider the following factors, among others: (1) the company’s long-term strategic plan; (2) the extent to which continuity of leadership is necessary to advance that plan; and (3) the need to guard against takeover attempts.

Board Independence

Lord Abbett believes that independent board oversight is key to a company’s long-term performance and believes that a majority of board members should be independent from the company. While company boards may apply different standards in assessing director independence, including any applicable standards prescribed by stock exchanges and federal securities laws, a director generally is determined to qualify as independent if the director is not employed by the company and does not have any material relationship with the company (either directly or indirectly) based on all relevant facts and circumstances. Material relationships can include employment, business, and familial relationships, among others. Lord Abbett may vote against non-independent board nominees if their election would cause a majority of board members to be non-independent.

Independent Board Chair

Proponents of proposals to require independent board chair seek to enhance board accountability and mitigate a company’s risk-taking behavior by requiring that the role of the chair of the company’s board of directors be filled by an independent director. Lord Abbett votes on a case-by-case basis on proposals that call for an independent board chair, and will consider a variety of factors, including whether we believe that a company’s governance structure promotes independent oversight through other means, such as a lead director, a board composed of a majority of independent directors, or independent board committees. In evaluating independent chair proposals, we will focus on the presence of a lead director, who is an independent director designated by a board with a non-independent chair to serve as the primary liaison between company management and the independent directors and act as the independent directors’ spokesperson.

A-14

Compensation and Benefits

Lord Abbett pays particular attention to the nature and amount of compensation paid by a company to its executive officers and other employees. Lord Abbett believes that because a company has exclusive knowledge of material information not available to shareholders regarding its business, financial condition, and prospects, the company itself usually is in the best position to make decisions about compensation and benefits. However, we believe that companies should provide detailed disclosure of their compensation practices to allow investors to properly analyze the effectiveness and appropriateness of the company’s compensation structure.

Lord Abbett reviews all issues related to compensation on a case-by-case basis and may oppose management if: (1) we deem a company’s compensation to be excessive or inconsistent with that of its peers; (2) we believe a company’s compensation measures do not foster a long-term focus among its executive officers and other employees; or (3) we believe a company has not met performance expectations, among other reasons.

A-15

Advisory Vote on Executive Compensation

“Say-on-pay” proposals give shareholders a nonbinding vote on executive compensation and serve as a means of conveying to company management shareholder concerns, if any, about executive compensation. Lord Abbett generally prefers that say-on-pay proposals occur on an annual basis. Lord Abbett will evaluate say-on-pay proposals on a case-by-case basis and will consider a variety of factors in evaluating compensation, including whether we believe that compensation has been excessive or not properly aligned with long-term performance and whether we engaged with the company and they provided more detailed information regarding compensation.

Equity Compensation Plans

Equity compensation plans are intended to reward an executive’s performance through various stock-based incentives and should be designed to align an executive’s compensation with a company’s long-term performance. Lord Abbett will vote on equity compensation plans on a case-by-case basis, and in evaluating such proposals we will consider the following factors, among others: (1) whether or to what extent the plan has any potential to dilute the voting power or economic interests of other shareholders; (2) the rate at which a company grants equity awards; (3) the features of the plan and costs associated with it; (4) whether the plan allows for repricing or replacement of underwater stock options; and (5) quantitative data regarding compensation ranges by industry and company size. We scrutinize any proposed repricing or replacement of underwater stock options, taking into consideration the stock’s volatility, management’s rationale for the repricing or replacement, the new exercise price, and any other factors we deem relevant.

Clawback Provisions

Lord Abbett believes that clawback provisions generally encourage executive accountability and help mitigate a company’s risk-taking behavior. Lord Abbett will evaluate proposals to require clawback provisions on a case-by-case basis and will consider a variety of factors, including concerns about the amount of compensation paid to the executive, the executive’s or the company’s performance, or accounting irregularities, among other factors we may deem relevant.

Tax Gross-ups

Lord Abbett generally favors adoption of anti-tax gross-up policies, which limit payments by a company to an executive intended to reimburse some or all the executive’s tax liability with respect to compensation, perquisites, and other benefits.

Severance Agreements

Severance or so-called “golden parachute” payments are sometimes made to departing executives after termination or upon a company’s change in control. Lord Abbett will consider severance arrangements in the overall evaluation of executive compensation and may scrutinize cases in which benefits are especially lucrative, granted despite the executive’s or the company’s poor performance, or materially amended shortly before a triggering event.

Employee Stock Purchase Plans

Employee stock purchase plans permit employees to purchase company stock at discounted prices and, under certain circumstances, receive favorable tax treatment when they sell the stock. Lord Abbett will vote on a case-by-case basis on employee stock purchase plans and will consider overall incentive structure and any dilutive effects of such plans, among other factors.

A-16

Shareholder Rights

Proxy access

Proxy access proposals advocate permitting shareholders to have their nominees for election to a company’s board of directors included in the company’s proxy statement in opposition to the company’s own nominees. Proxy access initiatives enable shareholders to nominate their own directors without incurring the often substantial cost of preparing and mailing a proxy statement, making it less expensive and easier for shareholders to challenge incumbent directors. Lord Abbett votes on a case-by-case basis and will evaluate proposals that seek to allow proxy access based on the merits of each situation. Similarly, Lord Abbett evaluates proposals that seek to amend the terms of an already existing proxy access by-law (“proxy fix-it” proposals) on a case-by-case basis, but may vote against these proposals if the existing proxy access by-law has reasonable provisions already in place.

Shareholder Rights Plans

Shareholder rights plans or “poison pills” are a mechanism of defending a company against takeover efforts. Poison pills allow current shareholders to purchase stock at discounted prices or redeem shares at a premium after a takeover, effectively making the company more expensive and less attractive to potential acquirers. Lord Abbett believes that poison pills can serve to entrench management and discourage takeover offers that may be attractive to shareholders; therefore, we generally vote in favor of proposals to eliminate poison pills and proposals to require that companies submit poison pills for shareholder ratification. In evaluating a poison pill proposal, however, Lord Abbett may consider the following factors, among others: (1) the duration of the poison pill; (2) whether we believe the poison pill facilitates a legitimate business strategy that is likely to enhance shareholder value; (3) our level of confidence in management; (4) whether we believe the poison pill will be used to force potential acquirers to negotiate with management and assure a degree of stability that will support good long-range corporate goals; and (5) the need to guard against takeover attempts.

A-17

Rights to Call Special Shareholder Meetings

Lord Abbett typically supports the right to call special shareholder meetings and in evaluating such a proposal, will consider the following factors, among others: (1) the stock ownership threshold required to call a special meeting; (2) the purposes for which shareholders may call a special meeting; (3) whether the company’s annual meetings offer an adequate forum in which shareholders may raise their concerns; and (4) the anticipated economic impact on the company of having to hold additional shareholder meetings. Similarly, Lord Abbett evaluates proposals that seek to amend the terms of an existing special meeting right on a case-by-case basis but may vote against these proposals if the existing provision has a reasonable threshold in place.

Rights to Act by Written Consent

Lord Abbett votes on a case-by-case basis on proposals requesting rights to act by written consent, though may vote against these proposals if the company already grants shareholders the right to call special shareholder meetings at a reasonable threshold.

Supermajority Vote Requirements

A proposal that is subject to a supermajority vote must receive the support of more than a simple majority to pass. Supermajority vote requirements can have the effect of entrenching management by making it more difficult to effect change for a company and its corporate governance practices. Lord Abbett typically supports shareholders’ ability to approve or reject proposals based on a simple majority vote and will generally vote for proposals to remove supermajority vote requirements and against proposals to add them.

Cumulative Voting

Under cumulative or proportional voting, each shareholder is allotted a number of votes equal to the number of shares owned multiplied by the number of directors to be elected. Although this voting regime strengthens the voting power of minority shareholders because it enables shareholders to cast multiple votes for a single nominee, Lord Abbett believes that a shareholder, or group of shareholders, using this technique to elect a director may seek to have the director represent a narrow special interest rather than the interests of the broader shareholder population. Accordingly, we generally vote against cumulative voting proposals.

Confidential Voting

Lord Abbett believes that confidential voting allows shareholders to vote without fear of retribution or coercion based on their views. Thus, we generally support proposals that seek to preserve shareholders’ anonymity.

Reimbursing Proxy Solicitation Expenses

Lord Abbett votes on a case-by-case basis on shareholder proposals to require a company to reimburse reasonable expenses incurred by one or more shareholders in a successful proxy contest.

Transacting Other Business

Lord Abbett believes that proposals to allow shareholders to transact other business at a meeting may deprive other shareholders of sufficient time and information needed to carefully evaluate the relevant business issues and determine how to vote with respect to them. Therefore, Lord Abbett typically votes against such proposals.

A-18

Corporate Matters

Charter Amendments

A company’s charter documents, which may consist of articles of incorporation or a declaration of trust and bylaws, govern the company’s organizational matters and affairs. Lord Abbett considers proposals related to charter amendments on a case-by-case basis to the extent they are not explicitly covered by these guidelines.

Capital Structure

A company may propose amendments to its charter documents to change the number of authorized shares or create new classes of stock. Lord Abbett will generally support proposals to increase a company’s number of authorized shares if the company has articulated a clear and reasonable purpose for the increase (for example, to facilitate a stock split, merger, acquisition, or restructuring). However, we generally oppose share capital increases that would have a substantial dilutive effect.

Lord Abbett generally believes that all shares should have equal voting rights at publicly traded companies. Lord Abbett will generally oppose proposals to create a new class of stock with superior voting rights and will typically vote for proposals to eliminate a dual or multi-class voting structure.

Reincorporation

We generally follow management’s recommendation regarding proposals to change a company’s state of incorporation, although we consider the rationale for the reincorporation and the financial, legal, and corporate governance implications of the reincorporation. We will vote against reincorporation proposals that we believe contravene shareholders’ interests.

Mergers, Acquisitions, and Restructurings

Lord Abbett views the decision to approve or reject a potential merger, acquisition, or restructuring as being equivalent to an investment decision. In evaluating such a proposal, Lord Abbett may consider the following factors, among others: (1) the anticipated financial and operating benefits; (2) the offer price; (3) the prospects of the resulting company; and (4) any expected changes in corporate governance and their impact on shareholder rights.

A-19

Auditors

Auditors are responsible for examining, correcting, and verifying the accuracy of a company’s financial statements. Lord Abbett believes that companies normally are in the best position to select their auditors. However, we will evaluate such proposals on a case-by-case basis and may consider any concerns about impaired independence, accounting irregularities, controversies, or failure of the auditors to act in shareholders’ best economic interests, among other factors we may deem relevant.

A-20

Proxy Voting Process

Overview

Lord Abbett encourages good governance and sustainable corporate practices, which contribute to long-term shareholder value creation. We have procedures in place to ensure that we vote proxies in the best interest of our clients. Lord Abbett has implemented the following approach to the proxy voting process.

•The Investment Stewardship team provides recommendations on how to vote the security to the relevant investment team, who makes the final decision for their client portfolios, absent a material conflict of interest, as described in the “Conflicts of Interest” section below. From time to time, there may be votes that the Investment Stewardship team deems appropriate to address with members of the Executive Committee and/or other leadership teams. The votes are presented, and a final decision is agreed upon. Once a voting decision has been made, the Investment Stewardship team is responsible for submitting Lord Abbett’s vote.

•When multiple investment teams manage one or more portfolios that hold the same voting security, the investment team that manages the largest number of shares of the security will be considered to have the dominant position. The investment team with the dominant position, in consultation with the Investment Stewardship team, will be responsible for determining a vote recommendation. Lord Abbett will vote all shares on behalf of all clients in accordance with that vote recommendation.

•For institutional accounts managed on behalf of multi-employer pension or benefit plans, commonly referred to as “Taft- Hartley plans,” Lord Abbett generally will vote proxies in accordance with the Proxy Voting Guidelines issued by the AFL-CIO, rather than the guidelines described above, unless instructed otherwise by the client.

These guidelines provide a general summary of Lord Abbett’s views on specific proxy voting items. We reserve the flexibility to vote in a manner contrary to our general views on particular issues if we believe doing so is in the best interests of our clients, including the Funds, and their shareholders. Many different types of proposals may arise under the broad categories discussed in this document, and we will vote on proposals concerning issues not expressly covered by these guidelines based on the specific factors that we believe are relevant.

A-21

Retention and Oversight of Proxy Service Provider

Lord Abbett has retained an independent third party service provider (the “Proxy Service Provider”) to analyze proxy issues and recommend how to vote on those issues, and to provide assistance in the administration of the proxy process, including maintaining complete proxy voting records.1 While Lord Abbett takes into consideration the information and recommendations of the Proxy Service Provider, Lord Abbett votes all proxies based on its own proxy voting policies, including Lord Abbett’s conclusions regarding the best interests of the Funds, their shareholders, and other advisory clients, rather than basing decisions solely on the Proxy Service Provider’s recommendations.

Lord Abbett monitors the Proxy Service Provider’s capacity, competency, and conflicts of interest to ensure that we continue to vote proxies in the best interests of our clients. As part of its ongoing oversight of the Proxy Service Provider, Lord Abbett performs periodic due diligence on the Proxy Service Provider. The topics included in these due diligence reviews include thought leadership, conflicts of interest, methodologies for developing vote recommendations, changes in leadership and control, and resources, among other things.

Conflicts of Interest

Conflicts of interest may arise in the proxy voting process. Such a conflict may exist, for example, when a client’s account holds shares of a company that also is a client of Lord Abbett. We have adopted safeguards designed to ensure that conflicts of interest are identified and resolved in our clients’ best interests rather than our own. These safeguards include, but are not limited to, the following:

•Lord Abbett has implemented special voting measures with respect to companies for which a Board member (i) has had a material business or professional relationship with a company within the company’s last two fiscal years, (ii) has an immediate family member who is employed by the company, (iii) owns more than 5% of the company’s outstanding shares, and/or (iv) serves as officer, director, partner employee, or consultant to the company. If a Fund owns stock in such a company, Lord Abbett will notify the Funds’ Sustainability & Proxy Committee2 (the “Committee”) and seek voting instructions from the Committee only in those situations where Lord Abbett proposes not to follow the Proxy Service Provider’s recommendations. In these instances, if applicable, the independent director/trustee will abstain from any discussions and voting by the Committee regarding the company.

•Lord Abbett also has implemented special voting measures with respect to any company (including any subsidiary of a company or retirement plan sponsored by a company) that has a significant business relationship with Lord Abbett. For this purpose, a “significant business relationship” means: (1) a broker dealer firm that is responsible for one percent or more of theFunds’ total dollar amount of shares sold for the last 12 months; (2) a firm that is a sponsor firm with respect to Lord Abbett’s separately managed account business; (3) an institutional account client that has an investment management agreement with Lord Abbett; (4) an institutional client that, to Lord Abbett’s knowledge, holds at least $5 million in shares of the Funds; and/ or (5) a retirement plan client that, to Lord Abbett’s knowledge, has at least $5 million invested in the Funds.

1 Lord Abbett currently retains Institutional Shareholder Services Inc. as the Proxy Service Provider.

2 The Boards of Directors and Trustees of the Funds have delegated oversight of proxy voting to a Sustainability & Proxy Committee comprised solely of independent directors or trustees. The Sustainability & Proxy Committee is responsible for, among other things: (1) monitoring Lord Abbett’s actions in voting securities owned by the related Fund; (2) evaluating Lord Abbett’s policies in voting securities; and (3) meeting with Lord Abbett to review the policies in voting securities, the sources of information used in determining how to vote on particular matters, and the procedures used to determine the votes in any situation where there may be a conflict of interest.

A-22

If a Fund owns shares of a company with a significant business relationship (“Conflict Shares”) and Lord Abbett seeks to vote contrary to the Proxy Service Provider’s recommendation, then Lord Abbett will notify the Funds’ Committee and seek voting instructions from the Committee members. Lord Abbett generally will vote conflict proposals pursuant to the instruction of a majority of Committee members but will act on the instructions of less than a majority if less than a majority respond and all responding members approve Lord Abbett’s proposed votes on such proposals. In all other cases, Lord Abbett will vote the Funds’ Conflict Shares in accordance with the Proxy Service Provider’s recommendation. Lord Abbett periodically will report to the Funds’ Committee its record of voting the Funds’ Conflict Shares in accordance with Committee member instructions.

Absent explicit instructions from an institutional account client to resolve proxy voting conflicts in a different manner, Lord Abbett will vote each such client’s Conflict Shares in the manner it votes the Funds’ Conflict Shares.

To serve the best interests of a client that holds a given voting security, Lord Abbett generally will vote proxies without regard to other clients’ investments in different classes or types of securities or instruments of the same issuer that are not entitled to vote. Accordingly, when the voting security in one account is from an issuer whose other, non-voting securities or instruments are held in a second account in a different strategy, Lord Abbett will vote without input from members of the investment team acting on behalf of the second account.

Securities Lending

The Funds may participate in a securities lending program. In circumstances where shares are on loan, the voting rights of those shares are transferred to the borrower. Lord Abbett will generally attempt to recall all securities that are on loan prior to the meeting record date, so that the relevant Fund will be entitled to vote those shares. However, Lord Abbett may be unable to recall shares or may choose not to recall shares for several reasons, including if Lord Abbett does not receive timely notice of a meeting, or if Lord Abbett deems the opportunity for a Fund to generate securities lending revenue to outweigh the benefits of voting at a specific meeting.

Shareholder Resolutions

Lord Abbett may consider sponsoring or co-sponsoring a shareholder resolution to address an issue of concern if engagement and proxy voting are deemed to be ineffective.

Share Blocking

Certain foreign countries impose share blocking restrictions that would prohibit Lord Abbett from trading a company’s stock during a specified period before the company’s shareholder meeting. Lord Abbett believes that in these situations, the benefit of maintaining liquidity during the share blocking period outweighs the benefit of exercising our right to vote. Therefore, it is Lord Abbett’s general policy to not vote securities in cases where share blocking restrictions apply.

A-23

Appendix

A Targeted Exclusion Policy

Controversial Weapons

Lord Abbett is committed to supporting and upholding conventions that seek to ban the production of controversial weapons. We, therefore, seek to exclude investment in private or public companies involved in the production, development, sale, or maintenance of controversial weapons. For purposes of this policy, we define controversial weapons as:

•ANTI-PERSONNEL MINES – as defined by the 1997 Ottawa (Mine Ban) Treaty.

•BIOLOGICAL AND CHEMICAL WEAPONS – as defined by the 1972 Biological and Toxin Weapons Convention and the 1993 Chemical Weapons Convention.

•CLUSTER WEAPONS – as defined by the 2008 Convention on Cluster Munitions.

Lord Abbett has entered into an agreement with an independent, global, third-party ESG research firm to identify companies deemed to be involved in the production, development sale or maintenance of controversial weapons. This information is supplemented with our own proprietary fundamental research. Implementation of our Controversial Weapons Exclusion Policy is managed by our internal Compliance Department. Investments in companies deemed to be involved in controversial weapons are restricted on a pre-trade basis. This Controversial Weapons Exclusion Policy is applicable to all Lord Abbett Funds and portfolios domiciled in Europe.

Other Exclusions

Lord Abbett is committed to complying with all economic sanctions issued by the United States Department of the Treasury – Office of Foreign Assets Control (“OFAC”). Investments in individuals, groups or entities deemed Specially Designated Nationals and, thus, subject to OFAC’s sanction lists, are restricted on a pre-trade basis. These restrictions are applied across all investment portfolios and products.

A-24

APPENDIX B

Description of Corporate Bond Ratings

Moody’s Long-Term Rating Scale
Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B	Obligations rated B are considered speculative and are subject to high credit risk.
Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Moody’s Short-Term Rating Scale
P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Moody’s US Municipal Short-Term Debt Ratings
MIG 1	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
B-1

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
S&P Long-Term Issue Credit Ratings
AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA	An obligation rated ‘AA’ differs from the highest rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
BB B CCC CC C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation
B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The CC rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.
C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
B-2

NR	This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P Global Ratings does not rate a particular obligation as a matter of policy.
Note: Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
S&P Short-Term Issue Credit Ratings
A-1	A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
S&P Municipal Short-Term Note Ratings
SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3	Speculative capacity to pay principal and interest.
D	‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.
Fitch Public Finance and Global Infrastructure Obligations
AAA	Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
B-3

AA	Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A	High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB	Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
BB	Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.
B	Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC	Substantial credit risk. Default is a real possibility.
CC	Very high levels of credit risk. Default of some kind appears probable.
C	Exceptionally high levels of credit risk. Default appears imminent or inevitable.
D	Default. Indicates a default. Default generally is defined as one of the following: (a) Failure to make payment of principal and/or interest under the contractual terms of the rated obligation; (b) bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of the business of an issuer/obligor where payment default on an obligation is a virtual certainty; or (c) distressed exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation to avoid a probable payment default.
Note: In U.S. public finance, obligations may be pre-refunded, where funds sufficient to meet the requirements of the respective obligations are placed in an escrow account. When obligation ratings are maintained based on the escrowed funds and their structural elements, the ratings carry the suffix “pre” (e.g. ‘AAApre’, ‘AA+pre’).
Fitch Short-Term Ratings Assigned to Issuers and Obligations
F1	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added + to denote any exceptionally strong credit feature.
F2	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C	High short-term default risk. Default is a real possibility.
RD	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

FRHI-13

B-4